                                                                 EXHIBIT 10.31




                      DEBTOR-IN-POSSESSION CREDIT AGREEMENT

                                   dated as of
                                 January 5, 2000

                                      among

                             LAMONTS APPAREL, INC.,
                        a debtor and debtor-in-possession
                                   as Borrower

                           FLEET RETAIL FINANCE INC.,
                              as Tranche A Lender,

                          BACK BAY CAPITAL FUNDING, LLC
                              as Tranche B Lender,

                            FLEET RETAIL FINANCE INC.
                  as Administrative Agent and Collateral Agent

                                       and

                                BANKBOSTON, N.A.,
                                 as Issuing Bank



                           ---------------------------

                                TABLE OF CONTENTS



                                                                                                   PAGE
ARTICLE 1............................................................................................2

Definitions..........................................................................................2
         SECTION 1.1.  Defined Terms.................................................................2
         SECTION 1.2.  Rules of Interpretation.......................................................32
         SECTION 1.3.  Accounting Terms; GAAP........................................................34

ARTICLE 2............................................................................................34

Amount and Terms of Credit...........................................................................34
         SECTION 2.1.  Commitment of the Lenders.....................................................34
         SECTION 2.2.  Reserves; Changes to Reserves.................................................35
         SECTION 2.3.  Making of Loans...............................................................36
         SECTION 2.4.  Overadvances..................................................................37
         SECTION 2.5.  Swingline Loans...............................................................38
         SECTION 2.6.  Letters of Credit.............................................................38
         SECTION 2.7.  Settlements Amongst Tranche A Lenders.........................................43
         SECTION 2.8.  Notes; Repayment of Loans.....................................................45
         SECTION 2.9.  Interest on Loans.............................................................46
         SECTION 2.10.  Default Interest.............................................................46
         SECTION 2.11.  Certain Fees.................................................................47
         SECTION 2.12.  Unused Commitment Fee........................................................47
         SECTION 2.13.  Letter of Credit Fees........................................................47
         SECTION 2.14.  Nature of Fees...............................................................48
         SECTION 2.15.  Termination or Reduction of Commitments......................................48
         SECTION 2.16.  Alternate Rate of Interest...................................................48
         SECTION 2.17.  Conversion and Continuation of Tranche A Loans...............................49
         SECTION 2.18.  Mandatory Prepayment; Commitment Termination; Cash Collateral................50
         SECTION 2.19.  Optional Prepayment of Loans; Reimbursement of Lenders.......................52
         SECTION 2.20.  Maintenance of Loan Account; Statements of Account...........................54
         SECTION 2.21.  Cash Receipts................................................................55
         SECTION 2.22.  Application of Payments......................................................57
         SECTION 2.23.  Increased Costs..............................................................58
         SECTION 2.24.  Change in Legality...........................................................60
         SECTION 2.25.  Payments; Sharing of  Setoff.................................................61
         SECTION 2.26.  Taxes........................................................................63

                                       i


         SECTION 2.27.  Priority and Collateral Security.............................................65
         SECTION 2.28.  Mitigation Obligations; Replacement of Lenders...............................67
         SECTION 2.29.  Interest Limitation..........................................................68

ARTICLE 3............................................................................................69
                  Representations and Warranties.....................................................69
         SECTION 3.1.  Organization; Powers..........................................................69
         SECTION 3.2.  Authorization; Enforceability.................................................69
         SECTION 3.3.  Governmental Approvals; No Conflicts..........................................70
         SECTION 3.4.  Financial Condition...........................................................70
         SECTION 3.5.  Properties....................................................................70
         SECTION 3.6.  Litigation and Environmental Matters..........................................71
         SECTION 3.7.  Compliance with Laws and Agreements...........................................71
         SECTION 3.8.  Investment and Holding Company Status.........................................72
         SECTION 3.9.  Taxes.........................................................................72
         SECTION 3.10.  ERISA........................................................................72
         SECTION 3.11.  Disclosure...................................................................72
         SECTION 3.12.  Subsidiaries.................................................................73
         SECTION 3.13.  Insurance....................................................................73
         SECTION 3.14.  Labor Matters................................................................73
         SECTION 3.15.  Security Documents...........................................................73
         SECTION 3.16.  Federal Reserve Regulations..................................................74
         SECTION 3.17.  Year 2000 Compliance.........................................................74
         SECTION 3.18.  Real Estate Leases...........................................................75

ARTICLE 4............................................................................................76

Conditions...........................................................................................76
         SECTION 4.1.  Closing Date..................................................................76
         SECTION 4.2.  Conditions Precedent to Each Loan and Each Letter of Credit...................78

ARTICLE 5............................................................................................80

Affirmative Covenants................................................................................80
         SECTION 5.1.  Financial Statements and Other Information....................................80
         SECTION 5.2.  Notices of Material Events....................................................82
         SECTION 5.3.  Information Regarding Collateral..............................................83
         SECTION 5.4.  Existence; Conduct of Business................................................84
         SECTION 5.5.  Payment of Obligations........................................................84
         SECTION 5.6.  Maintenance of Properties.....................................................84
         SECTION 5.7.  Insurance.....................................................................84
         SECTION 5.8.  Casualty and Condemnation.....................................................85


                                       ii


         SECTION 5.9.  Books and Records; Inspection and Audit Rights................................86
         SECTION 5.10.  Compliance with Laws.........................................................86
         SECTION 5.11.  Use of Proceeds and Letters of Credit........................................87
         SECTION 5.12.  Additional Subsidiaries......................................................87
         SECTION 5.13.  Further Assurances...........................................................88

ARTICLE 6............................................................................................89

Negative Covenants...................................................................................89
         SECTION 6.1.  Indebtedness..................................................................89
         SECTION 6.2.  Liens.........................................................................90
         SECTION 6.3.  Fundamental Changes...........................................................91
         SECTION 6.4.  Investments, Loans, Advances, Guarantees and Acquisitions.....................92
         SECTION 6.5.  Asset Sales...................................................................93
         SECTION 6.6.  Hedging Agreements............................................................93
         SECTION 6.7.  Restricted Payments; Certain Payments of Indebtedness.........................93
         SECTION 6.8.  Transactions with Affiliates..................................................94
         SECTION 6.9.  Restrictive Agreements........................................................95
         SECTION 6.10.  Amendment of Material Documents..............................................95
         SECTION 6.11.  Capital Expenditures.........................................................95
         SECTION 6.12.  Financial Covenants..........................................................96
         SECTION 6.13.  Additional Subsidiaries......................................................98
         SECTION 6.14.  Return of Property...........................................................98
         SECTION 6.15.  Bankruptcy Proceedings.......................................................98
         SECTION 6.16.  Real Estate Leases...........................................................99

ARTICLE 7............................................................................................100

Events of Default....................................................................................100
         SECTION 7.1.................................................................................100
         SECTION 7.2.  Tranche B Actionable Events...................................................104
         SECTION 7.3.  When Continuing...............................................................105
         SECTION 7.4.  Remedies......................................................................105
         SECTION 7.5.  Distribution of Collateral Proceeds...........................................106

ARTICLE 8............................................................................................108
         SECTION 8.1.  Administration by Administrative Agent........................................108
         SECTION 8.2.  The Collateral Agent..........................................................109
         SECTION 8.3.  Sharing of Excess Payments....................................................109
         SECTION 8.4.  Agreement of Required Lenders.................................................110
         SECTION 8.5.  Liability of Agents...........................................................110

                                        iii



         SECTION 8.6.  Reimbursement and Indemnification.............................................111
         SECTION 8.7.  Rights of Agents..............................................................112
         SECTION 8.8.  Independent Lenders and Issuing Bank..........................................112
         SECTION 8.9.  Notice of Transfer............................................................112
         SECTION 8.10.  Successor Agent..............................................................113
         SECTION 8.11.  Reports and Financial Statements.............................................113

ARTICLE 9............................................................................................113
         SECTION 9.1.  Notices.......................................................................113
         SECTION 9.2.  Waivers; Amendments...........................................................114
         SECTION 9.3.  Expenses; Indemnity; Damage Waiver............................................117
         SECTION 9.4.  Successors and Assigns........................................................119
         SECTION 9.5.  Survival......................................................................121
         SECTION 9.6.  Counterparts; Integration; Effectiveness......................................122
         SECTION 9.7.  Severability..................................................................122
         SECTION 9.8.  Right of Setoff...............................................................123
         SECTION 9.9.  Governing Law; Jurisdiction; Consent to Service of Process....................123
         SECTION 9.10.  WAIVER OF JURY TRIAL.........................................................123
         SECTION 9.11.  ORDERS.......................................................................124
         SECTION 9.12.  Headings.....................................................................124



                                    EXHIBITS


A        Assignment and Acceptance
B        Interim Borrowing Order
C-1      Tranche A Note
C-2      Swingline Note
C-3      Tranche B Note
D-1      Opinion of Counsel to Loan Parties
D-2      Opinion of Bankruptcy Counsel
E        Borrowing Base Certificate


                                    SCHEDULES


1.1           Lenders and Commitments
1.2           Eligible Leasehold Real Estate
2.21(a)       DDAs
2.21(b)       Credit Card Arrangements
2.21(c)       Blocked Accounts
2.21(f)       Disbursement Accounts
3.3(c)        Conflicts
3.5           Title to Properties; Real Estate
3.6           Disclosed Matters
3.12          Subsidiaries
3.13          Insurance
3.18          Licenses and Subleases
5.1(l)        Financial Reporting Requirements
6.1           Indebtedness
6.2           Liens
6.4           Investments
6.8           Affiliate Transactions
6.9           Restrictions



         DEBTOR-IN-POSSESSION CREDIT AGREEMENT dated as of January 5, 2000, among

         LAMONTS APPAREL, INC., a debtor and debtor-in-possession, as Borrower, a Delaware corporation, having its principal place of business and chief executive office at 12413 Willows Road N.E., Kirkland, Washington 98034;

         the Tranche A Lenders party hereto;

         BACK BAY CAPITAL FUNDING, LLC, as Tranche B Lender, a Delaware limited liability company, having its principal place of business at 40 Broad Street, Boston, Massachusetts 02109; and

         FLEET RETAIL FINANCE INC., as Administrative Agent and Collateral Agent for the Lenders, a Delaware corporation, having its principal place of business at 40 Broad Street, Boston, Massachusetts 02109.

         WHEREAS, the Borrower is a party to the Pre-Petition Agreement.

         WHEREAS, as of the date hereof, the lenders under the Pre-Petition Agreement are owed revolving loan principal obligations and term loan principal obligations, plus interest, fees, costs and expenses.

         WHEREAS, all obligations under the Pre-Petition Agreement are secured by a security interest in the existing and after-acquired assets of the Borrower granted to BBNA as collateral agent, and such security interest is perfected and has priority over other security interests.

         WHEREAS, on January 4, 2000 (the "Filing Date"), the Borrower filed a petition under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

         WHEREAS, the Borrower intends to continue to operate its business pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

         WHEREAS, the Borrower has requested that the Lenders referred to herein provide financing to the Borrower consisting of loans and letter of credit reimbursement obligations in an amount up to $45,000,000 pursuant to Sections 364(c)(1), (2) and (3) of the Bankruptcy Code in order to provide working capital for the Borrower, to refinance the Pre-Petition Lender Debt (as hereinafter defined) and for other general corporate purposes.

         WHEREAS, the Borrower has agreed to secure its Obligations hereunder with, INTER ALIA, liens on and security interests in and to all of the property and interests, real and personal, tangible and intangible, of the Borrower and its Subsidiaries, whether now owned or hereafter acquired, subject in priority only to certain Liens and the Carve Out as hereinafter provided, all on the terms and conditions set forth in the Loan Documents in accordance with Sections 364(c)(1), (2) and (3) of the Bankruptcy Code.

         WHEREAS, the Lenders have indicated their willingness to agree to lend such amounts pursuant to Sections 364(c)(1), (2) and (3) of the Bankruptcy Code on the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of these premises and of the mutual undertakings set forth herein, the parties hereto hereby agree as follows.


                                   ARTICLE 1.

                                  Definitions

         SECTION 1.1. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

         "ABR LOAN" shall mean any Tranche A Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article 2.

         "ACH" shall mean automated clearing house transfers.

         "ACCOUNT" shall mean any right to payment for goods sold or leased or for services rendered, whether or not earned by performance.

         "ACCRUAL RATE" has the meaning provided therefor in Section
2.9(b)(i).

         "ADJUSTED LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

         "ADMINISTRATIVE AGENT" means FRF, in its capacity as administrative agent for the Lenders hereunder.

         "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "AGENTS" shall mean collectively, the Administrative Agent and the Collateral Agent.

         "ALTERNATE BASE RATE" shall mean, for any day, the higher of (a) the annual rate of interest then most recently announced by BBNA at its head office in Boston, Massachusetts as its "Base Rate" and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% (0.50%) per annum. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations thereof in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in BBNA's Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in BBNA's Base Rate or the Federal Funds Effective Rate, respectively.

         "APPLICABLE MARGIN" means 0.50% per annum for ABR Loans, and 2.75% per annum for Eurodollar Loans and Standby Letters of Credit.

         "APPRAISED VALUE" means the net appraised liquidation value at cost of the Borrower's Inventory as set forth in the Stock Ledger Report (expressed as a percentage of the Cost of such Inventory) as reasonably determined from time to time by the Administrative Agent in accordance with its standard procedures and with the assistance of an independent appraiser satisfactory to the Administrative Agent (which appraisals may be conducted up to three times per fiscal year of the Borrower prior to a Default or Event of Default, and more frequently as required by the Agents after a Default or an Event of Default, in all cases at the expense of the Borrower).

         "ASSEMBLY (OR ATD)" means Assembly Transportation Distribution Systems, Inc., a Washington corporation (and its successors as operator of the distribution center of the Borrower in Kent, Washington, or any similar facility from time to time of the Borrower).

         "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.4), and accepted by the Administrative Agent, in the form of EXHIBIT A or any other form approved by the Administrative Agent.

         "AVAILABILITY RESERVES" means such reserves as the Administrative Agent from time to time reasonably determines in the Administrative Agent's discretion as being appropriate to reflect the impediments to the Agents' ability to realize upon the Collateral.

         "BANKRUPTCY CODE" means Title 11, United States Code, 11 U.S.C. Sections101 et seq.

         "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Western District of Washington at Seattle or such other court having jurisdiction over the Proceedings.

         "BBNA" means BankBoston, N.A., a national banking association, and shall include its successors and assigns.

         "BLOCKED ACCOUNT AGREEMENTS" has the meaning set forth in
Section 2.21(c).

         "BLOCKED ACCOUNT BANKS" shall mean the banks with whom the Borrower has entered into Blocked Account Agreements.

         "BLOCKED ACCOUNTS" shall have the meaning set forth in Section 2.21(c).

         "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

         "BORROWER" means, Lamonts Apparel, Inc., a Delaware corporation, a debtor and debtor-in-possession.

         "BORROWING" shall mean (a) the incurrence of Tranche A Loans or of the Tranche B Loan, as the case may be, on a single date and having, in the case of Eurodollar Loans, a single Interest Period, or (b) a Swingline Loan.

         "BORROWING BASE" means, at any time of calculation, subject to the provisions of Section 2.2 hereof, an amount equal to

                  (a) the Inventory Advance Rate times the result of (i) the Cost of Eligible Inventory, Eligible Layaway Inventory and 85% of Eligible In Transit Inventory MINUS (ii) Inventory Reserves; PROVIDED, THAT (i) the amount of the Borrowing Base consisting of Eligible In Transit Inventory (after applying the Inventory Advance Rate thereto) shall not exceed $6,500,000, or, only during the period from September 8 to November 23, $9,000,000 and (ii) the amount of the Borrowing Base consisting of Eligible Layaway Inventory (after applying the

         Inventory Advance Rate thereto) shall not exceed $100,000 or, only during the period from July 1 to September 15, $3,000,000; MINUS

                  (b)      the then amount of all Availability Reserves, MINUS

                  (c) the amounts then outstanding, if any, under the Pre-Petition Agreement, MINUS

                  (d)      the Loan to Value Reserve, MINUS

                  (e)      $500,000 in respect of the Carve Out.

         "BORROWING BASE CERTIFICATE" has the meaning assigned to such term in Section 5.1(h).

         "BORROWING REQUEST" means a request by the Borrower for a Borrowing in accordance with Section 2.3.

         "BREAKAGE COSTS" shall have the meaning set forth in Section 2.19(b).

         "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts are authorized or required by law to remain closed, PROVIDED that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "CAPITAL EXPENDITURES" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower or the Subsidiaries that are (or would be) characterized as capital assets on a consolidated balance sheet of the Borrower and the Subsidiaries prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower or the Subsidiaries during such period.

         "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations (i) are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP or (ii) arise under any lease treated as a loan or financing for U.S. income tax purposes, and the amount of such obligations shall be the stipulated loss value, termination value or equivalent amount under such lease.

         "CARVE OUT" means, at any time of determination, the sum of (i) all amounts payable to the United States Trustee pursuant to 28 U.S.C. ss.1930(a)(6) and any fees payable to the Clerk of the Court and (ii) Priority Professional Expenses.

         "CASH COLLATERAL ACCOUNT" shall mean an interest-bearing account established by the Borrower with the Collateral Agent at BBNA under the sole and exclusive dominion and control of the Collateral Agent designated as the "Lamonts Apparel Cash Collateral Account".

         "CASH RECEIPTS" has the meaning provided therefor in Section 2.21(c).

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.

         "CHANGE IN CONTROL" means (i) Alan R. Schlesinger or some other person reasonably satisfactory to the Agents and the Lenders shall cease to be the Chief Executive Officer and President of the Borrower, Loren Rothschild or some other person reasonably satisfactory to the Agents and the Lenders shall cease to be the Vice-Chairman of the Borrower, or Debbie Brownfield or some other person reasonably satisfactory to the Agents and the Lenders shall cease to be the Chief Financial Officer of the Borrower; (ii) there shall occur any change in a majority of the membership of the board of directors of the Borrower; or (iii) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of fifty-one percent (51%) or more of the outstanding shares of common stock of the Borrower.

         "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.23(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "CLOSING DATE" means the date on which the conditions specified in
Section 4.1 are satisfied (or waived in accordance with Section 9.2).

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL" means any and all "Collateral", as defined in any applicable Security Document.

         "COLLATERAL AGENT" means FRF, in its capacity as collateral agent under the Security Documents and, to the extent designated by FRF, BBNA as its subagent, with all the same rights and benefits provided for the "Collateral Agent" under this Agreement.

         "COMMERCIAL LETTER OF CREDIT" means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Borrower in the ordinary course of business of the Borrower.

         "COMMITMENT" shall mean, with respect to each Lender, the aggregate commitment of such Lender hereunder (for both Tranche A Loans and the Tranche B Loan) in the amount set forth opposite its name on SCHEDULE 1.1 hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.15.

         "COMMITMENT FEE" has the meaning provided therefor in Section 2.12 hereof.

         "COMMITMENT PERCENTAGE" shall mean, with respect to each Lender, that percentage of the Commitments of all Lenders hereunder in the amount set forth opposite its name on SCHEDULE 1.1 hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.15.

         "CONSOLIDATED EBITDA" means, for any period, Consolidated Net
Income for such period, plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income, the sum of (a) the aggregate amount of Consolidated Interest Expense for such period, (b) the aggregate amount of Letter of Credit Fees paid during such period, (c) the aggregate amount of income tax, other revenue-based taxes (but not sales tax) and state franchise tax expense for such period, (d) all amounts attributable to depreciation and amortization and other non-cash charges for such period,
(e) Reorganization Expenses paid during such period, and (f) all extraordinary non-cash charges, minus (g) without duplication and to the extent added to revenues in determining Consolidated Net Income for such period, all extraordinary and non-cash gains during such period, in each case determined in accordance with GAAP and plus or minus (h) without duplication, any gains or losses realized upon the sale of any fixed assets, all as determined on a consolidated basis with respect to the Borrower and the Subsidiaries in accordance with GAAP.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, the interest expense, both expensed and capitalized (including amortization of debt issuance costs, accretion of discounted debt, original issue discount, interest paid in kind, the interest component in respect of Capital Lease Obligations, commitment fees, agency fees, facility fees, balance deficiency fees, letter of credit fees and similar fees and expenses in connection with the borrowing of money), accrued or paid by the Borrower and the Subsidiaries during such period, determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED NET INCOME" means, for any period, net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, PROVIDED that there shall be excluded (a) the income of any Person in which any other Person (other than the Borrower or the Subsidiaries or any director holding qualifying shares in compliance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or the Subsidiaries by such Person during such period and (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with any member of the Borrower or the Subsidiaries or the date that Person's assets are acquired by the Borrower or the Subsidiaries.

         "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

         "COST" means (i) with respect to Eligible Inventory, the average cost of purchases, as reported on the Borrower's Stock Ledger Report, based upon the Borrower's accounting practices which are in effect on the date of this Agreement and are consistent with the Borrower's past practices and (ii) with respect to Eligible Layaway Inventory and Eligible In Transit Inventory, the calculated cost determined by a methodology disclosed in the Borrowing Base Certificate and reasonably acceptable to the Administrative Agent. "Cost" does not include inventory capitalization costs or other non-purchase price charges used in the Borrower's calculation of cost of goods sold.

         "COST FACTOR" means the result of 1 minus the Borrower's then cumulative markup percentage derived from the Borrower's Stock Ledger Report and calculated on a rolling twelve month basis.

         "CREDIT CARD NOTIFICATIONS" has the meaning provided therefor in
Section 2.21(c).

         "CREDIT CARD OBLIGOR" shall mean any Person which has received a Credit Card Notification with respect to the Accounts due to the Borrower from such Credit Card Obligor.

         "CREDIT EXTENSIONS" as of any day, shall be equal to the sum of (a) the principal balance of all Loans then outstanding, and (b) the then amount of the Letter of Credit Outstandings.

         "CREDITORS' COMMITTEE" means the Official Unsecured Creditors' Committee to be appointed by the United States Trustee in relation to the Proceedings.

         "CURRENT PAY INTEREST" has the meaning provided therefor in
Section 2.9(b)(ii).

         "DDA" means any checking or other demand deposit account maintained by any Loan Party.

         "DDA Notification" has the meaning provided therefor in
Section 2.21(c).

         "DEFAULT" means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "DELINQUENT LENDER" shall have the meaning set forth in
Section 2.25(e).

         "DISBURSEMENT ACCOUNTS" shall have the meaning set forth in
Section 2.21(f).

         "DISCLOSED MATTERS" means the actions, suits and proceedings and the environmental matters disclosed in SCHEDULE 3.06.

         "DOLLARS" or "$" refers to lawful money of the United States of America.

         "ELIGIBLE ASSIGNEE" means any of (a) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000. calculated in accordance with GAAP; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the

"OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, or the central bank of any country which is a member of the OECD, PROVIDED, in each case, that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) a commercial finance company or other financial institution organized under the laws of any State of the United States or the District of Columbia and having a net worth, in accordance with GAAP, of at least $500,000,000; and (e) if, but only if, an Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agents, such approval not to be unreasonably withheld.

         "ELIGIBLE IN TRANSIT INVENTORY" shall mean items of Inventory in the possession of Assembly or an inventory consolidator from whom the Collateral Agent has received a waiver in form and substance satisfactory to the Collateral Agent, or in route from Assembly or such other consolidator to the Borrower's locations, which would otherwise qualify as Eligible Inventory but for the operation of clause (b) of such definition.

         "ELIGIBLE INVENTORY" shall mean, as of the date of determination thereof, items of Inventory of the Borrower that are finished goods, merchantable and readily saleable to the public in the ordinary course deemed by the Administrative Agent in its reasonable discretion, consistent with its usual business practices and policies, to be eligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, unless otherwise approved in writing by the Administrative Agent, none of the following shall be deemed to be Eligible Inventory, and Eligible Inventory shall be reduced by the following:

                  (a) Inventory that is not owned solely by the Borrower, or is leased or on consignment or the Borrower does not have good and valid title thereto or which is subject to layaway or to any Lien or legal encumbrance pursuant to the Store Credit Card Program or any other credit card program;

                  (b) Inventory (including any portion thereof in transit from vendors) that is not located at property that is owned or leased by the Borrower;

                  (c) Inventory that represents, in the reasonable judgment of the Administrative Agent, (i) goods damaged, defective or otherwise unmerchantable, (ii) goods that do not conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents, or (iii) goods to be returned to the vendor;

                  (d) Inventory that is not located in the United States of America (excluding territories and possessions thereof);

                  (e) Inventory that is not subject to a perfected first-priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties;

                  (f) Inventory which is the subject of store closing, liquidation, going-out-of-business, or similar sale, as to which in each case, the Borrower has received an initial payment of the guaranteed price from the Person conducting such sale(s).

                  (g) Inventory which consists of samples, labels, bags, packaging, and other similar non-merchandise categories.

                  (h) Inventory as to which insurance in compliance with the provisions of Section 5.7 hereof is not in effect.

         "ELIGIBLE LAYAWAY INVENTORY" shall mean items of Inventory which would qualify as Eligible Inventory if not subject to layaway, net of related deposits.

         "ELIGIBLE LEASEHOLD REAL ESTATE" shall mean any Real Estate listed on SCHEDULE 1.2 which is leased to the Borrower, which lease has a FLV of at least $150,000 and otherwise constitutes Eligible Real Estate and as to which the Borrower has executed and delivered to the Collateral Agent such mortgages and other documents as the Collateral Agent may reasonably request, and shall have delivered title insurance, environmental studies, and other Real Estate requirements, as reasonably required by the Collateral Agent, including, but not limited to, those items required by FIRREA; PROVIDED THAT the Borrower shall not be obligated to deliver new mortgages, title insurance, environmental studies and other Real Estate requirements unless the Collateral Agent is not satisfied with such items as have previously been delivered to BBNA under the Pre-Petition Agreement and which have been assigned to the Collateral Agent. The Hickel Litigation or any proceeds thereof shall not be Eligible Leasehold Real Estate but shall be Collateral.

         "ELIGIBLE REAL ESTATE" means Eligible Leasehold Real Estate which satisfies each of the following conditions:

                  (a) the Collateral Agent has a perfected first-priority lien in such properties for the benefit of the Secured Parties; and

                  (b) each of such properties have been appraised by a third party appraiser or, prior to the Closing Date, subjected to other evaluation, in each case acceptable to the Collateral Agent; and

                  (c) the Real Estate (i) is used by the Borrower for offices or as a distribution center, or (ii) is or was used by the Borrower for the conduct of a retail store business or offices, PROVIDED HOWEVER, no Real Estate which was previously used by the Borrower for the operation of a retail store or offices which is no longer in operation and is "dark" shall be eligible for borrowing unless such Real Estate is actively being marketed for sale in a commercially reasonable manner; and

                  (d) as to any particular property, as to which the mortgagor is in compliance with the representations, warranties and covenants set forth in the Mortgage relating to such property, unless the Administrative Agent and the Tranche B Lender, in their discretion, otherwise determine to waive this requirement in the determination of Eligible Real Estate.

         "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, handling, treatment, storage, disposal, Release or threatened Release of any Hazardous Material or to health and safety matters.

         "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any of the Borrower or the Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

         "ERISA EVENT" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "ESCROW ACCOUNT" has the meaning assigned to such term in the Order.

         "EURODOLLAR BORROWING" shall mean a Borrowing comprised of Eurodollar Loans.

         "EURODOLLAR LOAN" shall mean any Tranche A Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article 2.

         "EVENT OF DEFAULT" has the meaning assigned to such term in Section
7.1.

         "EXCESS AVAILABILITY" means, as of any date of determination, after giving effect to all then held checks (if any) for expenses required or authorized to be paid subsequent to the commencement of the Proceedings, and overdrafts created, or authorized to be paid, subsequent to the commencement of the Proceedings, the difference between (a) the lesser of the Borrowing Base or the aggregate Tranche A Commitments, and (b) the outstanding Tranche A Credit Extensions.

         "EXCLUDED ASSETS" shall have the meaning assigned to such term in the Order.

         "EXCLUDED TAXES" means, with respect to the Agents, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.28(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.26(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.26(a).

         "FRF" means Fleet Retail Finance Inc., a Delaware corporation.

         "FRF CONCENTRATION ACCOUNT" shall have the meaning set forth in
Section 2.21(c).

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by BBNA from three Federal funds brokers of recognized standing selected by it.

         "FEE LETTER" means the letter entitled "Fee Letter" among the Borrower, FRF, the Tranche B Lender and the Agents of even date herewith, as such letter may from time to time be amended.

         "FILING DATE" has the meaning set forth in the preamble.

         "FINAL BORROWING ORDER" means the Order issued in the Proceedings after notice and a final hearing pursuant to Rule 4001(c) of the Federal Rules of Bankruptcy Procedure.

         "FINANCIAL OFFICER" means, with respect to any Loan Party, the chief financial officer, vice president-finance, vice president-treasurer and audit services of such Loan Party.

         "FLV" means, as to any Eligible Real Estate, the forced liquidation value of such Eligible Real Estate reasonably determined in accordance with an appraisal, or prior to the Closing Date an evaluation, acceptable to the Administrative Agent.

         "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "FOREIGN SUBSIDIARY" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

         "FRONTING FEE" has the meaning assigned to such term in Section
2.13(b).

         "GAAP" means generally accepted accounting principles in the United States of America.

         "GIFT CERTIFICATE AND MERCHANDISE CREDIT LIABILITY" means, at any time, the aggregate face value at such time of (a) outstanding gift certificates of the Borrower entitling the holder thereof to use all or a portion of the certificate to pay all or a portion of the purchase price for any Inventory, and
(b) outstanding merchandise credits of the Borrower.

         "GIFT CERTIFICATE AND MERCHANDISE CREDIT LIABILITY RESERVE" means, at any time of calculation, an amount equal to 25% of the Borrower's
Gift Certificate and Merchandise Credit Liability.

         "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "GUARANTEE" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, PROVIDED that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

         "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law, including any material listed as a hazardous substance under
Section 101(14) of CERCLA.

         "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         "HICKEL LITIGATION" means the Borrower's claims against Hickel Investment Company which are the subject of litigation pending in the United States District Court for the District of Alaska as Case No. A95-0463 (HRH).

         "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

         "INDEMNITEE" has the meaning provided therefor in Section 9.3(b).

         "INELIGIBLE PROFESSIONAL EXPENSES" means fees or expenses incurred by any Person, including the Creditors' Committee, in (A) preventing, hindering or delaying the Lenders' or the Agents' enforcement or realization upon any of the Collateral once an Event of Default has occurred, (B) using cash collateral or selling any other Collateral without the Agents' consent, (C) incurring Indebtedness without the Agents' consent or (D) objecting to or contesting in any manner, or raising any defenses to, the validity, extent, perfection, priority or enforceability of the Pre-Petition Lender Debt or the Obligations or any mortgages, liens or security interests with respect thereto or any other rights or interests of the Agents and the Lenders, or in asserting any claims or causes of action, including, without limitation, any actions under Chapter 5 of the Bankruptcy Code, against any agent or lender under the Pre-Petition Agreement, the Agents or the Lenders, PROVIDED that nothing herein shall exclude from Priority Professional Expenses the reasonable fees or expenses incurred by any such person in investigating such matters.

         "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan (including a Swingline Loan), the last day of each month, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part.

         "INTEREST PERIOD" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two or three months thereafter, as the Borrower may elect, PROVIDED that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (c) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "INTERIM BORROWING ORDER" means an order of the Bankruptcy Court in the Proceedings authorizing and approving this Agreement on an interim basis under
Section 364(c) of the Bankruptcy Code and issued at a preliminary hearing under Bankruptcy Rule 4001, in form and substance satisfactory to the Agents and the Lenders and their counsel and the Borrower and its counsel. The Interim Borrowing Order shall, among other things, (i) have authorized (A) the borrowing of the Loans and the repayment in full of the Pre-Petition Lender Debt, (B) the rollover of any letters of credit issued under the Pre-Petition Agreement pursuant to this Agreement, and granted the claim status and Liens described in
Section 2.27, and prohibited the granting of additional Liens on the assets of the Borrower and its Subsidiaries, (ii) provide that such Liens are automatically perfected by the entry of the Interim Borrowing Order and also grant to the Collateral Agent for the benefit of the Agents and the Lenders relief from the automatic stay of Section 362(a) of the Bankruptcy Code to enable the Agents, if the Required Lenders elect to do so in their discretion, to make all filings and recordings and to take all other actions considered necessary or advisable by the Required Lenders to perfect, protect and insure the priority of its Liens upon the Collateral as a matter of nonbankruptcy law,
(iii) provide for the preservation of certain challenges or objections to the Pre-Petition Agreement or the Pre-Petition Lender Debt by the Creditors' Committee or any party in interest, subject to the requirement that such challenge or objection be filed no later than the earlier of (x) the date which falls on the 120th day following the entry of the Final Borrowing Order and (y) the 150th day following the entry of the Interim Borrowing Order (or if such day is not a Business Day, on the next succeeding Business Day), and (iv) be in full force and effect.

         "INVENTORY" has the meaning assigned to such term in the Security Agreement.

         "INVENTORY ADVANCE RATE" means 70%, PROVIDED THAT such percentage shall be 65% until entry of the Final Borrowing Order, and at any time thereafter if such order shall have been stayed, modified, appealed, reversed or otherwise affected without the written consent of the Agents and each of the Lenders.

         "INVENTORY RESERVES" means such Reserves as may be established from time to time by the Administrative Agent in the Administrative Agent's reasonable discretion pursuant to Section 2.2 with respect to changes in the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as negatively affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on (i) obsolescence; (ii) seasonality; (iii) shrinkage; (iv) imbalance; (v) change in Inventory character;
(vi) change in Inventory composition; (vii) change in Inventory mix; (viii) markdowns (both permanent and point of sale); and (ix) retail markons and markups inconsistent with prior period practice and performance; industry standards; current business plans; or advertising calendar and planned advertising events.

         "INVENTORY SHRINK RESERVE" means at the time of reference thereto, an amount reasonably determined by the Agents from time to time based on commercial finance examinations of the Borrower and its inventory, with regard to the Borrower's historical experience with respect to losses of inventory due to shoplifting, employee theft, inventory errors, and other "shrinkage" events. The parties acknowledge and agree that as of the Closing Date, the Inventory Shrink Reserve shall equal the inventory shrink reserve determined by the Borrower consistent with its past practices PLUS an incremental amount equal to 0.3% of year-to-date retail sales, which incremental amount shall be subject to reasonable adjustment by the Agents to reflect the results of physical inventories.

         "ISSUING BANK" means BBNA, in its capacity as the issuer of Letters of Credit hereunder, and any successor to BBNA in such capacity as selected by the Administrative Agent. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing

Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

         "L/C DISBURSEMENT" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

          "LENDERS" shall mean the Persons identified on SCHEDULE 1.1 hereto and each assignee that becomes a party to this Agreement as set forth in Section 9.4(b).

         "LETTER OF CREDIT" shall mean a Standby Letter of Credit or a Commercial Letter of Credit, that is issued for account of the Borrower, issued in connection with the purchase of Inventory by the Borrower and for other purposes for which the Borrower has historically obtained letters of credit, or for any other purpose that is reasonably acceptable to the Administrative Agent, and in form and substance reasonably satisfactory to the Issuing Bank. "Letter of Credit" shall include, without limitation, the letter(s) of credit issued by the Issuing Bank under the Pre-Petition Agreement, if any.

         "LETTER OF CREDIT FEES" shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.13.

         "LETTER OF CREDIT OUTSTANDINGS" shall mean, at any time, the sum of (a) with respect to Letters of Credit outstanding at such time, the aggregate maximum amount that then is or at any time thereafter may become available for drawing or payment thereunder PLUS (b) the amount of all L/C Disbursements for which the Issuing Bank has not then been reimbursed.

         "LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Telerate Page 3750, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be that rate of interest (rounded upwards, if necessary to the next 1/16 of 1%) determined by the Administrative Agent to be the highest prevailing rate per annum at which deposits in dollars are offered to BBNA by first class banks in the London interbank market in which BBNA participates at 10:00 a.m. (Boston time) not less than two Business Days before the first day of the Interest Period for the subject Eurodollar

Borrowing, for a deposit approximately in the amount of the subject Borrowing and for a period of time approximately equal to such Interest Period.

         "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Letters of Credit, the Fee Letter, all Borrowing Base Certificates, the Blocked Account Agreements, the DDA Notifications, the Credit Card Notifications, the Security Documents, and any other instrument or agreement executed and delivered in connection therewith, in each case as amended, modified, supplemented or restated from time to time.

         "LOAN PARTIES" emans the Borrower and the Subsidiary Loan Parties (if any).

         "LOANS" shall mean all loans (including, without limitation, Swingline Loans) at any time made to the Borrower or for account of the Borrower pursuant to this Agreement, whether constituting Tranche A Loans or the Tranche B Loan.

         "LOAN TO VALUE RESERVE" means a reserve the amount of which is determined by the Agents in their reasonable discretion so (a) at any time after the Final Borrowing Order is issued when Excess Availability (determined without regard to the Loan to Value Reserve) does not exceed $10,000,000, that the Credit Extensions shall never exceed 90% of the Appraised Value of Eligible Inventory, and to the extent included in the Borrowing Base, Eligible Layaway Inventory and 85% of Eligible In Transit Inventory (net of Inventory Reserves to the extent the Agents reasonably determine that such Reserves have not been adequately factored into the Appraised Value), plus the Real Estate Availability at such time, and (b) at any time, that the sum of the Tranche A Loans (including Swingline Loans) then outstanding and the then amount of the Letter of Credit Outstandings shall never exceed 85% of the Appraised Value of Eligible Inventory and, to the extent included in the Borrowing Base, Eligible Layaway Inventory and 85% of Eligible In Transit Inventory (net of Inventory Reserves to the extent the Agents reasonably determine that such Reserves have not been adequately factored into the Appraised Value) at any time.

         "MARGIN STOCK" has the meaning assigned to such term in Regulation U.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, property, assets, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, other than any material adverse effect arising solely by virtue of the commencement of the Proceedings, or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or any of the material rights or remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Lenders hereunder or thereunder.

         "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $100,000. For purposes of determining the amount of Material Indebtedness at any time, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at such time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

         "MATURITY DATE" means February 10, 2000, unless the Final Borrowing Order is issued by that date (which order shall not then have been stayed, appealed by a Loan Party, or modified, reversed or otherwise affected), and if the Final Borrowing Order is so issued, "Maturity Date" shall mean the earlier of (i) July 31, 2001 or (ii) the effective date of a Reorganization Plan in the Proceedings that has been confirmed by an order issued by the Bankruptcy Court.

         "MAXIMUM RATE" has the meaning provided therefor in Section 2.29.

         "MINORITY LENDERS" has the meaning provided therefor in Section
9.2(f).

         "MOODY'S" means Moody's Investors Service, Inc.

         "MORTGAGES" means the deeds of trust, mortgages, security agreements and assignments related to the Real Estate between the Borrower owning the real property encumbered thereby and the Collateral Agent for the benefit of the Secured Parties.

         "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

         "NET PROCEEDS" means, with respect to any event, (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, in each case net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses (including appraisals required in order to obtain approval of the Bankruptcy Court, and legal, title and recording tax expenses and commissions) paid by any Loan Party or Subsidiary to third parties (other than Affiliates) in connection with such event and (ii) in the case of a sale or other disposition of an asset (including pursuant to a casualty or condemnation), the amount of all payments required to be made by the Loan Parties and the Subsidiaries as a result of such event to repay (or to establish an escrow for the repayment of) Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, or a Permitted Encumbrance that is senior to the Lien of the Collateral Agent.

         "NONCOMPLIANCE NOTICE" has the meaning provided therefor in Section 2.5(b).

         "NOTES" means, collectively, the Tranche A Notes and the Tranche B
Note.

         "OBLIGATIONS" has the meaning provided therefor in the Security Agreement.

         "ORDERS" means the Interim Borrowing Order and the Final Borrowing
Order.

         "OTHER TAXES" means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

         "OVERADVANCE" means, at any time of calculation, a circumstance in which the Tranche A Credit Extensions exceed the lesser of (a) the Tranche A Commitments or (b) the Borrowing Base.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "PERFECTION CERTIFICATE" means a certificate to the Security Agreement in a form approved by the Collateral Agent.

         "PERMITTED ENCUMBRANCES" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.5, or payment of which is stayed by the commencement of the Proceedings;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with
         Section 5.5, or payment of which is stayed by the commencement of the Proceedings;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business consistent with the Borrower's past practices;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (l) of Article 7;

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; and

                  (g) other Liens perfected (but not granted) after the commencement of the Proceedings to the extent that such post-commencement date perfection in respect of pre-commencement date claims is expressly permitted under the Bankruptcy Code.

PROVIDED that, except as provided in any one of more of clauses (a) through (g) above, the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

         "PERMITTED INVESTMENTS" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000; and

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above.

         "PERMITTED OVERADVANCE" means an Overadvance determined by the Administrative Agent, in its reasonable discretion, (a) which is made to maintain, protect or preserve the Collateral and/or the Lenders' rights under the Loan Documents, or (b) which is otherwise in the Lenders' interests; PROVIDED THAT Permitted Overadvances shall not (i) exceed the lesser of (x) $1,500,000, or (y) 1.5% of the Cost of Eligible Inventory and, to the extent included in the Borrowing Base, Eligible Layaway Inventory and 85% of Eligible In Transit Inventory, in the aggregate outstanding at any time or (ii) remain outstanding for more than twenty (20) consecutive Business Days, unless all of the Lenders otherwise agree; and PROVIDED FURTHER that the foregoing shall not
(1) modify or abrogate any of the provisions of Section 2.6(f) hereof regarding the Tranche A Lenders' obligations with respect to L/C Disbursements, or (2) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for "inadvertent Overadvances" (i.e. where an Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the collateral value)).

         "PERMITTED PRIOR LIENS" means valid, perfected and otherwise unavoidable Liens existing as of the Filing Date and Liens otherwise approved in writing by the Agents.

         "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "PIK INTEREST" has the meaning set forth in Section 2.9(b)(iii).

         "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "PREPAYMENT EVENT" means any of the following events:

                  (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of a Loan Party or any Subsidiary, other than any sale, transfer or other disposition permitted by Sections 6.5 (a)(i);

                  (b) any business interruption which gives rise to an insurance payment, or any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of a Loan Party or any Subsidiary;

                  (c) the issuance by a Loan Party or any Subsidiary of any equity securities, other than any such issuance of equity securities to the Borrower or a Subsidiary; or

                  (d) the incurrence by a Loan Party or any Subsidiary of any Indebtedness of the type described in clause (a), (b) or (c) of the definition of the term "Indebtedness", other than Indebtedness permitted by Section 6.1(a).

         "PRE-PETITION AGREEMENT" means the Amended and Restated Debtor in Possession and Exit Financing Loan Agreement dated September 26, 1997 among the Borrower, the Lenders party thereto, BankBoston, N.A., as Agent, and all instruments, documents and agreements executed in connection therewith, each as amended and in effect.

          "PRE-PETITION LENDER DEBT" means all Obligations under and as defined in the Pre-Petition Agreement.

         "PRIORITY PROFESSIONAL EXPENSES" means allowed and unpaid fees, costs and reasonable expenses of professionals retained in the Proceedings pursuant to Sections 327 and 1103 of the Bankruptcy Code consisting of attorneys, accountants, financial advisors, and consultants retained by the Borrower, the Creditors' Committee or any Chapter 11 or Chapter 7 trustee appointed in the Proceedings; PROVIDED, HOWEVER, that (i) the term "Priority Professional Expenses" shall not include any Ineligible Professional Expenses and (ii) the amount of Priority Professional Expenses shall not exceed the Professional Expense Cap.

         "PROCEEDINGS" means the case, pursuant to Chapter 11 of the Bankruptcy Code, initiated by the Borrower in the United States Bankruptcy Court for the Western District of Washington at Seattle.

         "PROFESSIONAL EXPENSE CAP" means up to $500,000 in accrued but unpaid Priority Professional Expenses existing at the time of determination of the Professional Expense Cap (inclusive of any holdbacks required by the Bankruptcy Court and exclusive of retainers held by any such professionals). To the extent that, following an Event of Default, any Priority Professional Expenses are paid from the Collateral, or from the Borrower's assets against which the Super-Priority Claim applies, the Professional Expense Cap shall be reduced on a dollar for dollar basis.

         "REAL ESTATE AVAILABILITY" means the 25% of the FLV of Eligible Leasehold Real Estate.

         "REAL ESTATE" means the land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned or leased by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

         "REAL ESTATE LEASES" means all store or other retail outlet leases to which the Borrower is a party and to which Eligible Leasehold Real Estate are subject.

         "REGISTER" has the meaning set forth in Section 9.4(c).

         "REGULATION U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "REGULATION X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "RELEASE" has the meaning set forth in Section 101(22) of CERCLA.

         "RELEASE PRICE" means as to any Eligible Real Estate, the Net Proceeds which are required to be realized in order for the Lien of the Collateral Agent to be released therefrom in connection with a sale of such Eligible Real Estate, such Release Price being an amount equal to or greater than 75% of the FLV of such Eligible Real Estate, PROVIDED THAT if the Net Proceeds from any such Eligible Real Estate are less than 75% of the FLV of such Eligible Real Estate, the Release Price shall be subject to the prior approval of the Tranche B Lender.

         "REORGANIZATION EXPENSES" means expenses of the Borrower and its Subsidiaries incurred in connection with or relating to the Proceedings, including but not limited to professional fees and expenses and expenses in the following categories: payroll, publicity, publication, printing and notice fees, claims tracking and U.S. Trustee fees.

         "REORGANIZATION PLAN" means a plan of reorganization in the Proceedings.

         "REQUIRED LENDERS" shall mean, at any time, Lenders having Commitments at least equal to 66 2/3% of the Commitments, or if all of the Commitments have been terminated, Lenders whose percentage of the outstanding Obligations (after settlement and repayment of all Swingline Loans by the Tranche A Lenders) aggregate not less than 66 2/3% of all such Obligations; PROVIDED, HOWEVER, (i) if at any time there are less than three Tranche A Lenders, then all Tranche A Lenders shall be required at such time and (ii) for purposes of this definition, so long as the Tranche A Commitments have not been terminated the amount of the Tranche B Commitment shall be deemed to be the outstanding amount of the Tranche B Loan.

          "RESERVES" means all (if any) Inventory Reserves, Availability Reserves and the Loan to Value Reserve.

         "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of any Loan Party or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of a member of any Loan Party or any Subsidiary or any option, warrant or other right to acquire any such shares of capital stock of any Loan Party or any Subsidiary.

         "RETAIL" means the lesser of (a) the lowest ticketed retail price offered to the public, or (b) the Cost of Inventory divided by the Cost Factor.

         "S&P" means Standard & Poor's.

         "SECURED PARTIES" has the meaning assigned to such term in the Security Agreement.

         "SECURITY AGREEMENT" means the Security Agreement among the Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

         "SECURITY DOCUMENTS" means the Security Agreement, the Mortgages, and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

         "SETTLEMENT DATE" has the meaning provided in Section 2.7(b) hereof.

         "STANDBY LETTER OF CREDIT" means any Letter of Credit other than a Commercial Letter of Credit.

         "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such

Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "STOCK LEDGER REPORT" means the Stock Ledger Report issued in connection with the Borrower's ledger system maintained consistently in accordance with past practice and any replacement thereto reasonably acceptable to the Administrative Agent.

         "STORE CREDIT CARD PROGRAM" means the Borrower's existing private label credit card program, evidenced by and implemented pursuant to the Store Credit Card Program Documents, and/or any other private label credit card program for purchases of merchandise in the Borrower's stores by its customers, on terms substantially similar to the Store Credit Card Program in effect on the Closing Date or on terms more favorable to the Lenders and the Borrower, in each case as shall be approved by the Agents; it being understood that the Store Credit Card Program may not, in any event, consist of a so-called receivable "securitization" or similar receivables purchase facility.

         "STORE CREDIT CARD PROGRAM DOCUMENTS" means the Revolving Credit Program Agreement made as of June 1, 1999 by and between Green Tree Financial Corporation and the Borrower in the form delivered to the Agents prior to the Closing Date, evidencing and relating to the Store Credit Card Program, and, to the extent each is approved by the Agents, any amendments, modifications, and successor or substitute documents with respect thereto, evidencing or relating to the Store Credit Card Program as in effect from time to time.

         "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "SUBSIDIARY" means any subsidiary of the Borrower.

         "SUBSIDIARY LOAN PARTY" means any Subsidiary that is not a Foreign Subsidiary.

         "SUPER-PRIORITY CLAIM" means a claim against the Borrower or its estate in the Proceedings which is an administrative expense claim having priority over (i) any and all allowed administrative expenses and (ii) unsecured claims now existing or hereafter arising, including, without limitation, administrative expenses of the kind specified in or ordered pursuant to Sections 105, 326, 330, 331, 503(a), 503(b), 506(c), 507(a),
507(b), 546(c), 546(d) or 1114 of the Bankruptcy Code, subject only to the Carve Out and shall not extend to the Excluded Assets.

         "SWINGLINE LENDER" means FRF, in its capacity as lender of Swingline Loans hereunder.

         "SWINGLINE LOAN" shall mean a Tranche A Loan made by the Swingline Lender to the Borrower pursuant to Section 2.5 hereof.

         "TAXES" means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "TERMINATION DATE" shall mean the earlier to occur of (i) the Maturity Date, or (ii) the date on which the maturity of the Loans are accelerated and the Commitments are terminated.

         "TOTAL COMMITMENT" shall mean, at any time, the sum of the Commitments at such time.

         "TRANCHE A COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender hereunder set forth as its Tranche A Commitment opposite its name on SCHEDULE 1.1 hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.15.

         "TRANCHE A COMMITMENT PERCENTAGE" shall mean at any time, with respect to each Lender, the percentage obtained by dividing its Tranche A Commitment at such time by all Tranche A Commitments at such time.

         "TRANCHE A CREDIT EXTENSIONS" as of any day, shall be equal to the sum of (a) the principal balance of all Tranche A Loans then outstanding and
(b) the then amount of the Letter of Credit Outstandings.

         "TRANCHE A LENDER" shall mean each Lender having a Tranche A Commitment as set forth on SCHEDULE 1.1 hereto or in the Assignment and Acceptance by which it becomes a Lender.

         "TRANCHE A LOANS" shall mean all loans at any time made by any Tranche A Lender pursuant to Sections 2.3 or 2.5.

         "TRANCHE A NOTES" shall mean the promissory notes of the Borrower
(i) substantially in the form of EXHIBIT C-1, each payable to the order of a Tranche A Lender, evidencing the Tranche A Loans and (ii) substantially in the form of EXHIBIT C-2, payable to the Swingline Lender, evidencing the Swingline Loans.

         "TRANCHE B COMMITMENT" shall mean $5,000,000.

         "TRANCHE B LENDER" shall mean Back Bay Capital Funding, LLC.

         "TRANCHE B LOAN" shall mean the loan at any time made by the Tranche B Lender pursuant to Section 2.1(b).

         "TRANCHE B NOTE" shall mean the promissory note of the Borrower, substantially in the form of EXHIBIT C-3, payable to the order of the Tranche B Lender, evidencing the Tranche B Loan.

         "TYPE", when used in reference to any Tranche A Loan or Tranche A Borrowing, refers to whether the rate of interest on such Tranche A Loan, or on the Tranche A Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

         "UNUSED TRANCHE A COMMITMENT" shall mean, on any day, (a) the then aggregate amount of the Tranche A Commitments MINUS (b) the sum of (i) the principal amount of Tranche A Loans then outstanding, and (ii) the principal amount of Swingline Loans then outstanding and (iii) the then Letter of Credit Outstandings.

         "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.2.  RULES OF INTERPRETATION.

                 (a) A reference to any document or agreement shall include such document or agreement as amended, restated, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                 (b) The singular includes the plural and the plural includes the singular.

                 (c) A reference to any law includes any amendment or modification to such law.

                 (d) A reference to any Person includes its permitted successors and permitted assigns.

                 (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                 (f) The words "include", "includes" and "including" are not limiting.

                 (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

                 (h) Reference to a particular "Section" refers to that section of this Agreement unless otherwise indicated.

                 (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

                 (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

                 (k) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

                 (l) This Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Agents and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Agreement and the other Loan Documents are not intended to be construed against the Agents or any of the Lenders merely on account of either Agents' or any Lenders' involvement in the preparation of such documents.

                 (e) The words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 1.3. ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect on the Closing Date, PROVIDED that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to reflect the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such provision shall have been amended in accordance herewith.

                                   ARTICLE 2.

                           AMOUNT AND TERMS OF CREDIT

         SECTION 2.1.  COMMITMENT OF THE LENDERS.

         (a) Each Tranche A Lender severally and not jointly with any other Lender, agrees, upon the terms and subject to the conditions herein set forth, to extend credit to the Borrower on a revolving basis, in the form of Tranche A Credit Extensions and in an amount not to exceed the lesser of such Lender's Tranche A Commitment or such Tranche A Lender's Tranche A Commitment Percentage of the Borrowing Base, subject to the following limitations:

                          (i) The aggregate outstanding amount of the Tranche A
                 Credit Extensions shall not at any time exceed the lower of (A)

                 $40,000,000 or any lesser amount to which the Tranche A Commitments have then been reduced by the Borrower pursuant to
                 Section 2.15, and (B) the then amount of the Borrowing Base, plus the aggregate amount of cash then held in the Cash Collateral Account.

                          (ii) No Tranche A Lender shall be obligated to issue
                 any Letter of Credit, and Letters of Credit shall be available from the Issuing Bank, subject to the ratable participation of all Tranche A Lenders, as set forth in Section 2.2. The Borrower will not at any time permit the aggregate Letter of Credit Outstandings to exceed $8,000,000.

                          (iii) Subject to all of the other provisions of this
                 Agreement, Tranche A Loans that are repaid may be reborrowed prior to the Termination Date. No new Tranche A Credit Extension, however, shall be made to the Borrower after the Termination Date.

         (b) The Tranche B Lender agrees, upon the terms and subject to the conditions herein set forth, on the Closing Date to make a Tranche B Loan to the Borrower in an amount equal to such Tranche B Lender's Tranche B Commitment. The Tranche B Loan that is repaid may not be reborrowed.

         (c) Each Borrowing of Tranche A Loans (other than Swingline Loans) shall be made by the Tranche A Lenders PRO RATA in accordance with their respective Tranche A Commitments. The failure of any Lender to make any Loan shall neither relieve any other Lender of its obligation to fund its Loan in accordance with the provisions of this Agreement nor increase the obligation of any such other Lender.

         SECTION 2.2. RESERVES; CHANGES TO RESERVES.

         (a) The initial Inventory and Availability Reserves as of the date of this Agreement are the following:

                 (i) Gift Certificate and Merchandise Credit Liability Reserve (an Availability Reserve); and

                 (ii)   Inventory Shrink Reserve (an Inventory Reserve).

         (b) The Administrative Agent may hereafter establish additional Reserves (in addition to the items described in clauses (c), (d) and (e) of the definition of "Borrowing Base") or change any of the foregoing Reserves, in the exercise of the reasonable judgment of the Administrative Agent and in a manner consistent with its general practices, PROVIDED THAT such Reserves shall not be established or changed except upon not less than seven (7) days notice to the Borrower.

         SECTION 2.3.  MAKING OF LOANS.

         (a) Except as set forth in Sections 2.17 and 2.24, Tranche A Loans by the Tranche A Lenders shall be either ABR Loans or Eurodollar Loans as the Borrower may request subject to and in accordance with this Section 2.3, provided that all Swingline Loans shall be only ABR Loans. All Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type. Each Lender may fulfill its Commitment with respect to any Loan by causing any lending office of such Lender to make such Loan; but any such use of a lending office shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of the applicable Note. Each Lender shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Borrower pursuant to Section 2.23. Subject to the other provisions of this Section 2.3 and the provisions of Section 2.24, Borrowings of Loans of more than one Type may be incurred at the same time, but no more than four (4) Borrowings of Eurodollar Loans may be outstanding at any time.

         (b) The Borrower shall give the Administrative Agent two Business Days prior telephonic notice (thereafter confirmed in writing) of each Borrowing of Eurodollar Loans and one Business Day's prior notice of each Borrowing of ABR Loans (or, at the Administrative Agent's option, on the same Business Day for any Borrowing of ABR Loans). Any such notice, to be effective, must be received by the Administrative Agent not later than 2:00 p.m., Boston time, on the second Business Day in the case of Eurodollar Loans prior to, and on the first Business Day in the case of ABR Loans prior to (or, at the Administrative Agent's option, on the same Business Day in the case of ABR Loans), the day on which such Borrowing is to be made. Such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall be in an integral multiple of $100,000, but not less than $1,000,000 in the case of Eurodollar Loans) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of ABR Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period with respect thereto. If no election of Interest Period is specified in any such notice for a Borrowing of Eurodollar Loans, such notice shall be deemed a request for an Interest Period of one month. If no election is made as to the Type of Loan, such notice shall be deemed a request for

Borrowing of ABR Loans. The Administrative Agent shall promptly notify each Lender of its proportionate share of such Borrowing (but in any event by 12:00 noon (Boston time) if the Borrowing is to be made on the same Business
Day), the date of such Borrowing, the Type of Borrowing being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the office of the Administrative Agent at 40 Broad Street, Boston, Massachusetts 02109, no later than 3:00 p.m., Boston time, in immediately available funds. Unless the Administrative Agent shall have received notice from a Tranche A Lender prior to the proposed date of any Borrowing that such Tranche A Lender will not make available to the Administrative Agent such Tranche A Lender's share of such Borrowing, the Administrative Agent may assume that such Tranche A Lender has made such share available on such date in accordance with this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Tranche A Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Tranche A Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Tranche A Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Tranche A Lender pays such amount to the Administrative Agent, then such amount shall constitute such Tranche A Lender's Loan included in such Borrowing, and Borrower is thereupon relieved of the obligation hereinabove provided to pay the Administrative Agent such amount on demand. Upon receipt of the funds made available by the Tranche A Lenders to fund any borrowing hereunder, the Administrative Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Borrower and shall use reasonable efforts to make the funds so received from the Tranche A Lenders available to the Borrower no later than 4:00 p.m., Boston time.

         SECTION 2.4. OVERADVANCES. The Agents and the Tranche A Lenders have no obligation to make any Tranche A Loan or to provide any Letter of Credit if an Overadvance would result. The Administrative Agent, may in its discretion, make Permitted Overadvances without the consent of the Lenders and each Lender shall be bound thereby. Any Permitted Overadvances may constitute Swingline Loans. The making of any Permitted Overadvance is for the benefit of the Borrower; such Permitted Overadvances constitute Tranche A Loans and Obligations. The making of any such Permitted Overadvances on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Permitted Overadvances on any other occasion or to permit such Permitted Overadvances to remain outstanding.

         SECTION 2.5. SWINGLINE LOANS

         (a) The Swingline Lender is authorized by the Lenders, but is not obligated, to make Swingline Loans up to $7,500,000 in the aggregate outstanding at any time, consisting only of Tranche A Loans (consisting of ABR Loans) upon a notice of Borrowing received by the Administrative Agent and the Swingline Lender (which notice, at the Swingline Lender's discretion, may be submitted prior to 2:00 p.m., Boston time, on the Business Day on which such Swingline Loan is requested). Swingline Loans shall be subject to periodic settlement with the Tranche A Lenders under Section 2.7 below.

         (b) Swingline Loans may be made only in the following circumstances: (A) for administrative convenience, the Swingline Lender may, but is not obligated to, make Swingline Loans in reliance upon the Borrower's actual or deemed representations under Section 4.2, that the applicable conditions for borrowing are satisfied or (B) if the conditions for borrowing under Section 4.2 cannot be fulfilled, the Borrower shall give immediate notice thereof to the Administrative Agent and the Swingline Lender (a "NONCOMPLIANCE NOTICE"), and the Administrative Agent shall promptly provide each Lender with a copy of the Borrower's Noncompliance Notice. If the conditions for borrowing under Section 4.2 cannot be fulfilled, the Required Lenders may direct the Swingline Lender to, and the Swingline Lender thereupon shall, cease making Swingline Loans until such conditions can be satisfied or are waived in accordance with Section 9.2 hereof. Unless the Required Lenders so direct the Swingline Lender, the Swingline Lender may, but is not obligated to, continue to make Swingline Loans beginning one Business Day after the Non-Compliance Notice is furnished to the Lenders. Notwithstanding the foregoing, no Swingline Loans shall be made pursuant to this subsection (b) if the aggregate outstanding amount of the Tranche A Credit Extensions would exceed the lower of (i) $40,000,000 or any lesser amount to which the Tranche A Commitments have then been reduced by the Borrower pursuant to Section 2.15, and (ii) the then amount of the Borrowing Base, plus the aggregate amount of cash then held in the Cash Collateral Account.

         SECTION 2.6.  LETTERS OF CREDIT.

         (a) Upon the terms and subject to the conditions herein set forth, the Borrower may request the Issuing Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and subject to the terms and conditions contained herein, the Issuing Bank shall issue, for the account of the Borrower one or more Letters of Credit; PROVIDED that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed the lesser of $8,000,000, or (ii) the aggregate Tranche A Credit Extensions would exceed the limitation set forth in Section 2.1(a)(i); and PROVIDED, FURTHER, that no Letter of Credit shall be issued if the Issuing Bank shall have received notice from the Administrative Agent or the Required Lenders that the conditions to such issuance set forth in Section 4.2 have not been met.

         (b) Each Standby Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date, PROVIDED that each Standby Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

         (c) Each Commercial Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date 120 days after the date of the issuance of such Commercial Letter of Credit and (ii) the date that is five Business Days prior to the Maturity Date.

         (d) Drafts drawn under each Letter of Credit shall be reimbursed by the Borrower in dollars on the same Business Day of any such drawing by paying to the Administrative Agent an amount equal to such drawing not later than 2:00 p.m., Boston time, on the date that such drawing is paid, if the Borrower shall have received notice of such payment prior to 12:00 noon, Boston time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:00 p.m., Boston time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 12:00 noon, Boston time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt, PROVIDED that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section
2.3 that such payment be financed with an ABR Loan or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Loan or Swingline Loan. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make payment thereunder, PROVIDED that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such payment.

         (e) If the Issuing Bank shall make any L/C Disbursement, then, unless the Borrower shall reimburse the Issuing Bank in full on the date such payment is made, the unpaid amount thereof shall bear interest, for each day from and including the date such payment is made to but excluding the date that the Borrower reimburses the Issuing Bank therefor, at the rate per annum then applicable to ABR Loans, PROVIDED that, if the Borrower fails to reimburse such Issuing Bank when due pursuant to paragraph (c) of this Section, then Section 2.10 shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Tranche A Lender pursuant to paragraph (f) of this Section to reimburse the Issuing Bank shall be for the account of such Tranche A Lender to the extent of such payment.

         (f) Immediately upon the issuance of any Letter of Credit by the Issuing Bank (or the amendment of a Letter of Credit increasing the amount thereof), and without any further action on the part of the Issuing Bank, the Issuing Bank shall be deemed to have sold to each Tranche A Lender, and each such Tranche A Lender shall be deemed unconditionally and irrevocably to have purchased from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Tranche A Lender's Tranche A Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrower and the other Loan Parties under this Agreement and the other Loan Documents with respect thereto. Upon any change in the Tranche A Commitments pursuant to Section 9.4, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Tranche A Commitment Percentages of the assigning and assignee Tranche A Lenders. Any action taken or omitted by the Issuing Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any resulting liability to any Tranche A Lender.

         (g) In the event that the Issuing Bank makes any L/C Disbursement and the Borrower shall not have reimbursed such amount in full to the Issuing Bank pursuant to this Section 2.6, the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Tranche A Lender of such failure, and each Tranche A Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuing Bank the amount of such Tranche A Lender's Tranche A Commitment Percentage of such unreimbursed payment in dollars and in same day funds. If the Issuing Bank so notifies the Administrative Agent, and the Administrative Agent so notifies the Tranche A Lenders prior to 2:00 p.m., Boston time, on any Business Day, each such Tranche A Lender shall make available to the Issuing Bank such Tranche A Lender's Tranche A Commitment Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Tranche A Lender shall not have so made its Tranche A Commitment Percentage of the amount of such payment available to the Issuing Bank, such Tranche A Lender agrees to pay to the Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Issuing Bank at the Federal Funds Effective Rate. Each Tranche A Lender agrees to fund its Tranche A Commitment Percentage of such unreimbursed payment notwithstanding a failure to satisfy any applicable lending conditions or the provisions of Sections 2.1 or 2.6, or the occurrence of the Termination Date. The failure of any Tranche A Lender to make available to the Issuing Bank its Tranche A Commitment Percentage of any payment under any Letter of Credit shall neither relieve any Tranche A Lender of its obligation hereunder to make available to the Issuing Bank its Tranche A Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, nor increase the obligation of such other Tranche A Lender. Whenever any Tranche A Lender has made payments to the Issuing Bank in respect of any reimbursement obligation for any Letter of Credit, such Tranche A Lender shall be entitled to share ratably, based on its Tranche A Commitment Percentage, in all payments and collections thereafter received on account of such reimbursement obligation.

         (h) Whenever the Borrower desires that the Issuing Bank issue a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), it shall give to the Issuing Bank and the Administrative Agent at least two Business Days' prior written (including telegraphic, telex, facsimile or cable communication) notice (or such shorter period as may be agreed upon in writing by the Issuing Bank and the Borrower) specifying the date on which the proposed Letter of Credit is to be issued, amended, renewed or extended (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit, the name and address of the beneficiary thereof, and the provisions thereof. If requested by the Issuing Bank, the Borrower shall also submit a letter of credit application on the Issuing Bank's standard form in connection with any request for the issuance, amendment, renewal or extension of a Letter of Credit.

         (i) The obligations of the Borrower to reimburse the Issuing Bank for any L/C Disbursement shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the Borrower shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Borrower thereof): (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary of any Letter of Credit or against any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by the Issuing Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder; or (vi) the fact that any Event of Default shall have occurred and be continuing. None of the Administrative Agent, the Lenders, the Issuing Bank or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank, provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to comply with standard practices of institutions that regularly issue letters of credit when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have complied with standard practices in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

         (j) If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in the Cash Collateral Account an amount in cash equal to 105% of the Letter of Credit Outstandings as of such date plus any accrued and unpaid interest thereon. Each such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such Cash Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Collateral Agent at the request of the Borrower and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such Cash Collateral Account shall be applied by the Collateral Agent to reimburse the Issuing Bank for payments on account of drawings under Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the Letter of Credit Outstandings at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within one Business Day after all Events of Default have been cured or waived.

         SECTION 2.7.  SETTLEMENTS AMONGST TRANCHE A LENDERS

         (a) The Swingline Lender may (but shall not be obligated to), at any time, on behalf of the Borrower (which hereby authorizes the Swingline Lender to act in its behalf in that regard) request the Administrative Agent to cause the Tranche A Lenders to make a Tranche A Loan (which shall be an ABR Loan) in an amount equal to such Tranche A Lender's Tranche A Commitment Percentage of the outstanding amount of Swingline Loans made in accordance with Section 2.5 hereof, which request may be made regardless of whether the conditions set forth in Article 4 have been satisfied. Upon such request, each Tranche A Lender shall make available to the Administrative Agent the proceeds of such Tranche A Loan for the account of the Swingline Lender. If the Swingline Lender requires a Tranche A Loan to be made by the Tranche A Lenders and the request therefor is received prior to 12:00 Noon, Boston time, on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m., Boston time, that day; and, if the request therefor is received after 12:00 Noon, Boston time, then no later than 3:00 p.m., Boston time, on the next Business Day. The obligation of each Tranche A Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent or the Swingline Lender. If and to the extent any Tranche A Lender shall not have so made its transfer to the Administrative Agent, such Tranche A Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent at the Federal Funds Effective Rate.

         (b) The amount of each Tranche A Lender's Tranche A Commitment Percentage of outstanding Tranche A Loans shall be computed weekly (or more frequently in the Administrative Agent's discretion) and shall be adjusted upward or downward based on all Tranche A Loans and repayments of Tranche A Loans received by the Administrative Agent as of 3:00 p.m., Boston time, on the first Business Day following the end of the period specified by the Administrative Agent (such date, the "SETTLEMENT DATE").

         (c) The Administrative Agent shall deliver to each of the Tranche A Lenders promptly after the Settlement Date a summary statement of the amount of outstanding Tranche A Loans for the period and the amount of repayments received for the period. As reflected on the summary statement:
(x) the Administrative Agent shall transfer to each Tranche A Lender its applicable Tranche A Commitment Percentage of repayments, and (y) each Tranche A Lender shall transfer to the Administrative Agent (as provided below), or the Administrative Agent shall transfer to each Tranche A Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Tranche A Loans made by each Tranche A Lender with respect to Tranche A Loans shall be equal to such Tranche A Lender's applicable Tranche A Commitment Percentage of Tranche A Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Tranche A Lenders and is received prior to 12:00 Noon, Boston time, on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m., Boston time, that day; and, if received after 12:00 Noon, Boston time, then no later than 3:00 p.m., Boston time, on the next Business Day. The obligation of each Tranche A Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Tranche A Lender shall not have so made its transfer to the Administrative Agent, such Tranche A Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent at the Federal Funds Effective Rate.

         SECTION 2.8. NOTES; REPAYMENT OF LOANS.

         (a) The Tranche A Loans outstanding to each Tranche A Lender (and to the Swingline Lender, with respect to Swingline Loans) shall be evidenced by a Tranche A Note duly executed on behalf of the Borrower, dated the Closing Date, in substantially the form attached hereto as EXHIBIT C-1 OR C-2, as applicable, payable to the order of such Tranche A Lender (or the Swingline Lender, as applicable) in an aggregate principal amount equal to such Tranche A Lender's Tranche A Commitment (or, in the case of the Tranche A Note evidencing the Swingline Loans, $7,500,000). The Tranche B Loan outstanding to the Tranche B Lender shall be evidenced by a Tranche B Note duly executed on behalf of the Borrower, dated the Closing Date, in substantially the form attached hereto as EXHIBIT C-3, payable to the order of the Tranche B Lender in an aggregate principal amount equal to the Tranche B Lender's Tranche B Commitment.

         (b) The outstanding principal balance of all Swingline Loans shall be repaid on the earlier of the Termination Date or, on the date otherwise requested by the Swingline Lender in accordance with the provisions of Section 2.7(a). The outstanding principal balance of all other Obligations shall be payable on the Termination Date (subject to earlier repayment as provided below). Each Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in this Article 2. Each Lender is hereby authorized by the Borrower to endorse on a schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender's internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; PROVIDED, HOWEVER, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

         SECTION 2.9. INTEREST ON LOANS.

         (a) TRANCHE A LOANS (i) Subject to Section 2.10, each ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum that shall be equal to the then Alternate Base Rate, PLUS the Applicable Margin for ABR Loans.

                     (ii) Subject to Section 2.10, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBO Rate for such Interest Period, PLUS the Applicable Margin for Eurodollar Loans.

                     (iii) Accrued interest on all ABR Loans and Eurodollar Loans shall be payable in arrears on each Interest Payment Date applicable thereto, at maturity (whether by acceleration or otherwise), after such maturity on demand and (with respect to Eurodollar Loans) upon any repayment or prepayment thereof (on the amount prepaid).

         (b) TRANCHE B LOAN: (i) Subject to Section 2.10, each Tranche B Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to 16% (the "Accrual Rate").

                 (ii) Accrued interest on the Tranche B Loan, calculated at 13.0% per annum ("CURRENT PAY INTEREST") shall be payable monthly in arrears, on the first day of each month, commencing February 1, 2000, and at maturity (whether by acceleration or otherwise), and after such maturity on demand.

                 (iii) The difference between accrued interest on the Tranche B Loan at the Accrual Rate and at the current pay rate (i.e. 3.0% per annum) ("PIK INTEREST"), shall be capitalized quarterly in arrears and shall be added to the principal balance of Tranche B, commencing February 1, 2000. PIK Interest shall thereafter bear interest at the rate of 16% per annum and PIK Interest shall be payable on the first anniversary of the Closing Date and at the Termination Date.

         SECTION 2.10. DEFAULT INTEREST. Effective upon the occurrence of any Event of Default and at all times thereafter while such Event of Default is continuing, interest shall accrue on all outstanding Tranche A Loans

(including Swingline Loans) and the Tranche B Loan (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the rate (including the Applicable Margin for Tranche A Loans) in effect from time to time PLUS 2.00% per annum, and such interest shall be payable on demand.

         SECTION 2.11. CERTAIN FEES. The Borrower shall pay to the Administrative Agent, for the account of the Administrative Agent, the fees set forth in the Fee Letter as and when payment of such fees is due as therein set forth. The Borrower shall pay to the Administrative Agent, for the account of the Tranche B Lender, the fees set forth in the Fee Letter, as and when payment of such fees is due as therein set forth.

         SECTION 2.12. UNUSED COMMITMENT FEE. The Borrower shall pay to the Administrative Agent for the account of the Tranche A Lenders, a commitment fee (the "COMMITMENT FEE") equal to 0.375% per annum (on the basis of actual days elapsed in a year of 360 days) of the average daily balance of the Unused Tranche A Commitment for each day commencing on and including the Closing Date and ending on but excluding the Termination Date. The Commitment Fee so accrued in any calendar month shall be payable on the first Business Day of the immediately succeeding calendar month, except that all Commitment Fees so accrued as of the Termination Date shall be payable on the Termination Date. The Administrative Agent shall pay the Commitment Fee to the Tranche A Lenders based upon their respective shares of their Tranche A Commitment MINUS their Tranche A Credit Extensions.

         SECTION 2.13. LETTER OF CREDIT FEES.

         (a) The Borrower shall pay the Administrative Agent, for the account of the Tranche A Lenders, monthly in arrears, on the date of issuance of a Letter of Credit and monthly thereafter, a fee (each, a "Letter of Credit Fee") equal to the following per annum percentages of the average face amount of the following categories of Letters of Credit outstanding during the subject month:

                           (i) Standby Letters of Credit: The Applicable Margin for Standby Letters of Credit.

                           (ii)   Commercial Letters of Credit:   1.75%

         (b) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Bank, and in addition to all Letter of Credit Fees otherwise provided for hereunder, a fronting fee (the "Fronting Fee") equal to

0.125% per annum of the average daily balance of the maximum amount that at any time is available for drawing or payment under each Letter of Credit, payable monthly in arrears, as well as such fees and charges in connection with the issuance, negotiation, settlement, amendment and processing of each Letter of Credit issued by the Issuing Bank as are customarily imposed by the Issuing Bank from time to time in connection with letter of credit transactions.

         SECTION 2.14. NATURE OF FEES. All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for the respective accounts of the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders, as provided herein. Once paid, all fees shall be fully-earned and shall not be refundable under any circumstances.

         SECTION 2.15. TERMINATION OR REDUCTION OF COMMITMENTS. Upon at least two Business Days' prior written notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Tranche A Commitments. Each such reduction shall be in the principal amount of $1,000,000 or any integral multiple thereof. Each such reduction or termination shall (i) be applied ratably to the Tranche A Commitments of each Tranche A Lender and (ii) be irrevocable when given. At the effective time of each such reduction or termination, the Borrower shall pay to the Administrative Agent for application as provided herein (i) all Commitment Fees accrued on the amount of the Tranche A Commitments so terminated or reduced through the date thereof, (ii) any amount by which the Tranche A Credit Extensions outstanding on such date exceed the amount to which the Tranche A Commitments are to be reduced effective on such date and (iii) all earned and unpaid fees with respect to such Tranche A Credit Extensions, in each case pro rata based on the amount prepaid.

         SECTION 2.16. ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

         (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

         (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Tranche A Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Tranche A Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Tranche A Lenders that the circumstances giving rise to such notice no longer exist, (i) any Borrowing Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

         SECTION 2.17. CONVERSION AND CONTINUATION OF TRANCHE A LOANS. The Borrower shall have the right at any time, on two Business Days' prior irrevocable notice to the Administrative Agent (which notice, to be effective, must be received by the Administrative Agent not later than 2:00 p.m., Boston time, on the third Business Day preceding the date of any conversion), (x) to convert any outstanding Borrowings of Tranche A Loans (but in no event Swingline Loans) of one Type (or a portion thereof) to a Borrowing of Tranche A Loans of the other Type or (y) to continue an outstanding Borrowing of Eurodollar Loans for an additional Interest Period, subject to the following:

         (a) no Borrowing of Tranche A Loans may be converted into, or continued as, Eurodollar Loans at any time when an Event of Default has occurred and is continuing (nothing contained herein being deemed to obligate the Borrower to incur Breakage Costs upon the occurrence of an Event of Default unless the Obligations are accelerated);

         (b) if less than a full Borrowing of Tranche A Loans is converted, such conversion shall be made PRO RATA among the Tranche A Lenders, as applicable, in accordance with the respective principal amounts of the Tranche A Loans comprising such Borrowing held by such Tranche A Lenders immediately prior to such refinancing;

         (c) the aggregate principal amount of Tranche A Loans being converted into or continued as Eurodollar Loans shall be in an integral of $100,000 and at least $1,000,000;

         (d) each Tranche A Lender shall effect each conversion by applying the proceeds of its new Eurodollar Loan or ABR Loan, as the case may be, to its Tranche A Loan being so converted;

         (e) the Interest Period with respect to a Borrowing of Eurodollar Loans effected by a conversion or in respect to the Borrowing of Eurodollar Loans being continued as Eurodollar Loans shall commence on the date of conversion or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

          (f) a Borrowing of Eurodollar Loans may be converted only on the last day of an Interest Period applicable thereto;

          (g) each request for a conversion with a Borrowing of Eurodollar Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month;

          (h) no more than four (4) Borrowings of Eurodollar Loans may be outstanding at any time; and

If the Borrower does not give notice to convert any Borrowing of Eurodollar Loans, or does not give notice to continue, or does not have the right to continue, any Borrowing as Eurodollar Loans, in each case as provided above, such Borrowing shall automatically be converted to a Borrowing of ABR Loans at the expiration of the then-current Interest Period. The Administrative Agent shall, after it receives notice from the Borrower, promptly give each Tranche A Lender notice of any conversion, in whole or part, of any Tranche A Loan made by such Tranche A Lender.

         SECTION 2.18. MANDATORY PREPAYMENT; COMMITMENT TERMINATION; CASH COLLATERAL. The outstanding Obligations shall be subject to mandatory prepayment as follows:

         (a) If at any time the amount of the Tranche A Credit Extensions exceeds the lower of (i) the then amount of the Tranche A Commitments and (ii) the then amount of the Borrowing Base, PLUS the aggregate amount of all cash held in the Cash Collateral Account, the Borrower will immediately upon notice from the Administrative Agent (A) prepay the Tranche A Loans in an amount necessary to eliminate such excess and (B) if, after giving effect to the prepayment in full of all outstanding Tranche A Loans such excess has not been eliminated, deposit cash into the Cash Collateral Account in an amount equal to 105% of the remaining amount of such excess.

         (b) The Tranche A Loans shall be repaid daily in accordance with the provisions of Section 2.21(h) hereof.

         (c) Subject to the terms of the Order, if applicable, in the event and on each occasion that any Net Proceeds are received by or on behalf of a Loan Party or any Subsidiary in respect of any Prepayment Event, the Borrower shall, immediately after such Net Proceeds are received, prepay the Loans in an aggregate principal amount equal to such Net Proceeds in the following priority:

                  (i) Except as provided in clause (ii) below, the Net Proceeds realized from any Prepayment Event shall be paid FIRST, in reduction of the Swingline Loans, SECOND, in reduction of the Tranche A Loans, THIRD, to the Cash Collateral Account as collateral for the Letter of Credit Outstandings, FOURTH, to the Tranche B Loan, and FIFTH, to all other Obligations,

                  (ii) The Net Proceeds from any sale of Real Estate and furniture, fixtures and equipment shall be applied first, to the Tranche B Loan until the Tranche B Loan is paid in full, and then to the Tranche A Loans (including Swingline Loans) (or if no such Tranche A Loans are then outstanding, to the Cash Collateral Account as collateral for the Letter of Credit Outstandings) PROVIDED, HOWEVER that if no Event of Default has occurred and is continuing, the amount required to be applied pursuant to this clause (ii) upon the sale of Eligible Leasehold Real Estate shall be limited to 75% of the FLV of such Eligible Leasehold Real Estate, with the remaining Net Proceeds being applied pursuant to clause (i) above.

         (d) Subject to the foregoing, outstanding ABR Loans shall be prepaid before outstanding Eurodollar Loans are prepaid. Each partial prepayment of Eurodollar Loans shall be in an integral multiple of $100,000 equal to or greater than $1,000,000. No prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.18 other than on the last day of an Interest Period applicable thereto, unless the Borrower simultaneously reimburses the Tranche A Lenders for all "Breakage Costs" (as defined below) associated therewith. In order to avoid such Breakage Costs, as long as no Event of Default has occurred and is continuing, at the request of the Borrower, the Administrative Agent shall hold all amounts required to be applied to Eurodollar Loans in the Cash Collateral Account and will apply such funds to the applicable Eurodollar Loans at the end of the then pending Interest Period therefor (provided that the foregoing shall in no way limit or restrict the Agents' rights upon the subsequent occurrence of an Event of Default). No partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $1,000,000. Any prepayment of the Tranche B Loan shall permanently reduce the Tranche B Commitments; and any prepayment of the Tranche A Loans shall not permanently reduce the Tranche A Commitments.

          (e) All amounts required to be applied to all Tranche A Loans hereunder shall be applied ratably in accordance with each Tranche A Lender's Tranche A Commitment Percentage.

          (f) Upon the Termination Date, the credit facility provided hereunder shall be terminated in full and the Borrower shall pay, in full and in cash, all outstanding Loans and all other outstanding Obligations.

         SECTION 2.19. OPTIONAL PREPAYMENT OF LOANS; REIMBURSEMENT OF LENDERS.

         (a) The Borrower shall have the right at any time and from time to time to prepay outstanding Tranche A Loans in whole or in part,
(x) with respect to Eurodollar Loans, upon at least two Business Days' prior written, telex or facsimile notice to the Administrative Agent prior to 2:00 p.m., Boston time, and (y) with respect to ABR Loans, on the same Business Day if written, telex or facsimile notice is received by the Administrative Agent prior to 2:00 p.m., Boston time, subject to the following limitations:

                  (i) Subject to Section 2.18, all prepayments shall be paid to the Administrative Agent for application, FIRST, to the prepayment of outstanding Swingline Loans, SECOND, to the prepayment of other outstanding Tranche A Loans ratably in accordance with each Tranche A Lender's Tranche A Commitment Percentage, and THIRD, to the funding of a cash collateral deposit in the Cash Collateral Account in an amount equal to 105% of all Letter of Credit Outstandings.

                  (ii) Subject to the foregoing, outstanding ABR Loans shall be prepaid before outstanding Eurodollar Loans are prepaid. Each partial prepayment of Eurodollar Loans shall be in an integral multiple of $100,000 equal to or greater than $1,000,000. No prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.19 other than on the last day of an Interest Period applicable thereto, unless the Borrower simultaneously reimburses the Tranche A Lenders for all "Breakage Costs" (as defined below) associated therewith. No partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $1,000,000.

                  (iii) Each notice of prepayment shall specify the prepayment date, the principal amount and Type of the Tranche A Loans to be prepaid and, in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which such Tranche A Loans were made.

         Each notice of prepayment shall be irrevocable and shall commit the Borrower to prepay such Tranche A Loan by the amount and on the date stated therein. The Administrative Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Tranche A Lender of the principal amount and Type of the Tranche A Loans held by such Tranche A Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

         (b) The Borrower shall reimburse each Tranche A Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, conversion to ABR Loans or acceleration by virtue of, and after, the occurrence of an Event of Default) of any Eurodollar Loan required or permitted under this Agreement, if such Tranche A Loan is prepaid other than on the last day of the Interest Period for such Tranche A Loan or (ii) in the event that after the Borrower delivers a notice of borrowing under Section 2.3 in respect of Eurodollar Loans, such Tranche A Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Tranche A Lender or the Administrative Agent of its obligations hereunder. Such loss shall be the amount as reasonably determined by such Tranche A Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Tranche A Lender on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBO Rate for such Tranche A Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing with ABR Loans other than on the last day of the Interest Period for such Tranche A Loan, of the then current Interest Period for such Tranche A Loan or (y) in the case of such failure to borrow, of the Interest Period for such Tranche A Loan which would have commenced on the date of such failure to borrow, over
(B) the amount of interest which would have accrued to such Tranche A Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market (collectively, "BREAKAGE COSTS"). Any Tranche A Lender demanding reimbursement for such loss shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Tranche A Lender.

         (c) In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.19(a), the Borrower on demand by any Lender shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Any Lender demanding such payment shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender.

          (d) Whenever any partial prepayment of Loans are to be applied to Eurodollar Loans, such Eurodollar Loans shall be prepaid in the chronological order of their Interest Payment Dates.

         (e) The Borrower may not prepay the Tranche B Loan at any time except from the application of Net Proceeds in accordance with the provisions of Section 2.18 hereof. The Administrative Agent shall, promptly notify each Tranche B Lender of the principal amount and Type of the Tranche B Loan held by such Tranche B Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

         SECTION 2.20. MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF ACCOUNT.

         (a) The Administrative Agent shall maintain an account on its books in the name of the Borrower (the "LOAN ACCOUNT") which will reflect
(i) all Swingline Loans and all loans and advances made by the Lenders to the Borrower or for the Borrower's account, including the Loans, (ii) all L/C Disbursements, fees and interest that have become payable as herein set forth, and (iii) any and all other Obligations that have become payable.

         (b) The Loan Account will be credited with all amounts received by the Administrative Agent from the Borrower or from others for the Borrower's account, including all amounts received in the FRF Concentration Account from the Blocked Account Banks, and the amounts so credited shall be applied as set forth in Sections 2.22(a) and (b). After the end of each month, the Administrative Agent shall send to the Borrower a statement accounting for the charges, loans, advances and other transactions occurring among and between the Administrative Agent, the Lenders and the Borrower during that month. The monthly statements shall, absent manifest error, be an account stated, which is final, conclusive and binding on the Borrower.

         SECTION 2.21.  CASH RECEIPTS.

         (a) Annexed hereto as SCHEDULE 2.21(a) is a list of all present DDAs, which Schedule includes, with respect to each depository (i) the name and address of that depository; (ii) the account number(s) maintained with such depository; and (iii) a contact person at such depository.

         (b) Annexed hereto as SCHEDULE 2.21(b) is a list describing all arrangements to which any Loan Party is a party with respect to the payment to any Loan Party of the proceeds of all credit card charges for sales by any Loan Party.

         (c) On or prior to the Closing Date, the Borrower shall have (i) delivered to the Administrative Agent notifications executed on behalf of the Loan Parties to each depository institution with which any DDA is maintained in form satisfactory to the Administrative Agent, of the Administrative Agent's interest in such DDA (each, a "DDA NOTIFICATION"), and
(ii) delivered to the Administrative Agent notifications executed on behalf of the Loan Parties to each of the Loan Party's credit card clearinghouses and processors of notice in form satisfactory to the Administrative Agent (each, a "CREDIT CARD NOTIFICATION"), and (iii) entered into agency agreements with the banks maintaining the deposit accounts identified on
SCHEDULE 2.21(c) (collectively, the "BLOCKED ACCOUNTS"), which agreements (the "BLOCKED ACCOUNT AGREEMENTS") shall be in form and substance satisfactory to the Administrative Agent. The Administrative Agent acknowledges receipt by BBNA of certain DDA Notifications, Credit Card Notifications, and Blocked Account Agreements prior to the commencement of the Proceedings in connection with the Pre-Petition Agreement; the Borrower acknowledges that such notifications and agreements shall be held by BBNA as subagent to the Collateral Agent and remain in full force and effect with respect to this Agreement and the Obligations, and the Borrower shall execute promptly after the Closing Date such further documents as the Administrative Agent may reasonably request in order to supplement, amend or confirm such notifications and agreements. The DDA Notifications, Credit Card Notifications and Blocked Account Agreements shall require the sweep on each Business Day of all available cash receipts from the sale of Inventory and other assets, all collections of Accounts, and all other cash payments received by the Borrower or any other Loan Party from any Person or from any source or on account of any sale or other transaction or event, except only the proceeds of the Loans (all such non-excluded cash receipts and collections, "CASH RECEIPTS"), to a concentration account maintained by the Collateral Agent at BBNA (the "FRF CONCENTRATION ACCOUNT"). In that regard, the Borrower shall cause the

ACH or wire transfer to a Blocked Account, no less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account) of
(A) the then contents of each DDA, each such transfer to be net of any minimum balance, not to exceed $5,000 per store, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained or such greater amount as otherwise agreed to by the Administrative Agent; and
(B) the proceeds of all credit card charges not otherwise provided for pursuant hereto. Further, whether or not any Obligations are then outstanding, the Borrower shall cause the ACH or wire transfer to the FRF Concentration Account, no less frequently than daily, of the then entire ledger balance of each Blocked Account, net of such minimum balance, not to exceed $5,000 per store, as may be required to be maintained in the Blocked Account by the bank at which the Blocked Account is maintained or such greater amount as otherwise agreed to by the Administrative Agent. In the event that, notwithstanding the provisions of this Section 2.21, the Borrower receives or otherwise has dominion and control of any such proceeds or collections, such proceeds, and collections shall be held in trust by the Borrower for the Administrative Agent and shall not be commingled with any of the Borrower's other funds or deposited in any account of the Borrower or any other Loan Party other than as instructed by the Administrative Agent.

         (d) The Borrower shall accurately report to the Administrative Agent all amounts deposited in the Blocked Accounts to ensure the proper transfer of funds as set forth above. If at any time other than the times set forth above any cash or cash equivalents owned by the Borrower or any other Loan Party are deposited to any account, or held or invested in any manner, otherwise than in a Blocked Account that is subject to a Blocked Account Agreement, the Administrative Agent shall require the Borrower to close such account and have all funds therein transferred to an account maintained by the Administrative Agent at BBNA and all future deposits made to a Blocked Account which is subject to a Blocked Account Agreement.

         (e) The Borrower may request that the Administrative Agent close DDAs or Blocked Accounts and/or open new DDAs or Blocked Accounts (or, in either case, permit the Borrower to do so), subject to the execution and delivery to the Administrative Agent of appropriate DDA Notifications or Blocked Account Agreements (unless expressly waived by the Administrative Agent) consistent with the provisions of this Section 2.21 and otherwise satisfactory to the Administrative Agent. Unless consented to in writing by the Administrative Agent, the Borrower and the other Loan Parties may not maintain any bank accounts or enter into any agreements with credit card processors other than the ones expressly contemplated herein.

         (f) The Borrower may also maintain one or more disbursement accounts (the "DISBURSEMENT ACCOUNTS") to be used by the Borrower for disbursements and payments (including payroll) in the ordinary course of business or as otherwise permitted hereunder; provided that the Borrower delivers a DDA Notification for each such Disbursement Account, and further provided that the amount on deposit in any such Disbursement Account shall at no time exceed the sums set forth on SCHEDULE 2.21(f). The only Disbursement Accounts as of the Closing Date are those described in SCHEDULE 2.21(f).

         (g) The FRF Concentration Account is, and shall remain, under the sole dominion and control of the Collateral Agent. Each Loan Party acknowledges and agrees that (i) such Loan Party has no right of withdrawal from the FRF Concentration Account, (ii) the funds on deposit in the FRF Concentration Account shall continue to be collateral security for all of the Obligations and (iii) the funds on deposit in the FRF Concentration Account shall be applied as provided in Section 2.22(a).

          (h) Daily, the Collateral Agent shall promptly apply funds in the FRF Concentration Account in reduction of the Obligations (in the manner set forth in Section 2.22 hereof).

          (i) The Agents and the Lenders agree that a failure to comply with this Section 2.21 temporarily due to unintentional human error shall not constitute an Event of Default.

         SECTION 2.22.  APPLICATION OF PAYMENTS.

         (a)            Subject to the provisions of Sections 2.18, 2.21 and
7.5 and, to the extent applicable, the Order, all amounts received in the FRF Concentration Account from any source, including the Blocked Account Banks, shall be applied, on the day immediately following receipt, in the following order: FIRST, to pay interest due and payable on Credit Extensions and to pay fees and expense reimbursements and indemnification then due and payable to the Administrative Agent, the Issuing Bank, the Collateral Agent, and the Lenders; SECOND to repay outstanding Swingline Loans; THIRD, to repay outstanding Tranche A Loans that are ABR Loans and all outstanding reimbursement obligations under Letters of Credit; FOURTH, to repay outstanding Tranche A Loans that are Eurodollar Loans and all Breakage Costs due in respect of such repayment pursuant to Section 2.19(b) or, at the Borrower's option (if no Event of Default has occurred and is then continuing), to fund a cash collateral deposit to the Cash Collateral Account sufficient to pay, and with direction to pay, all such outstanding Eurodollar Loans on the last day of the then-pending Interest Period therefor; FIFTH if any

Event of Default has occurred and is continuing, to fund a cash collateral deposit in the Cash Collateral Account in an amount equal to 105% of the aggregate maximum amount that then is or at any time may become available for drawing or payment under all Letter of Credit Outstandings; PROVIDED, HOWEVER, that if such Event of Default shall be waived pursuant to the terms hereof, such cash collateral shall be released and applied pursuant to clauses SIXTH and SEVENTH below; SIXTH, if all outstanding Tranche A Credit Extensions have been repaid or secured by cash collateral deposits as set forth above, to repay the outstanding Tranche B Loan; and SEVENTH, to pay all other Obligations that are then outstanding and payable. Any other amounts received by the Administrative Agent, the Issuing Bank, the Collateral Agent or any Lender as contemplated by Section 2.21 shall also be applied in the order set forth above in this Section 2.22.

         (b) Any amounts received in the FRF Concentration Account at any time when all of the Obligations have been and remain fully repaid shall be remitted to the Borrower, if and as the Borrower may request.

         (c) All credits against the Obligations shall be conditioned upon final payment to the Administrative Agent of the items giving rise to such credits. If any item deposited to the FRF Concentration Account and credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the Loan Account and the Borrower shall indemnify the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders against all claims and losses resulting from such dishonor or return.

         SECTION 2.23.  INCREASED COSTS.

         (a)            If any Change in Law shall:

                  (1) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any holding company of any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

                  (2) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Tranche A Lender or any Letter of Credit or participation therein;

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and the result of any of the foregoing shall be to increase the cost to such
Tranche A Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Tranche A Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Tranche A Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Tranche A Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Tranche A Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

         (b) If any Lender or the Issuing Bank reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered. Each Lender and the Issuing Bank shall allocate such cost increase among its customers reasonably and in good faith.

         (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

         (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation, PROVIDED that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date

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that such Lender or the Issuing Bank, as the case may be, notifies the
Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor, and PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

         SECTION 2.24.  CHANGE IN LEGALITY.

         (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration thereof shall make it unlawful for a Lender to make or maintain a Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan or (y) at any time any Lender determines that the making or continuance of any of its Eurodollar Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in the London interbank market, then, by written notice to the Borrower, such Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

         (b) For purposes of this Section 2.24, a notice to the Borrower by any Lender pursuant to paragraph (a) above shall be effective, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then-current Interest Period; and otherwise such notice shall be effective on the date of receipt by the Borrower.


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         SECTION 2.25.  PAYMENTS; SHARING OF  SETOFF.

         (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of drawings under Letters of Credit, or of amounts payable under Sections 2.19(b), 2.23 or 2.26, or otherwise) prior to 2:00 p.m., Boston time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 40 Broad Street, Boston, Massachusetts or such other address as the Administrative Agent designates by written notice to the Borrower, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.19(b), 2.23, 2.26 and 9.3 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, except with respect to Eurodollar Borrowings, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

         (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed drawings under Letters of Credit, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed drawings under Letters of Credit then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed drawings under Letters of Credit then due to such parties.

         (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in drawings under Letters of Credit or Swingline Loans resulting in such Lender's receiving payment of a greater proportion of the aggregate amount of its Loans and participations in


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drawings under Letters of Credit and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in drawings under Letters of Credit and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in drawings under Letters of Credit and Swingline Loans, PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in drawings under Letters of Credit to any assignee or participant, other than to the Borrower or any Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may, subject to the terms of the Order, exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

         (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.


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         (e)   Notwithstanding anything to the contrary contained in this
Agreement or any of the other Loan Documents, any Lender that fails (i) to make available to the Administrative Agent its PRO RATA share of any Loan or to make a required payment with respect to an L/C Disbursement or (ii) to comply with the provisions of this Agreement with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its PRO RATA share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, unpaid reimbursement obligations with respect to L/C Disbursements, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective PRO RATA shares of all outstanding Loans and unpaid reimbursement obligations with respect to L/C Disbursements. The Delinquent Lender hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective PRO RATA shares of all outstanding Loans and unpaid reimbursement obligations with respect to L/C Disbursements. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and unpaid reimbursement obligations with respect to L/C Disbursements of the nondelinquent Lenders, the Lenders' respective PRO RATA shares of all outstanding Loans and unpaid reimbursement obligations with respect to L/C Disbursements have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         SECTION 2.26.  TAXES.

         (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, PROVIDED that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.


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         (b)   In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

         (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Any Foreign Lender shall deliver to the Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Foreign Lender's claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Foreign Lender delivers a Form W-8, a certificate representing that such Foreign Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Foreign Lender claiming complete exemption from or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Foreign Lender on or before the date it becomes a party to this Agreement (or, in the case of a transferee that is a participation holder, on or before the date such participation holder becomes


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a transferee hereunder) and on or before the date, if any, such Foreign
Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Notwithstanding any other provision of this Section 2.26(e), a Foreign Lender shall not be required to deliver any form pursuant to this 2.26(e) that such Foreign Lender is not legally able to deliver.

         (f) The Borrower shall not be required to indemnify any Foreign Lender or to pay any additional amounts to any Foreign Lender in respect of U.S. Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Foreign Lender to comply with the provisions of paragraph (e) above. Should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall, at Lender's expense, take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

         SECTION 2.27.  PRIORITY AND COLLATERAL SECURITY.

         (a) The Borrower hereby represents, warrants and covenants that, upon entry of the Interim Borrowing Order or the Final Borrowing Order, whichever first occurs, (a) the Obligations shall at all times constitute a Super-Priority Claim having priority, pursuant to Section 364(c)(1) of the Bankruptcy Code and as otherwise provided herein or in the Orders, subject only to the Carve Out and other than in respect of the Excluded Assets, and
(b) pursuant to Section 364(c)(2) and (3) of the Bankruptcy Code and the Security Documents, the Obligations shall at all times be secured by a perfected security interest (i) in all of the assets, whether now owned or hereafter acquired of the Borrower, pursuant to the terms of the Security Documents, other than Excluded Assets, and (ii) a first priority perfected pledge, in favor of the Collateral Agent, for the benefit of the Lenders and the Agents, of the capital stock or other equity interests of each Subsidiary of the Borrower, subject only to (A) Permitted Prior Liens, and (B) the Carve Out; PROVIDED that the priority of such Lien securing the Obligations, to the extent the proceeds thereof shall have been used to repay (or provide cash collateral for) the Pre-Petition Lender Debt and to the extent of any commitment under the Pre-Petition Agreement, shall also be equitably subrogated to such Lien priority as was enjoyed by the Liens securing the Pre-Petition Lender Debt prior to the repayment (or cash collateralization) thereof on the Closing Date. The security interests securing the Obligations shall not be subject to Section 551 of the Bankruptcy Code.


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         (b)   The Borrower agrees to take all action that the Agents or any
Lender may reasonably request as a matter of nonbankruptcy law to perfect and protect the Agents' and the Lenders' Liens upon the Collateral and for such Liens to obtain the priority therefor contemplated hereby, including, without limitation, executing and delivering such mortgages and related documents and instruments, financing statements, providing such notices and assents of third parties, obtaining such governmental approvals and providing such other instruments and documents in recordable form as the Agents or any Lender may reasonably request.

         (c) The Borrower agrees that (i) the Obligations shall not be discharged by the entry of an order confirming a Reorganization Plan (and the Borrower, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge), (ii) the Super-Priority Claim granted to the Agents and Lenders pursuant to the Orders and the Liens granted to the Agents and Lenders pursuant to the Orders and the Security Documents shall not be affected in any manner by the entry of an order confirming a Reorganization Plan and (iii) the Borrower shall not propose or support any Reorganization Plan that is not conditioned upon the payment in full in cash, on or prior to the earlier to occur of (A) the effective date of such Reorganization Plan and (B) the Termination Date, of all of the Obligations and the Pre-Petition Lender Debt, and, with respect to Obligations arising pursuant to Section 9.3 after such date, thereafter for the payment in full of such Obligations in cash when due and payable.

         (d) The Collateral Agent shall be fully subrogated to the rights and interests, including the priorities, of BBNA as collateral agent under the Pre-Petition Agreement with respect to all collateral (as defined therein) upon payment of the Obligations (as defined therein). The Borrower hereby authorizes BBNA to take all actions requested by the Collateral Agent to assign all mortgages and security interests to the Collateral Agent, all at the Borrower's expense.


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         SECTION 2.28.  MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

         (a) If any Lender requests compensation under Section 2.23, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.26, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
2.23 or 2.26, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment; PROVIDED, HOWEVER, that the Borrower shall not be liable for such costs and expenses of a Lender requesting compensation if (i) such Lender becomes a party to this Agreement on a date after the Closing Date and (ii) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto.

         (b) If any Lender requests compensation under Section 2.23, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.26, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (and in accordance with and subject to the restrictions contained in Section 9.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), PROVIDED that (i) the Borrower shall have received the prior written consent of the Administrative Agent, the Issuing Bank and Swingline Lender, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in unreimbursed drawings under Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.23 or payments required to be made pursuant to Section 2.26, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a


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result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

         SECTION 2.29. INTEREST LIMITATION. Notwithstanding any other term of this Agreement, any Note or any other Loan Document, the maximum amount of interest which may be charged to or collected from any Person liable hereunder, under any Note or under any other Loan Document by any Lender, shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest (the "Maximum Rate") which could lawfully be charged or collected under applicable law, so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed, as to any Person liable therefor, the Maximum Rate, and any term of this Agreement, any Note or any other Loan Document which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this Section. If, in respect of any applicable period, the effective interest rate on any amounts owing pursuant to this Agreement, the Notes or any of the other Loan Documents, absent the Maximum Rate limitation contained herein, would have exceeded the Maximum Rate, and if in any applicable period, such effective interest rate would otherwise be less than the Maximum Rate, then the effective interest rate for such future applicable period shall be increased to the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that a court of competent jurisdiction shall, notwithstanding the provisions of this Section 2.29, determine that any Lender has received interest hereunder or under any of the other Loan Documents in excess of the Maximum Rate, such excess shall, to the extent permitted by applicable law, be applied first to any interest not in excess of the Maximum Rate then due and not yet paid, then to the outstanding principal of the Loans, then to fees and any other unpaid Obligations, and thereafter shall be refunded to the Borrower or as a court of competent jurisdiction may otherwise order. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued had the interest not been limited hereby to the Maximum Rate, then the Borrower shall, to the extent permitted by applicable law, pay to the Lenders hereunder or under the Notes an amount equal to the excess, if any, of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect with respect to the Obligations hereunder or under the Notes and (ii) the amount of interest which would have accrued had the applicable effective interest rate not been limited hereunder by the Maximum Rate over
(b) the amount of interest actually paid or accrued under this Agreement. In


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determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, the Borrower and any Lender or the Administrative Agent, as the case may be, shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee, or premium, rather than as interest, (ii) exclude any voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations. The term "applicable law" as used in this Section 2.29 means the law chosen pursuant to Section 9.9 hereof or, if (despite the parties' intentions otherwise) the forum court does not enforce such contractual choice of law, the applicable law after the forum court applies the choice of law rules of the forum, including any federally mandated choice of law. The term includes applicable federal law, such as the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended.

                                   ARTICLE 3.

                         REPRESENTATIONS AND WARRANTIES

         Each Loan Party represents and warrants to the Lenders that:

         SECTION 3.1. ORGANIZATION; POWERS. Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

         SECTION 3.2. AUTHORIZATION; ENFORCEABILITY. The transactions contemplated hereby and by the other Loan Documents to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each Loan Party that is a party hereto and, when the Interim Borrowing Order is issued by the Bankruptcy Court in the Proceedings, constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party and when the Interim Borrowing Order is entered by the Bankruptcy Court in the Proceedings, will constitute, a legal, valid and binding obligation of such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy,


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insolvency, reorganization, moratorium or other laws affecting creditors'
rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         SECTION 3.3. GOVERNMENTAL APPROVALS; NO CONFLICTS. The transactions to be entered into contemplated by the Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for the approval of the Bankruptcy Court in the Proceedings and such others as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Loan Party or any order of any Governmental Authority, (c) except as set forth in SCHEDULE 3.03(c), will not violate or result in a default under any indenture, agreement or other instrument entered into after the commencement of the Proceedings binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of any member of the Borrower, except Liens created under the Loan Documents.

         SECTION 3.4.  FINANCIAL CONDITION.

         (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders' equity and cash flows (i) as of and for each of the fiscal years in the three year period ended January 30, 1999, reported on by its independent public accountants, and (ii) as of and for the fiscal periods ending since such date through October 31, 1999, respectively, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause
(ii) above.

         (b) In addition, the Borrower has heretofore furnished the Lenders with a Fiscal Year 2000 Forecast Update dated as of December 15, 1999.

         SECTION 3.5.  PROPERTIES.

         (a) Except as disclosed in SCHEDULE 3.05, each Loan Party has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere

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with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

         (b) Each Loan Party owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Loan Party does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         (c) SCHEDULE 3.05 sets forth the address (including county) of all Real Estate that is owned or leased by any Loan Party as of the Closing Date.

         SECTION 3.6.  LITIGATION AND ENVIRONMENTAL MATTERS.

         (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party (i) which is not stayed by the commencement of the Proceedings and as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or
(ii) that involve any of the Loan Documents.

         (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party
(i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability,
(iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

         (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, except by virtue of the commencement of the Proceedings.

         SECTION 3.7. COMPLIANCE WITH LAWS AND AGREEMENTS. Each Loan Party is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, material agreements and other instruments binding upon it or its property, except to the extent the Borrower is not required to comply therewith in the Proceedings or enforcement of remedies on account of the failure to comply


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


therewith is stayed in the Proceedings, and except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

         SECTION 3.8. INVESTMENT AND HOLDING COMPANY STATUS. No Loan Party is
(a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 3.9. TAXES. Each Loan Party has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except (a) taxes that are being contested in good faith by appropriate proceedings, for which such member, as applicable, has set aside on its books adequate reserves, and as to which no Lien has arisen, or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect, or (c) taxes which were unpaid as of the commencement of the Proceedings.

         SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur which is not stayed by virtue of the commencement of the Proceedings and that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of all such underfunded Plans.

         SECTION 3.11. DISCLOSURE. The Loan Parties have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Loan Party is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of any of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered


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hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, PROVIDED that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projections are not a guaranty of future performance and that actual results may differ, perhaps materially, from such projections).

         SECTION 3.12. SUBSIDIARIES. SCHEDULE 3.12 sets forth the name of, and the ownership interest of the Borrower in each Subsidiary of the Borrower and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Closing Date.

         SECTION 3.13. INSURANCE. SCHEDULE 3.13 sets forth a description of all insurance maintained by or on behalf of the Borrower and the Subsidiaries as of the Closing Date. As of the Closing Date, all premiums in respect of such insurance that are due and payable have been paid.

         SECTION 3.14. LABOR MATTERS. As of the Closing Date, there are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of the Loan Parties, threatened. The hours worked by and payments made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters. All post-Proceeding payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such member. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound.

         SECTION 3.15.  SECURITY DOCUMENTS.

         (a) Each of the Orders create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and constitute the creation of a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by
Section 6.2 and as otherwise provided in such Order.

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


         (b) Each of the Orders create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, legal, valid and enforceable mortgage and security interests in the Real Estate which constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in such Real Estate, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.2(f) and as otherwise provided in such Order.

         (c) Upon the entry of the Interim Borrowing Order or the Final Borrowing Order, whichever occurs first, all filings, assignments, pledges and deposits of documents or instruments will have been made and all other actions will have been taken that are necessary or advisable, under applicable law, to establish and perfect the Collateral Agent's security interest in the Collateral. The Collateral and the Collateral Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings, or other defenses. The Borrower is the owner of the Collateral, free from any lien, security interest, encumbrance, or any other claim or demand, except for Permitted Liens.

         SECTION 3.16.  FEDERAL RESERVE REGULATIONS.

         (a) No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

         (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulations U or X.

         (c) Less than 25% of the assets of the Loan Parties on a consolidated basis consist of Margin Stock.

         SECTION 3.17. YEAR 2000 COMPLIANCE. The Borrower and its Subsidiaries have reviewed the areas within their businesses and operations which could be adversely affected by, and have developed a program to address on a timely basis, the "Year 2000 Problem" (i.e. the risk that computer applications used by the Borrower or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based upon such review, each of the Borrower and its Subsidiaries reasonably believes that the "Year 2000 Problem" will not have any materially adverse effect on the business or financial condition of the Borrower or any of its Subsidiaries.

         SECTION 3.18. REAL ESTATE LEASES. With respect to the Real Estate Leases, on and after the Closing Date, (i) each Real Estate Lease is valid and in full force and effect, and the Borrower is the lessee under each Real Estate Lease and is in possession of all of the premises demised by each Real Estate Lease; (ii) none of the Real Estate Leases has been amended, modified, or supplemented except by written instrument which has heretofore been delivered to the Tranche B Lender or the Agents and except as may be expressly permitted herein after the Closing Date; (iii) except as has heretofore been disclosed in writing to the Tranche B Lender, the Borrower has no knowledge as of the date hereof or as of the Closing Date of any failure, breach, default, or event of default by the lessor under any of the Real Estate Leases in the performance of any of its material obligations under such Real Estate Lease which such failure, breach, default, or event of default has resulted or which in the reasonable judgment of the Tranche B Lender would be expected to result in any material adverse effect upon any of the Borrower's leasehold interests under any such Real Estate Lease or the value of any such interest; (iv) except with respect to any defaults of the types referred to in Section 365(e)(1) of the Bankruptcy Code existing as of the Closing Date, there is no existing breach, default, or event of default on the part of the Borrower under any of the Real Estate Leases which would (A) result in the lessor under any Real Estate Lease having the right: (x) to terminate or cancel any such Real Estate Lease; or (y) to accelerate the Borrower's monetary obligations thereunder; or (B) in the reasonable judgment of the Tranche B Lender be expected to result in any material adverse effect upon any of the Borrower's leasehold interests under any such Real Estate Lease or the value of any such interest; (v) the Borrower has not assigned, transferred, pledged, mortgaged, or otherwise hypothecated any of the Real Estate Leases or any interest therein, other than to the Collateral Agent and to any holders of Permitted Liens therein; (vi) except for licenses and subleases listed on SCHEDULE 3.18 attached hereto and except for licenses to licensees of merchandise departments in its retail stores, the Borrower has not sublet or licensed any of the premises demised under any of the Real Estate Leases; and (vii) as of the date hereof and as of the Effective Date, there has been no eminent domain proceeding, fire or casualty or other event not constituting a failure to perform, breach, default, or event of default by the Borrower or the lessor under any Real Estate Lease which, either presently or with the passage of time or giving of notice, or both, in each such case, would entitle the lessor under any Real Estate Lease to terminate or cancel such Real Estate Lease.


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

                                   ARTICLE 4.

                                   CONDITIONS


         SECTION 4.1. CLOSING DATE. The obligation of the Tranche A Lenders to make each Tranche A Loan, the Tranche B Lender to make the Tranche B Loan and of the Issuing Bank to issue each Letter of Credit, including the initial Loan and the initial Letter of Credit, is subject to the following conditions precedent:

         (a) LOAN DOCUMENTS. The Agents (or their counsel) shall have received from each party hereto other than the Tranche A Lenders and Tranche B Lender either (i) a counterpart of this Agreement and all other Loan Documents signed on behalf of such party or (ii) written evidence satisfactory to the Agents (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and all other Loan Documents.

         (b) OPINIONS. The Agents shall have received a favorable written opinion (addressed to each Agent and the Lenders and dated the Closing Date) of each of (i) Heller, Ehrman, White & McAuliffe, counsel for the Loan Parties substantially in the form of EXHIBIT D-1, and (ii) Ryan, Swanson & Cleveland, bankruptcy counsel for the Loan Parties, substantially in the form of EXHIBIT D-2, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby as the Required Lenders shall reasonably request. The Loan Parties hereby request such counsel to deliver such opinions.

         (c) OTHER DOCUMENTS. The Agents shall have received such documents and certificates as the Agents or their counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby, all in form and substance satisfactory to the Agents and their counsel.

         (d) EXCESS AVAILABILITY. After giving effect to the first funding under the Loans; any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby; and Letters of Credit to be issued at, or immediately subsequent to, such establishment, Excess Availability shall be not less than $6,000,000. The Agents shall have received a Borrowing Base Certificate dated the Closing Date, relating to the


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

calendar week ended on January 1, 2000, and executed by a Financial Officer of the Borrower.

         (e) NO VIOLATIONS. The consummation of the transactions contemplated hereby shall not (i) violate any applicable law, statute, rule or regulation or (ii) conflict with, or result in a default or event of default under, any material agreement of any Loan Party (except to the extent the Borrower is not required to comply therewith in the Proceedings or enforcement of remedies on account of the failure to comply therewith is stayed in the Proceedings).

         (f) APPROVALS. All necessary consents and approvals to the transactions contemplated hereby shall have been obtained and shall be satisfactory to the Agents, except for any consents or approvals as to which the failure to obtain will not have a Material Adverse Effect. Without limiting the foregoing, there shall have been issued in the Proceedings an Interim Borrowing Order, which order shall not have been stayed, appealed, modified, reversed or otherwise affected.

         (g) FINANCIAL CONDITION. The Agents shall be satisfied that any financial statements delivered to them fairly present the business and financial condition of the Loan Parties, and that, other than the commencement of the Proceedings, there has been no material adverse change in the assets, business, financial condition, income or prospects of the Loan Parties since the date of the most recent financial information delivered to the Agents.

         (h) LITIGATION. There shall not be pending any litigation or other proceeding which is not stayed by the commencement of the Proceedings, the result of which might have a Material Adverse Effect on the Loan Parties.

         (i) NO CHANGE. Other than the commencement of the Proceedings, there shall not have occurred any material adverse change in the condition (financial or otherwise), operations, assets, income and/or prospects of the Loan Parties since October 31, 1999, except as disclosed to the Agents and the Lenders in writing prior to the date hereof.

         (j) GOVERNMENTAL REGULATION. No material changes in governmental regulations or policies affecting the Borrower, the Agents or any Lender involved in this transaction shall have occurred prior to the Closing Date.

         (k) NO DISRUPTION. There shall not have occurred any disruption or material adverse change in the financial or capital markets in general that


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

would, in the opinion of the Administrative Agent, have a material adverse effect on the market for loan syndications or in the market for equity securities in particular, or adversely affecting the syndication of the Loans.

         (l) PAYOFF. There shall have been delivered to the Administrative Agent a payoff letter with respect to the Pre-Petition Agreement and the amount of the Loans requested on the Closing Date shall not be less than the payoff amount specified in such payoff letter.

         (m) OTHER MATTERS. There shall have been delivered to the Administrative Agent such additional instruments and documents as the Agents or counsel to the Agents may reasonably request.

         The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.2) at or prior to 2:00 p.m., Boston time, on January 7, 2000 (and, in the event such conditions are not so satisfied or waived, this Agreement shall terminate at such time).

         SECTION 4.2. CONDITIONS PRECEDENT TO EACH LOAN AND EACH LETTER OF CREDIT. In addition to those conditions described in Section 4.1, the obligation of the Tranche A Lenders to make each Tranche A Loan and of the Issuing Bank to issue each Letter of Credit, is subject to the following conditions precedent:

         (a) NOTICE. The Administrative Agent shall have received a notice with respect to such borrowing or issuance, as the case may be, as required by
Article 2.

         (b) REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date, other than representations and warranties that relate solely to an earlier date.

         (c) NO DEFAULT. On the date of each Borrowing hereunder and the issuance of each Letter of Credit, the Borrower and the other Loan Parties shall be in compliance with all of the terms and provisions set forth herein


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


and in the other Loan Documents to be observed or performed and no Default or Event of Default shall have occurred and be continuing.

         (d) BORROWING BASE CERTIFICATE. The Administrative Agent shall have received the timely delivery of the most recently required Borrowing Base Certificate (ending on the Saturday of the immediately preceding week), with each such Borrowing Base Certificate including schedules as reasonably required by the Administrative Agent.

         (e) CASE ADMINISTRATION. The Interim Borrowing Order shall be in full force and effect and shall not have been reversed, modified or amended in any respect, provided, that the Bankruptcy Court shall enter the Final Borrowing Order authorizing and approving this Agreement pursuant to Section 364(c) of the Bankruptcy Code and Bankruptcy Rule 4001, in form and substance satisfactory to the Agents and the Lenders, and the Final Borrowing Order shall be in full force and effect, and shall not have been reversed, modified or amended in any respect, prior to the earlier to occur of (i) February 10, 2000 and (ii) the time of the making of any Loan or the issuance, extension or renewal of any Letter of Credit the amount of which, when added to the principal amount of all Loans and (as the case may be) the maximum drawing amount of all Letters of Credit then outstanding, would exceed the aggregate amount thereof which was authorized by the Bankruptcy Court in the Interim Borrowing Order for Loans or Letters of Credit or both. If either the Interim Borrowing Order or the Final Borrowing Order is the subject of a pending appeal in any respect, none of such Order, the making of the Loans, the issuance, extension or renewal of any Letters of Credit, or the performance by the Borrower of any of its obligations under any of the Loan Documents shall be the subject of a presently effective stay pending appeal. The Borrower and the Agents and the Lenders shall be entitled to rely in good faith upon the Orders notwithstanding objection thereto or appeal therefrom by any interested party. The Borrower and the Agents and the Lenders shall be permitted and required to perform their respective obligations in compliance with this Agreement notwithstanding any such objection or appeal unless the relevant Order has been stayed by a court of competent jurisdiction.

The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section 4.2 have been satisfied at that time and that after giving effect to such extension of credit the Borrower shall continue to be in compliance with the Borrowing Base.


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                                   ARTICLE 5.

                              AFFIRMATIVE COVENANTS

         Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all L/C Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

         SECTION 5.1. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Loan Parties will furnish to the Agents:

         (a) within 95 days after the end of each fiscal year of the Borrower, its consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all audited (in the case of such consolidated statements) and reported on by independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit, except for qualifications and exceptions resulting from the commencement and pendency of the Proceedings) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

         (b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, purchase accounting adjustments and the absence of footnotes;

         (c) within 35 days after the end of each of the first two fiscal months of each fiscal quarter of the Borrower other than the first fiscal quarter, and within 50 days after the end of each of the first two fiscal months of the first fiscal quarter, (i) its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, purchase accounting adjustments and the absence of footnotes and
(ii) an itemized accounting of all amounts paid or credited to the Escrow Account during each such month, in each case certified by a Financial Officer;

         (d) concurrently with any delivery of financial statements under clause (a), (b), or (c) above, a certificate of the Borrower, completed by a Financial Officer of the Borrower, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto,
(ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.11 and Section 6.12, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 3.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

         (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

         (f) concurrently with any delivery of financial statements under clause (c) above, a consolidated statement of projected cash flow prepared on a weekly basis for the following 8 week period;

         (g) within 30 days following the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year) and, promptly when available, any significant revisions of such budget;

         (h) on Tuesday of each week, a certificate in the form of EXHIBIT E (a "BORROWING BASE CERTIFICATE") showing the Borrowing Base as of the close of business on Saturday of the immediately preceding week, each such Certificate to be certified as complete and correct on behalf of the Borrower by a Financial Officer of the Borrower;

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


         (i) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;

         (j) promptly upon receipt thereof, copies of all reports submitted to the Borrower by independent certified public accountants in connection with each annual, interim or special audit of the books of the Borrower or any of its Subsidiaries made by such accountants, including any management letter commenting on the Borrower's internal controls submitted by such accountants to management in connection with their annual audit;

         (k) copies, when so filed or submitted, of any pleading filed in the Proceedings by or on behalf of any of the Loan Parties or the submission by or on behalf of any of the Loan Parties of any report or financial statement to the Bankruptcy Court in which the Proceedings are pending or the office of the United States Trustee, or the submission by or on behalf of any of the Loan Parties of any financial statement to any committee appointed in the Proceedings;

         (l) the financial and collateral reports described on SCHEDULE 5.01(l) hereto, at the times set forth in such Schedule;

         (m) daily, a detailed summary of the Net Proceeds received from any Prepayment Event; and

         (n) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party, or compliance with the terms of any Loan Document, as the Agents or any Lender may reasonably request.

         SECTION 5.2. NOTICES OF MATERIAL EVENTS. The Loan Parties will furnish to the Administrative Agent, the Issuing Bank, the Collateral Agent, and each Lender prompt written notice of the following:

         (a)       the occurrence of any Default or Event of Default;

         (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

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          (c)      the occurrence of any ERISA Event that, alone or together
with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

          (d) any failure by any Loan Party to pay rent becoming due subsequent to the commencement of the Proceedings and payable as an administrative expense at any of such Loan Party's locations, which failure continues for the lesser of the applicable cure period under the lease or ten
(10) days following the day on which such rent first came due; and

          (e) the discharge by the Loan Parties of either their present independent accountants or Loan Parties, or any withdrawal or resignation by such independent accountants or consultants.

Each notice delivered under this Section shall be accompanied by a statement by a Financial Officer or other executive officer of the Borrower on behalf of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         SECTION 5.3.  INFORMATION REGARDING COLLATERAL.

         (a) The Loan Parties will furnish to the Agents prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. The Loan Parties will promptly notify the Agents if any material portion of the Collateral is damaged or destroyed and immediately deliver an updated Borrowing Base Certificate reflecting such loss.

         (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.1, the Borrower shall deliver to the Agents a certificate of a Financial Officer of the Borrower setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section.

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         SECTION 5.4. EXISTENCE; CONDUCT OF BUSINESS. Each Loan Party will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to comply with its respective charter, certificate of incorporation, articles of organization, and/or other organizational documents, as applicable; and by-laws and/or other instruments which deal with corporate governance, and to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business.

         SECTION 5.5. PAYMENT OF OBLIGATIONS. Each Loan Party will, and will cause each of the Subsidiaries to, pay its Indebtedness and other obligations, including tax liabilities, arising subsequent to, or not stayed by, the commencement of the Proceedings before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. Nothing contained herein shall be deemed to limit the rights of the Administrative Agent under Section 2.2(b) hereof.

         SECTION 5.6. MAINTENANCE OF PROPERTIES. Each Loan Party will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

         SECTION 5.7.  INSURANCE.

         (a) Each Loan Party shall (i) maintain insurance with financially sound and reputable insurers with an A.M. Best rating of A- or better (or, to the extent consistent with prudent business practice, a program of self-insurance approved by the Administrative Agent) on such of its property and in at least such amounts and against at least such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death occurring upon, in or about or in connection with the use of any properties owned, occupied or controlled by it (including the insurance required pursuant to the Security Documents); (ii) maintain such other insurance as may be required by law; and (iii) furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

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         (b)      Fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a non-contributing mortgage clause (regarding improvements to real property) and lenders' loss payable clause (regarding personal property), in form and substance satisfactory to the Collateral Agent, which endorsements or amendments shall provide that, the insurer shall pay all proceeds otherwise payable to the Borrower or the other Loan Parties under the policies directly to the Collateral Agent, (ii) a provision to the effect that none of the Borrower, the Administrative Agent, the Collateral Agent, or any other party shall be a coinsurer and (iii) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Lenders. Commercial general liability policies shall be endorsed to name the Collateral Agent as an additional insured. Business interruption policies shall name the Collateral Agent as a loss payee and shall be endorsed or amended to include (i) a provision that, the insurer shall pay all proceeds otherwise payable to the Borrower or the other Loan Parties under the policies directly to the Administrative Agent or the Collateral Agent, (ii) a provision to the effect that none of the Borrower, the Administrative Agent, the Collateral Agent or any other party shall be a co-insurer and (iii) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Lenders. Each such policy referred to in this paragraph also shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than 30 days' prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 60 days' prior written notice thereof by the insurer to the Collateral Agent. All such insurance which covers the Collateral shall include an endorsement in favor of the Collateral Agent, which endorsement shall provide that the insurance, to the extent of the Collateral Agent's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Borrower or by the failure of any grantor to comply with any warranty or condition of the policy. The Borrower shall deliver to the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent) together with evidence satisfactory to the Collateral Agent of payment of the premium therefor.

         SECTION 5.8. CASUALTY AND CONDEMNATION. Each Loan Party will furnish to the Agents and the Lenders written notice within 10 days of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any material

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portion of the Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

         SECTION 5.9.  BOOKS AND RECORDS; INSPECTION AND AUDIT RIGHTS.

         (a) Each Loan Party will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of the Subsidiaries to, permit any representatives designated by any Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

         (b) Each Loan Party will, and will cause each of the Subsidiaries to, from time to time upon the request of the Collateral Agent or the Required Lenders through the Administrative Agent, permit the Collateral Agent or the Lenders or professionals (including investment banks, consultants, accountants, lawyers and appraisers) retained by the Collateral Agent, the Administrative Agent or the Lenders to conduct (i) evaluations of the Borrower's practices in the computation of the Borrowing Base and (ii) appraisals of the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves (it being understood and agreed to that, in the absence of a Default or Event of Default, the Collateral Agent will conduct such evaluations and appraisals not more than three times per fiscal year of the Borrower), and pay the reasonable and documented fees and expenses of the Collateral Agent, the Lenders or such professionals with respect to such evaluations and appraisals.

         (c) The Agents may from time to time conduct "mystery shopping" visits to any or all of the Borrower's business premises, shall provide to the Borrower a copy of any written report of the results of such "mystery shopping" issued by any third party "mystery shopper" engaged by the Agents, and all reasonable expenses incurred by the Agents with respect to such visits (absent a Default or Event of Default, not to exceed $1,500 per rolling twelve month period) shall be reimbursed by the Borrower pursuant to
Section 9.3.

         SECTION 5.10. COMPLIANCE WITH LAWS. Each Loan Party will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not

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reasonably be expected to result in a Material Adverse Effect. Each Loan
Party will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders entered in or relating to the Proceedings.

         SECTION 5.11. USE OF PROCEEDS AND LETTERS OF CREDIT. The proceeds of Loans made hereunder and Letters of Credit issued hereunder will be used only
(a) first, to pay the full amount of the Pre-Petition Debt, (b) to finance the acquisition of working capital assets of the Borrower, including the purchase of inventory and equipment, in each case in the ordinary course of business and (c) to finance capital expenditures of the Borrower, and (d) for general corporate purposes, which may include payments permitted to be made under Section 6.7. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

         SECTION 5.12. ADDITIONAL SUBSIDIARIES. The Loan Parties will not, and will not permit any Subsidiary to, form or acquire any Subsidiary without the express written consent of the Required Lenders. If (i) any additional Subsidiary is formed or acquired after the Closing Date, the Borrower will notify the Agents and the Lenders thereof or (ii) the Administrative Agent determines that the Subsidiary existing on the Closing Date has material assets and notifies the Borrower, then (a) if such Subsidiary is a Subsidiary Loan Party, the Borrower will cause such Subsidiary to become a guarantor of the Obligations and become a party to each applicable Security Document in a manner satisfactory to the Collateral Agent within three Business Days after such Subsidiary is formed or acquired or the Agent gives the notice described in clause (ii) above and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as any Agent or the Required Lenders shall reasonably request and (b) if any shares of capital stock or Indebtedness of such Subsidiary are owned by or on behalf of any Loan Party, the Borrower and the Borrower will cause such shares and promissory notes evidencing such Indebtedness to be pledged pursuant to a pledge agreement, in a form satisfactory to the Collateral Agent and which shall thereafter constitute a Security Document, within three Business Days after such Subsidiary is formed or acquired or the Agent gives the notice described in clause (ii) above (except that, if such Subsidiary is a Foreign Subsidiary, shares of common stock of such Subsidiary to be pledged pursuant to such pledge agreement may be limited to 65% of the outstanding shares of common stock of such Subsidiary).

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         SECTION 5.13.  FURTHER ASSURANCES.

         (a) Each Loan Party will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law, or which any Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. Without limiting the foregoing, prior to the entry of the Final Borrowing Order, the Agents shall have received the Security Documents duly executed by the applicable Loan Parties and such other instruments, documents and agreements as the Agents and their counsel shall have reasonably requested to confirm, perfect and more fully vest the rights of the Agents and the Lenders under the Loan Documents, including, without limitation, in the collateral granted pursuant to the Security Documents. The Loan Parties also agree to provide to the Agents, from time to time upon request, evidence reasonably satisfactory to the Agents as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

         (b) If any material assets are acquired by the Borrower or any Loan Party after the Closing Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof), the Loan Parties will notify the Agents and the Lenders thereof, and the Loan Parties will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or reasonably requested by any Agent or the Required Lenders to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

         (c) Upon the request of the Administrative Agent, the Borrower shall cause each of its customs brokers to deliver an agreement to the Administrative Agent covering such matters and in such form as the Administrative Agent may reasonably require.

         (d) Not later than thirty (30) days after the Closing Date the Borrower shall have entered into a Blocked Account Agreement with Bank of America, N.A. ("Bank of America") with respect to the Blocked Accounts maintained by the Borrower with Bank of America, such Blocked Account Agreement to be in form and substance reasonably satisfactory to the Administrative Agent.

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         (e)      Not later than ten (10) Business Days after the Closing
Date the Loan Parties shall have delivered to the Administrative Agent certificates of all insurance maintained in accordance with Section 5.7 of this Agreement and Section 4.11 of the Security Agreement showing the Collateral Agent listed as loss payee together with certified copies of, or binder certificates evidencing, such policies of insurance, in each case in form and substance reasonably satisfactory to the Agents.

          (f) Not later than ten (10) days after the Closing Date the Loan Parties shall have caused Streamline (inventory consolidators) to deliver a waiver in form and substance reasonably satisfactory to the Collateral Agent.

         (g) Not later than thirty (30) days after the Closing Date the Borrower shall have delivered assignments to the Collateral Agent of and amendments to all mortgages in favor of the agent under the Pre-Petition Agreement and such new mortgages and title insurance policies as the Collateral Agent reasonably requests, all in form and substance reasonably satisfactory to the Collateral Agent.

                                   ARTICLE 6.

                               NEGATIVE COVENANTS

         Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all L/C Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

         SECTION 6.1.  INDEBTEDNESS.

          (a) The Loan Parties will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                  (i)      Indebtedness created under the Loan Documents;

                  (ii) Indebtedness arising prior to the commencement of the Proceedings and set forth in SCHEDULE 6.01;

                  (iii) Indebtedness of the Borrower or the Subsidiaries incurred subsequent to the commencement of the Proceedings to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in

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         connection with the acquisition of any such assets or secured by a
         Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof, PROVIDED that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (iii) shall not exceed $2,000,000 at any time outstanding;

                  (iv) Indebtedness under Hedging Agreements entered into in accordance with Section 6.6;

                  (v) unsecured Indebtedness in respect of presently existing limited recourse arrangements under the Store Credit Card Program Documents;

                  (vi) Indebtedness with respect to customer deposits not exceeding in the aggregate $1,250,000 taken in the ordinary course prior to the Filing Date; and

                  (vii) other unsecured Indebtedness of the Borrower arising subsequent to the commencement of the Proceedings in an aggregate principal amount not exceeding $2,000,000 at any time outstanding.

         (b) Subject to the provisions of Section 6.7, none of the Loan Parties will, nor will they permit any Subsidiary to, issue any preferred stock (except for preferred stock (i) all dividends in respect of which are to be paid (and all other payments in respect of which are to be made) in additional shares of such preferred stock, in lieu of cash, until the date that is at least 360 days following the Maturity Date, (ii) that is not subject to redemption other than redemption at the option of the Loan Party issuing such preferred stock and (iii) all payments in respect of which are expressly subordinated to the Obligations) or be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of (i) any shares of capital stock of any Loan Party or (ii) any option, warrant or other right to acquire any such shares of capital stock.

         SECTION 6.2. LIENS. The Loan Parties will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

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         (a)      Liens created under the Loan Documents;

         (b)      Permitted Encumbrances;

         (c) any Lien on any property or asset of any Loan Party set forth in SCHEDULE 6.02, PROVIDED that (i) such Lien shall not apply to any other property or asset of any Loan Party and (ii) such Lien shall secure only those obligations that it secures as of the Closing Date, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

         (d) any Lien existing on any property or asset (exclusive of any Accounts or Inventory) prior to the acquisition thereof by the Borrower or existing on any property or asset (exclusive of any Accounts or Inventory) of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, PROVIDED that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and
(iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

         (e) Liens on fixed or capital assets acquired, constructed or improved by any Loan Party PROVIDED that (i) such security interests secure Indebtedness permitted by clause (iii) of Section 6.1(a), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of any Loan Party.

         SECTION 6.3.  FUNDAMENTAL CHANGES.

                  (a) The Loan Parties will not and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve.

                  (b) The Borrower and the Subsidiaries will not engage in any business other than businesses of the type conducted by the Borrower and


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the Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

         SECTION 6.4. INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS. The Loan Parties will not, and will not permit any of the Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

         (a)      Permitted Investments;

         (b)      investments  existing on the Closing Date, and set forth on
SCHEDULE 6.04, to the extent such investments would not be permitted under any other clause of this Section;

         (c) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

         (d)      Hedging Agreements permitted under Section 6.6; and

         (e) loans or advances to employees for the purpose of travel, entertainment or relocation in the ordinary course of business in an aggregate amount not to exceed $100,000 at any time outstanding;

PROVIDED, HOWEVER, that (A) in each such case referred to in this Section 6.4, arrangements have been made to the satisfaction of the Agents and the Lenders for the perfection and protection and the preservation of the priority of the Collateral Agent's Lien therein and (B) in the case of any Investments referred to in clause (a) of this Section 6.4 which do not consist of cash collateral expressly required to be delivered and which, in fact, have been delivered to the Collateral Agent hereunder, such investments are made only at a time when Tranche A Loan outstandings are zero (other than Letters of Credit with respect to which the Agent has received cash collateral in the amount of 105% of the maximum drawing amount).


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         SECTION 6.5. ASSET SALES. The Loan Parties will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any capital stock, nor will the Loan Parties permit any of the Subsidiaries to issue any additional shares of its capital stock or other ownership interest in such Subsidiary, except:

          (a) (i) sales of Inventory in the ordinary course of business, or (ii) so long as no Event of Default exists or would arise therefrom, sales of used or surplus equipment and Permitted Investments in the ordinary course of business;

         (b) so long as no Event of Default exists or would arise therefrom, sales of Real Estate and furniture, fixtures and equipment relating to such Real Estate on such terms and conditions as may be reasonably acceptable to the Tranche B Lender or approved by the Bankruptcy Court in the Proceedings, but in no event shall the Net Proceeds from the sale of any Eligible Real Estate be less than the Release Price therefor;

         (c) so long as no Event of Default exists or would arise therefrom, the liquidation of the Inventory of up to seven of the Borrower's retail stores on a bulk basis on terms reasonably acceptable to the Agents, conducted by a professional liquidator on an "equity" basis and not a commission or other basis, with net proceeds after liquidation costs equal to not less than 75% of the Cost of such liquidated Inventory PROVIDED that the related Real Estate Lease remains subject to Section 6.16;

PROVIDED that all sales, transfers, leases and other dispositions permitted hereby shall be made at arm's length and for fair value and solely for cash consideration. In connection with a permitted disposition, the Collateral Agent shall, at the expense of the Borrower, release all of its Liens on the assets disposed of, but not the proceeds of such disposition.

         SECTION 6.6. HEDGING AGREEMENTS. The Loan Parties will not, and will not permit any of the Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower is exposed in the conduct of its business or the management of its liabilities.

         SECTION 6.7.  RESTRICTED PAYMENTS; CERTAIN PAYMENTS OF INDEBTEDNESS.

         (a) The Loan Parties will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except as long as no Event of Default exists or would

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

arise therefrom the Loan Parties may declare and pay dividends with respect to their capital stock payable solely in additional shares of their common stock.

         (b) The Loan Parties will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

                  (i) payment of regularly scheduled interest and principal payments as and when due in respect of any permitted Indebtedness incurred subsequent to the commencement of the Proceedings or for payments required or permitted to be made pursuant to an order of the Bankruptcy Court in the Proceedings for adequate protection payments pursuant to the Bankruptcy Code;

                  (ii) refinancings of Indebtedness described in clause (i), above, to the extent permitted by Section 6.1;

                  (iii) payments in an amount not to exceed $1,500,000 or such greater amount as the Administrative Agent agrees to in writing to fund a reclamation program, the terms of which are subject to the Administrative Agent's consent; and

                  (iv)  the return of customer  deposits  described in
         Section 6.1(a)(vi) in the ordinary course of business consistent with the Borrower's past practice.

          (c) The Loan Parties will not, and will not permit any Subsidiary to, after the occurrence and during the continuance of an Event of Default, deposit or otherwise credit any amounts to the Escrow Account without the express prior written consent of the Administrative Agent and the Lenders.

         SECTION 6.8. TRANSACTIONS WITH AFFILIATES. The Loan Parties will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from

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

unrelated third parties, (b) transactions between or among the Subsidiary Loan Parties not involving any other Affiliate, (c) until the occurrence of any Event of Default, any Restricted Payment permitted by Section 6.7, and
(d) any transactions listed on SCHEDULE 6.8.

         SECTION 6.9. RESTRICTIVE AGREEMENTS. The Loan Parties will not and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Loan Parties or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary, provided that
(i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions identified on SCHEDULE 6.9 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, PROVIDED such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment or subleasing thereof.

         SECTION 6.10. AMENDMENT OF MATERIAL DOCUMENTS. The Loan Parties will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under (a) its certificate of incorporation, by-laws or other organizational documents, if an Event of Default or Material Adverse Effect would result, (b) any leases or subleases relating to Real Estate, or (c) any other instruments, documents or agreements entered into prior to the commencement of the Proceedings, in each case to the extent that such amendment, modification or waiver would be adverse to the interests of the Lenders or otherwise have a Material Adverse Effect.

         SECTION 6.11. CAPITAL EXPENDITURES. The Loan Parties will not permit the aggregate amount of Capital Expenditures made by the Borrower and the Subsidiaries in any fiscal period to exceed the amount set forth below opposite such period:

          ------------------------------------ -------------------------------
                  FISCAL PERIOD ENDING                      AMOUNT
          ------------------------------------ -------------------------------
           Fiscal year ending January, 2001               $4,000,000
          ------------------------------------ -------------------------------
           Six fiscal month period
           ending July, 2001                              $2,500,000
          ------------------------------------ -------------------------------

         SECTION 6.12.  FINANCIAL COVENANTS.

          (a) MINIMUM CONSOLIDATED EBITDA The Borrower and the Subsidiaries shall achieve Consolidated EBITDA, tested monthly on a cumulative basis from February 1, 2000 through each fiscal month up to and including the fiscal month ending January 2001 and on a rolling twelve month basis thereafter, as follows:
@@

          ------------------- -----------------------------------------------
            MONTH ENDING           CUMULATIVE MINIMUM CONSOLIDATED EBITDA
          ------------------- -----------------------------------------------
           February, 2000                    ($2,000,000)
          ------------------- -----------------------------------------------
           March, 2000                       ($1,800,000)
          ------------------- -----------------------------------------------
           April, 2000                       ($1,600,000)
          ------------------- -----------------------------------------------
           May, 2000                         ($1,500,000)
          ------------------- -----------------------------------------------
           June, 2000                         ($650,000)
          ------------------- -----------------------------------------------
           July, 2000                         ($250,000)
          ------------------- -----------------------------------------------
           August, 2000                           $0
          ------------------- -----------------------------------------------
           September, 2000                     $400,000
          ------------------- -----------------------------------------------
           October, 2000                      $1,200,000
          ------------------- -----------------------------------------------
           November, 2000                     $2,500,000
          ------------------- -----------------------------------------------

                                       96

          ------------------- -----------------------------------------------
           December, 2000                     $8,400,000
          ------------------- -----------------------------------------------
           January, 2001                      $6,000,000
          ------------------- -----------------------------------------------
           February, 2001                     $5,000,000
          ------------------- -----------------------------------------------
           March, 2001                        $5,000,000
          ------------------- -----------------------------------------------
           April, 2001                        $5,000,000
          ------------------- -----------------------------------------------
           May, 2001                          $5,000,000
          ------------------- -----------------------------------------------
           June, 2001                         $5,000,000
          ------------------- -----------------------------------------------
           July, 2001                         $5,000,000
          ------------------- -----------------------------------------------

@@

          (b) PURCHASES OF INVENTORY. The Borrower shall not permit its purchases of new Inventory, calculated on a cumulative basis from February 1, 2000, on a rolling two month basis to be less than the following as of the end of applicable months:
@@

         ------------------------ ----------------------------------
                MONTH ENDING             CUMULATIVE PURCHASES
         ------------------------ ----------------------------------
          March, 2000                         $38,000,000
         ------------------------ ----------------------------------
          April, 2000                         $42,000,000
         ------------------------ ----------------------------------
          May, 2000                           $45,200,000
         ------------------------ ----------------------------------
          June, 2000                          $54,000,000
         ------------------------ ----------------------------------
          July, 2000                          $54,100,000
         ------------------------ ----------------------------------
          August, 2000                        $53,100,000
         ------------------------ ----------------------------------
          September, 2000                     $70,000,000
         ------------------------ ----------------------------------


                                       97

         ------------------------ ----------------------------------
          October, 2000                       $75,700,000
         ------------------------ ----------------------------------
          November, 2000                      $83,800,000
         ------------------------ ----------------------------------
          December, 2000                      $73,100,000
         ------------------------ ----------------------------------
          January, 2001                       $39,400,000
         ------------------------ ----------------------------------
          February, 2001                      $20,000,000
         ------------------------ ----------------------------------
          March, 2001                         $42,600,000
         ------------------------ ----------------------------------
          April, 2001                         $47,800,000
         ------------------------ ----------------------------------
          May, 2001                           $45,200,000
         ------------------------ ----------------------------------
          June, 2001                          $54,000,000
         ------------------------ ----------------------------------
          July, 2001                          $54,100,000
         ------------------------ ----------------------------------

@@


         SECTION 6.13. ADDITIONAL SUBSIDIARIES. The Loan Parties will not, and will not permit any Subsidiary to, create or purchase any additional Subsidiary without the express written consent of the Required Lenders.

         SECTION 6.14. RETURN OF PROPERTY. Without the prior written consent of the Administrative Agent, the Borrower shall not consent to or suffer the entry of an order in the Proceedings which authorizes the return of any of the Borrower's property pursuant to Section 546(g)* of the Bankruptcy Code.

         SECTION 6.15. BANKRUPTCY PROCEEDINGS. The Borrower will not, and will not permit any of its Subsidiaries to seek, consent or suffer to exist (i) any modification, stay, vacation or amendment to the Orders; (ii) a priority claim for any administrative expense or unsecured claim against the Borrower (now existing or hereafter arising of any kind or nature whatsoever, including without limitation any administrative expense of the kind specified in Section 105, 326, 330, 331, 503(a), 503(b), 506(c), 507(a), 507(b), 546(c), 546(d) or
1114 of the Bankruptcy Code) equal or superior to the priority claim of the Agents and the Lenders in respect of the Obligations, except with respect to the Carve Out and to the proceeds of avoidance actions of the Borrower under Chapter 5 of the Bankruptcy Code (with the exception of actions brought pursuant to Section 549 of such Chapter to recover any post-petition transfer of the Collateral); and (iii) any Lien on any Collateral, having a priority equal or superior to the Liens in favor of the Agents and the Lenders in respect of the Obligations, except for Permitted
Prior Liens.

         SECTION 6.16. REAL ESTATE LEASES. Except in connection with the sale or transfer of Eligible Real Estate or other assets related to a Real Estate Lease that is otherwise permitted by the terms of this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, with respect to the Real Estate Leases, (i) transmit any written communication to the lessor under any Real Estate Lease without the approval of the Tranche B Lender if such communication relates to or involves (A) any actual or alleged breach, default, or event of default under the subject Real Estate Lease, (B) any actual or proposed renewal, extension, termination, cancellation, or other change in the term of the subject Real Estate Lease, (C) any actual or proposed modification to or waiver of any material provision of the subject Real Estate Lease, or (D) any other matter that would result in the lessor under any Real Estate Lease having the right: (x) to terminate or cancel any such Real Estate Lease; or (y) to accelerate the Borrower's monetary obligations thereunder; or which in the reasonable judgment of the Tranche B Lender would be expected to result in any material adverse effect upon any of the Borrower's leasehold interests under any such Real Estate Lease, or the value of any such interest, (ii) terminate or cancel, or agree to terminate or cancel, any Real Estate Lease, or settle, compromise, or adjust, or agree to settle, compromise, or adjust, any claim (other than the Hickel Litigation) involving an amount in excess of two months' rent which the Borrower may have against the lessor under any Real Estate Lease (including, without limitation, any claim based upon any alleged default by any lessor or upon any casualty or eminent domain proceeding), without the prior written consent of the Tranche B Lender, (iii) amend, modify, or supplement, or agree to amend, modify, or supplement, any Real Estate Lease without the prior written consent of the Tranche B Lender, unless such amendment, modification, or supplement is minor or immaterial or of an administrative or operational nature and would not in the reasonable judgment of the Tranche B Lender adversely affect the value of the Borrower's leasehold interest; (iv) assign any Real Estate Lease or sublet or license any portion of the premises without the prior written consent of the Tranche B Lender, other than to the Collateral Agent, to any holders of Permitted Liens therein, or licenses to licensees of merchandise departments in the Borrower's retail stores if any such license does not effect any form of leasehold interest in any portion of the premises demised to the Borrower under any of the Real Estate Leases or if any such license does effect such an interest, such interest is terminable on no more than 60 days notice, or on any sale, or other disposition of the Real Estate Lease; (v) make any material structural alteration to any of the premises demised by any of the Real Estate Leases which is not contemplated or provided for by such Real Estate Lease, or remove any material constituent of the real estate collateral from its present location, in either case without the prior written consent of the Tranche B Lender, if such alteration or removal would (A) result in the lessor under any Real Estate Lease having the right: (x) to terminate or cancel any such Real Estate Lease; or (y) to accelerate the Borrower's monetary obligations thereunder; or (B) in the reasonable judgment of the Tranche B Lender, be expected to result in any material adverse effect upon any of the Borrower's leasehold interests under any such Real Estate Lease; or (vi) pledge, mortgage, or otherwise hypothecate any of the Real Estate Leases other than to the Collateral Agent and to any holders of Permitted Liens therein.

                                   ARTICLE 7.

                               EVENTS OF DEFAULT

         SECTION 7.1. If any of the following events ("EVENTS OF DEFAULT") shall occur:

         (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any L/C Disbursement not funded by an ABR Loan or a Swingline Loan pursuant to Section 2.6(d) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

         (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of one Business Day;

         (c) any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

         (d) the Loan Parties shall fail to observe or perform any covenant, condition or agreement contained in Article 2, Article 5 (except for Sections 5.4, 5.5, 5.6, 5.10, 5.12 and 5.13(a), (b) and (c)) or Article 6
(except for Sections

6.3(b) and 6.16(i) to the extent that a failure under Section 6.16(i) would not in the reasonable judgment of the Tranche B Lender have a material adverse effect upon the relevant leasehold interest or the value thereof);

         (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified above in this Article), and such failure shall continue unremedied for a period of 10 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

         (f) any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness incurred subsequent to the commencement, or otherwise required by the Bankruptcy Court to be paid during the pendency, of the Proceedings, when and as the same shall become due and payable (after giving effect to the expiration of any grace or cure period set forth therein);

         (g) any event or condition occurs that results in any Material Indebtedness incurred subsequent to the commencement, or otherwise required to be paid during the pendency, of the Proceedings, becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, PROVIDED that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness permitted in accordance with the terms of this Agreement;

         (h) The entry of an order in the Proceedings, which order constitutes the stay of any Order or a modification or reversal of any Order to which the Agents and each Lender have not consented in writing;

         (i) The appointment in the Proceedings of a trustee or of any examiner having expanded powers to operate all or any part of any Loan Party's business;

         (j) The conversion of the Proceedings to a case under Chapter 7 of the Bankruptcy Code;

         (k) The entry of any order which provides relief from the automatic stay otherwise imposed pursuant to Section 362 of the Bankruptcy Code, which order permits any creditor, other than the Agents, to realize upon, or to exercise any right or remedy with respect to, any material asset of any Loan Party or to terminate any license, franchise, or similar agreement, where the exercise of such right or remedy or such realization or termination could have a material adverse effect on the Borrower's and the Subsidiaries' financial condition or ability to conduct their business in the ordinary course.

         (l) (i) one or more judgments for the payment of money in an aggregate amount in excess of $100,000 shall be rendered against any Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed or (ii) any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of any Loan Party to enforce any such judgment, but only if and to the extent that the enforcement of any of the judgments or actions described in this paragraph (l) is not stayed in the Proceedings;

         (m) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties in an aggregate amount exceeding $100,000;

         (n) (i) any challenge by or on behalf of any Loan Party to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

              (ii) any challenge by or on behalf of any other Person to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto, but in each case, only if an order or judgment as to such challenge has been entered adverse to the Agents and the Lenders.

             (iii) any Lien purported to be created under any Security
         Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents;

         (o)   a Change in Control shall occur;

         (p) the occurrence of any uninsured loss to any material portion of the Collateral;

         (q) the indictment of, or institution of any legal process or proceeding against, any Loan Party, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any property of any Loan Party and/or the imposition of any stay or other order, the effect of which could reasonably be to restrain in any material way the conduct by the Loan Parties, taken as a whole, of their business in the ordinary course, and such indictment remains unquashed or such legal process remains undismissed for a period of 45 days or more;

         (r) the determination of the Borrower, whether by vote of the Borrower's board of directors or otherwise to: suspend the operation of the Borrower's business in the ordinary course, liquidate all or, except as permitted by Section 6.5, a material portion of the Borrower's assets or store locations, or, except as permitted by Section 6.5, employ an agent or other third party to conduct any so-called store closing, store liquidation or "Going-Out-Of-Business" sales; or the filing of a motion or other application in the Proceedings seeking authority to do any of the foregoing;

         (s) an application shall be filed by the Borrower for the approval of any other Super-Priority Claim in the Proceedings which is PARI PASSU with or senior to the claims of the Agents and the Lenders against the Borrower hereunder or under any of the other Loan Documents (unless after giving effect to the transactions contemplated by such application, all Obligations (whether contingent or otherwise) shall be paid in full in cash and the Commitments shall be terminated), or there shall arise any such Super-Priority Claim;

         (t) the Borrower shall fail to comply with any order of the Bankruptcy Court in any material respect to the material detriment of the Lenders and the Agents or which otherwise would have a Material Adverse Effect;

         (u) the Borrower shall pay or discharge any pre-petition Indebtedness (other than (i) customary first day orders reasonably acceptable to the Agents, (ii) the return of deposits described in Section 6.1(a), (iii) the payment of the Pre-Petition Lender Debt; and (iv) the payment of reclamation claims permitted by Section 6.7(b)(iii)) in excess of $100,000 in the aggregate;

         (v) the Borrower (or any other person in the case of clause (ii)) shall file a motion in the Proceedings (i) to use cash collateral of the Lenders under Section 363(c) of the Bankruptcy Code without the Lenders' consent, (ii) to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code, or (iii) to take any other action or actions adverse to the Lenders or their rights and remedies hereunder or under any of the other Loan Documents or the Lenders' interest in any of the Collateral;

         (w) a suit or action against the Lenders or the Agents shall be commenced by the Borrower, any federal, state environmental protection or health and safety agency or any official committee in the Proceedings, which suit or action asserts any claim or legal or equitable remedy contemplating subordination of any claim or Lien of the Lenders or the Agents, and, with respect to any suit or action by any such federal or state agency, (i) a preliminary order for relief or judgment or decree shall have been entered in such suit or action against the Lenders or the Agents or (ii) a motion to dismiss brought by the Lenders or the Agents in response thereto shall have been denied;

then, and in every such event, and at any time thereafter during the continuance of such event, subject to the terms of the Order, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         SECTION 7.2. TRANCHE B ACTIONABLE EVENTS. If any of the following events occurs:

         (a) any Event of Default set forth in Sections 7.1(a) or (b) (with respect to the Tranche B Loan) or any Overadvance (other than a Permitted Overadvance) exists for more than twenty days; or

         (b)   acceleration of the Tranche A Loans;

then, and in every such event and at any time thereafter during the continuance of any such event, subject to the terms of the Order, the Administrative Agent may, and at the request of the Tranche B Lender shall, by notice to the Borrower take one or more of the following actions, at the same or different times: (i) provided that either (A) the Tranche A Loans have been declared due and payable pursuant to Section 7.1 or (B) 20 Business Days have elapsed since the occurrence of such event, declare the Tranche B Loan then outstanding to be forthwith due and payable, whereupon the principal of the outstanding Tranche B Loan together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the other Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding; (ii) provided that either (A) the Tranche A Loans have been declared due and payable pursuant to Section 7.1 or (B) 20 Business Days have elapsed since the occurrence of the such event, instruct the Collateral Agent to exercise its remedies under the Security Documents (including, without limitation, foreclosure upon and taking possession of the Collateral) and (iii) exercise any and all other remedies under the Loan Documents and applicable law available to the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders. In the event that the Tranche A Lenders declare the Tranche A Loans to be due and payable pursuant to Section 7.1, then the Agents shall thereupon follow the instructions of the Required Lenders (subject to the provisions of Sections 7.4 and 9.2 hereof).

         SECTION 7.3. WHEN CONTINUING. For all purposes under this Agreement, each Default and Event of Default that has occurred shall be deemed to be continuing at all times thereafter unless it either (a) is cured or corrected to the reasonable written satisfaction of the Lenders in accordance with
Section 9.2, or (b) is waived in writing by the Lenders in accordance with
Section 9.2. For all purposes under this Agreement, each event described in
Section 7.2 that has occurred shall be deemed to be continuing at all times thereafter unless it either (a) is cured or corrected to the reasonable written satisfaction of the Tranche B Lender in accordance with Section 9.2 or (b) is waived in writing by the Tranche B Lender in accordance with
Section 9.2.

         SECTION 7.4. REMEDIES. Upon the occurrence of an Event of Default and acceleration of the Obligations, and following the giving and expiration of seven Business Days' notice to the Borrower, the Creditors' Committee, and the United States Trustee, the Agents shall have relief from the automatic stay and may foreclose on all or any portion of the Collateral or otherwise exercise remedies against the Collateral permitted by applicable nonbankruptcy law. During such seven-Business-Day notice period, the Borrower shall be entitled to an emergency hearing with the Bankruptcy Court for the sole purposes of contesting whether an Event of Default has occurred. Unless during such period the Bankruptcy Court determines that an Event of Default has not occurred, the automatic stay, as to the Lenders and the Agents, shall automatically terminate at the end of such notice period and without further notice or order. Nothing herein shall preclude the Borrower, the Creditors' Committee or the United States Trustee from seeking injunctive relief pursuant to Section 105 of the Bankruptcy Code, PROVIDED that the Agents reserve their right to contest such extraordinary relief.

         At the expiration of any seven Business Day notice period referred to above, in case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to Section 7.1, each Lender, if owed any amount with respect to the Loans, reimbursement obligations with respect to L/C Disbursements or other Obligations, may, and the Agent may, if requested by the Required Lenders and in its sole discretion, on behalf of the Lenders, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the Agents or the holder of any Note or the purchaser of any reimbursement obligation with respect to an L/C Disbursement is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         SECTION 7.5. DISTRIBUTION OF COLLATERAL PROCEEDS. (a) In the event that, following the occurrence and during the continuance of any Event of Default, either Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be applied to the Obligations as follows:

               (i) First, to the payment of, or (as the case may be) the reimbursement of the Agents for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agents in connection with the collection of such monies by the Agents, for the exercise, protection or enforcement by the Agents of all or any of the rights, remedies, powers and privileges of the Agents under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agents against any taxes or liens which by law shall have, or may have, priority over the rights of the Agents to such monies,

              (ii) second, to pay interest on, and then principal of, Swingline Loans;

             (iii) third, to pay interest on the Tranche A Loans (other than Swingline Loans) then due and payable;

              (iv) fourth, to pay the principal of Tranche A Loans (it being understood that such repayment shall be accompanied by a permanent reduction in the Tranche A Commitment (if then in effect) in the amount of such repayment);

               (v) fifth, to cash collateralize Letters of Credit in an amount equal to 105% of the maximum drawing amount thereof;

              (vi) sixth, to pay the principal of and all Current Pay Interest and PIK Interest on the Tranche B Loan;

             (vii) seventh, to pay all other Obligations in the order agreed to in writing by the Administrative Agent and the Lenders, then upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders, the Agents and Secured Parties of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code; and

            (viii) eighth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

         (b) Notwithstanding the foregoing, in the event that any such amounts constitute the proceeds of Collateral which, pursuant to Section 2.18, are required to be applied to pay the Tranche B Loan, such amounts shall be applied FIRST to pay amounts pursuant to clause (a)(i) above, SECOND to prepay the Tranche B Loan in accordance with Section 2.18, THIRD to repay

Tranche A Loans (it being understood that such repayment shall be accompanied by a permanent reduction in the Tranche A Commitment in the amount of such repayment), and FOURTH in accordance with the preceding clause (a).

         (c) (i) With respect to each type of Obligation owing to the Lenders, such as interest, principal, fees and expenses, all payments shall be made to the Lenders PRO RATA, and (ii) the Agents may in their discretion make proper allowance on a PRO RATA basis among the Lenders to take into account any Obligations not then due and payable.

                                   ARTICLE 8.

                                   THE AGENTS

         SECTION 8.1. ADMINISTRATION BY ADMINISTRATIVE AGENT. (a) The general administration of the Loan Documents shall be by the Administrative Agent. The Lenders, the Collateral Agent and the Issuing Bank each hereby irrevocably authorizes the Administrative Agent (i) to enter into the Loan Documents to which it is a party and (ii) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents and the Notes as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents.

         (b) The relationship between the Agents and each of the Lenders and the Issuing Bank is that of an independent contractor. The use of the term "Agents" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agents and each of the Lenders and the Issuing Bank. Nothing contained in this Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agents and the Issuing Bank or any of the Lenders.

         (c) As an independent contractor empowered by the Lenders and the Issuing Bank to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, each of the Agents is nevertheless a "representative" of the Lenders and the Issuing Bank, as that term is defined in Article 1 of the UCC, for purposes of actions for the benefit of the Lenders, the Issuing Bank and the Agents with respect


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to all collateral security and guaranties contemplated by the Loan Documents.
Such actions include the designation of any Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders, the Issuing Bank and the Agents.

         SECTION 8.2. THE COLLATERAL AGENT. Each Lender, the Administrative Agent and the Issuing Bank hereby irrevocably (i) designate FRF as Collateral Agent under this Agreement and the other Loan Documents (and, to the extent designated from time to time by FRF, BBNA as its subagent), (ii) authorize the Collateral Agent to enter into the Security Documents and the other Loan Documents to which it is a party and to perform its duties and obligations thereunder and (iii) agree and consent to all of the provisions of the Security Documents. All Collateral shall be held or administered by the Collateral Agent (or its duly-appointed agent) for its benefit and for the ratable benefit of the other Secured Parties. Any proceeds received by the Collateral Agent from the foreclosure, sale, lease or other disposition of any of the Collateral and any other proceeds received pursuant to the terms of the Security Documents or the other Loan Documents shall be paid over to the Administrative Agent for application as provided in Sections 2.18, 2.22, or 7.5, as applicable.

         SECTION 8.3. SHARING OF EXCESS PAYMENTS. Each of the Lenders, the Agents and the Issuing Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Loan Party, including, but not limited to, a secured claim under
Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender, any Agent or the Issuing Bank under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of the Obligations owed it (an "EXCESS PAYMENT") as a result of which such Lender, such Agent or the Issuing Bank has received payment of any Loans or other Obligations outstanding to it in excess of the amount that it would have received if all payments at any time applied to the Loans and other Obligations had been applied in the order of priority set forth in Section 2.22, then such Lender, Agent or the Issuing Bank shall promptly purchase at par (and shall be deemed to have thereupon purchased) from the other Lenders, such Agent and the Issuing Bank, as applicable, a participation in the Loans and Obligations outstanding to such other Persons, in an amount reasonably determined by the Administrative Agent in good faith as the amount necessary to ensure that the economic benefit of such excess payment is


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reallocated in such manner as to cause such excess payment and all other payments at any time applied to the Loans and other Obligations to be effectively applied in the order of priority set forth in Section 2.22 and, within Tranche A and Tranche B, to each Lender PRO RATA in proportion to its Tranche A Commitment and Tranche B Commitment, respectively; PROVIDED, that if any such excess payment is thereafter recovered or otherwise set aside such purchase of participations shall be correspondingly rescinded (without interest). The Borrower and each other Loan Party expressly consents to the foregoing arrangements and agrees that any Lender, any Agent or the Issuing Bank holding (or deemed to be holding) a participation in any Loan or other Obligation may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower or such other Loan Party to such Lender, such Agent or the Issuing Bank as fully as if such Lender, Agent or the Issuing Bank held a Note and was the original obligee thereon, in the amount of such participation.

         SECTION 8.4. AGREEMENT OF REQUIRED LENDERS.

         (a) Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of only the Required Lenders, action shall be taken by the Agents for and on behalf or for the benefit of all Lenders upon the direction of the Required Lenders, and any such action shall be binding on all Lenders, (ii) upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of only the Tranche B Lender, action shall be taken by the Agents for and on behalf or for the benefit of all Lenders upon the direction of the Tranche B Lender, and any such action shall be binding on all Lenders. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 9.2.

         (b) Upon the occurrence of an Event of Default, the Agents shall (subject to the provisions of Section 9.2) take such action with respect thereto as may be reasonably directed by the Required Lenders or the Tranche B Lender pursuant to Section 7.2, as applicable; PROVIDED THAT unless and until the Agents shall have received such directions, the Agents may (but shall not be obligated to) take such action as it shall deem advisable in the best interests of the Lenders. In no event shall the Agents be required to comply with any such directions to the extent that the Agents believe that the Agents' compliance with such directions would be unlawful or commercially unreasonable.

         SECTION 8.5.  LIABILITY OF AGENTS.


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         (a)   Each of the Agents, when acting on behalf of the Lenders and the Issuing Bank, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents and employees, and none of the Agents nor their respective directors, officers, agents or employees shall be liable to the Lenders or the Issuing Bank or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders or the Issuing Bank or to any of them for the consequences of any oversight or error of judgment, or for any loss, except to the extent of any liability imposed by law by reason of such Agent's own gross negligence or willful misconduct. The Agents and their respective directors, officers, agents and employees shall in no event be liable to the Lenders or the Issuing Bank or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Lenders, or the Tranche B Lender, as applicable, or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, none of the Agents, nor any of their respective directors, officers, employees, or agents shall be responsible to any Lender or the Issuing Bank for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

         (b) None of the Agents nor any of their respective directors, officers, employees, or agents shall have any responsibility to the Borrower or the other Loan Parties on account of the failure or delay in performance or breach by any Lender (other than by the Agent in its capacity as a Lender) or the Issuing Bank of any of their respective obligations under this Agreement or the Notes or any of the Loan Documents or in connection herewith or therewith.

         (c) The Administrative Agent and the Collateral Agent, in such capacities hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper Person or Persons, and, such Person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such Person.

         SECTION 8.6. REIMBURSEMENT AND INDEMNIFICATION. Each Lender agrees
(i) to reimburse (x) each Agent for such Lender's Commitment Percentage of any expenses and fees incurred by such Agent for the benefit of

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the Lenders or the Issuing Bank under this Agreement, the Notes and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders or the Issuing Bank, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrower or the other Loan Parties and (y) each Agent for such Lender's Commitment Percentage of any expenses of such Agent incurred for the benefit of the Lenders or the Issuing Bank that the Borrower has agreed to reimburse pursuant to Section 9.3 and has failed to so reimburse and (ii) to indemnify and hold harmless the Agents and any of their directors, officers, employees, or agents, on demand, in the amount of such Lender's Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement, the Notes or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement, the Notes or any of the Loan Documents to the extent not reimbursed by the Borrower or the other Credit Parties (except such as shall result from their respective gross negligence or willful misconduct).

         SECTION 8.7. RIGHTS OF AGENTS. It is understood and agreed that FRF shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrower or any other Loan Party, as though it were not the Administrative Agent or the Collateral Agent, respectively, of the Lenders under this Agreement.

         SECTION 8.8. INDEPENDENT LENDERS AND ISSUING BANK. The Lenders and the Issuing Bank each acknowledge that they have decided to enter into this Agreement and to make the Loans or issue the Letters of Credit hereunder based on their own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrower and the other Loan Parties and agrees that the Agents shall bear no responsibility therefor.

         SECTION 8.9. NOTICE OF TRANSFER. The Agents may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Loans for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in Section 9.4(b).

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         SECTION 8.10. SUCCESSOR AGENT. Any Agent may resign at any time by giving five (5) Business Days' written notice thereof to the Lenders, the Issuing Bank, the other Agents and the Borrower. Upon any such resignation of any Agent, the Required Lenders shall have the right to appoint a successor Agent, which so long as there is no Default, or Event of Default, shall be reasonably satisfactory to the Borrower. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Lenders, the other Agents and the Issuing Bank, appoint a successor Agent which shall be (i) a commercial bank (or affiliate thereof) organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $100,000,000, (ii) or a Lender capable of complying with all of the duties of such Agent (and the Issuing Bank), hereunder (in the opinion of the retiring Agent and as certified to the Lenders in writing by such successor Agent) which, in the case of (i) and (ii) above, so long as there is no Default, or Event of Default, shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as such Agent, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement.

         SECTION 8.11. REPORTS AND FINANCIAL STATEMENTS. Promptly after receipt thereof from the Borrower, the Administrative Agent shall remit to each Lender and the Collateral Agent copies of all financial statements required to be delivered by the Borrower hereunder and all commercial finance examinations and appraisals of the Collateral received by the Administrative Agent.


                                   ARTICLE 9.

                                  MISCELLANEOUS

         SECTION 9.1. NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy (with a copy sent by overnight courier service), as follows:

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          (a)  if to any Loan Party, to it at 12413 Willows Road, N.E.
Kirkland, Washington 98034, Attention of Debbie Brownfield (Telecopy No.
(425) 814-9749) with copies to Stutman, Treister & Glatt, 3699 Wilshire Boulevard, Suite 900, Los Angeles, California, Attention of Charles D. Axelrod, Esquire (Telecopy No. (213) 251-5288) and to Heller, Ehrman, White & McAuliffe, 6100 Bank of America Tower, 701 Fifth Avenue, Seattle, WA 98104, Attention of John W. Hanley, Jr. (Telecopy No. (206) 447-0849);

          (b) if to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender to Fleet Retail Finance Inc., 40 Broad Street, Boston, Massachusetts 02109, Attention of Daniel J. Williams, Assistant Vice President (Telecopy No. (617) 434-4339), with a copy to Bingham Dana, LLP 150 Federal Street, Boston, Massachusetts 02110, Attention:
Edwin E. Smith, (Telecopy No. (617) 951-8736);

          (c) if to any other Lender, to it at its address (or telecopy number) set forth on the signature pages hereto or on any Assignment and Acceptance for such Lender.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         SECTION 9.2.  WAIVERS; AMENDMENTS.

         (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Agents, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

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         (b)   Except as provided in Section 9.2(e) below, neither this
Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Loan Parties and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agents and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, PROVIDED that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or L/C Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or L/C Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of the Commitment or the Maturity Date, without the written consent of each Lender affected thereby, (iv) change Sections 2.15, 2.18, 2.21, 2.22, 6.5 or 7.5 of this Agreement or
Section 6.3 of the Security Agreement, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of the term "Required Lenders", or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release any Loan Party from its obligations under any Loan Document, or limit its liability in respect of such Loan Document, without the written consent of each Lender,
(vii) except for sales described in Section 6.5, release any portion of the Collateral in excess of $1,000,000 in the aggregate from the Liens of the Security Documents, without the written consent of each Lender, (viii) change the definition of the term "Borrowing Base" or any component thereof, or "Loan to Value Reserve" or any component thereof without the written consent of each Lender, (ix) increase the Permitted Overadvance, without the written consent of each Lender, (x) subordinate the Obligations hereunder, or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be without the prior written consent of each Lender, or (xi) change the methodology of calculating, or the categories of, initial Reserves established pursuant to Section 2.2(a) hereof, without the written consent of each Lender, and PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agents or the Issuing Bank without the prior written consent of the Agents or the Issuing Bank, as the case may be.

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         (c)   No such modification, amendment or waiver shall without the written consent of the Tranche B Lender (i) accelerate the principal or interest payment, or maturity, dates of the Tranche A Loans (other than in connection with an acceleration of the Loans in connection with an Event of Default), or (ii) waive any event described in Section 7.2 hereof or amend any provision of Article 7 or (iii) create any additional Event of Default which is not also an event subject to the provisions of Section 7.2 hereof.

         (d)   Notwithstanding anything to the contrary contained in this
Section 9.2, in the event that the Borrower requests that this Agreement or any other Loan Document be modified, amended or waived in a manner which would require the consent of all of the Lenders pursuant to Section 9.2 and such amendment is approved by the Required Lenders and the Tranche B Lender, but not by the requisite percentage of the Lenders, the Borrower, the Required Lenders and the Tranche B Lender shall be permitted to amend this Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Borrower (such Lender or Lenders, collectively the "MINORITY LENDERS") to provide for (w) the termination of the Commitment of each of the Minority Lenders, (x) the addition to this Agreement of one or more other financial institutions, or an increase in the Commitment of one or more of the Tranche A Lenders or the Tranche B Lender, so that the aggregate Tranche A Commitments and the Tranche B Loan after giving effect to such amendment shall be in the same amount as the aggregate Tranche A Commitments and the Tranche B Loan, respectively, immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new or increasing Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans (including principal, interest, and fees) of the Minority Lenders immediately before giving effect to such amendment and (z) such other modifications to this Agreement or the Loan Documents as may be appropriate and incidental to the foregoing.

         (e) No notice to or demand on the Borrower or any Loan Party shall entitle the Borrower or any other Loan Party to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by a Lender, or any holder of a Note, shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked. No amendment to this Agreement shall be effective against the Borrower or any other Loan Party unless signed by the Borrower or such other Loan Party, as the case may be.

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         SECTION 9.3.  EXPENSES; INDEMNITY; DAMAGE WAIVER.

         (a) The Loan Parties shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable and documented fees, charges and disbursements of counsel for the Agents (including, without limitation, Bingham Dana LLP and special local counsel to the Agents), outside consultants for the Agents and internally allocated charges with respect to the Administrative Agent's collateral examination group, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Agents, the Issuing Bank or any Lender, including the reasonable and documented fees, charges and disbursements of any counsel and any outside consultants for the Agents, the Issuing Bank or any Lender and the internally allocated charges with respect to the Administrative Agent's collateral examination group, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; PROVIDED THAT the Lenders who are not the Agents or the Issuing Bank shall be entitled to reimbursement for no more than one counsel representing all such Lenders (absent a conflict of interest in which case the Lenders may engage and be reimbursed for additional counsel). Notwithstanding the foregoing, absent the continuance of a Default or Event of Default, the Borrower's reimbursement obligation to the Agents (i) for inventory appraisals shall not exceed $40,000 per rolling twelve-month period, (ii) for real estate appraisals shall not exceed $20,000 per rolling twelve-month period and (iii) for examinations shall not exceed $45,000 per rolling twelve-month period, plus, in each case, out-of-pocket costs and expenses.

         (b) The Loan Parties shall, jointly and severally, indemnify the Agents, the Issuing Bank and each Lender, BBNA and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in

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connection with, or as a result of (i) the execution or delivery of any Loan
Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property currently or formerly owned or operated by any Loan Party or any of the Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of the Subsidiaries, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, or (v) the reversal or withdrawal of any provisional credits granted by the Agents or BBNA or any Affiliate upon the transfer of funds from lock box, bank agency or concentration accounts or in connection with the provisional honoring of checks or other items or otherwise in connection with the provision of cash management or similar services, PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee or any Affiliate of such Indemnitee (or of any officer, director, employee, advisor or agent of such Indemnitee or any such Indemnitee's Affiliates).

         (c) To the extent that any Loan Party fails to pay any amount required to be paid by it to the Agents or the Issuing Bank under paragraph
(a) or (b) of this Section, each Lender severally agrees to pay to the Agents or the Issuing Bank, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agents or the Issuing Bank. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the Total Commitments at the time.

         (d) To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated

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hereby, the transactions contemplated by the Loan Documents, any Loan or
Letter of Credit or the use of the proceeds thereof.

         (e) All amounts due under this Section shall be payable promptly after written demand therefor.

         SECTION 9.4.  SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any such attempted assignment or transfer without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), PROVIDED that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Agents and the Issuing Bank must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $7,500,000 unless the Administrative Agent otherwise consents, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under Tranche A or Tranche B, as applicable, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, and, after completion of the syndication of the Loans, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 9.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

         (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in Boston, Massachusetts a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and L/C Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Loan Parties, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (e) Any Lender may, without the consent of the Borrower, the Agents, and the Issuing Bank, sell participations to one or more Lenders or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Agents, the Issuing

Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation in the Tranche A Commitments, the Tranche A Loans and the Letters of Credit Outstandings shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.2(b) that affects such Participant. The provisions of the preceding sentence shall not apply to any participation of the Tranche B Commitments or the Tranche B Loan. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.23, 2.25 and 2.26 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section
9.8 as though it were a Lender, PROVIDED such Participant agrees to be subject to Section 2.25(c) as though it were a Lender.

         (f) A Participant shall not be entitled to receive any greater payment under Section 2.23 or 2.26 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of
Section 2.26 unless (i) the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.26(f) as though it were a Lender and (ii) such Participant is eligible for exemption from the withholding tax referred to therein, following compliance with Section 2.26(f).

         (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         SECTION 9.5. SURVIVAL. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.23, 2.26 and 9.3 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

         SECTION 9.6. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents or the Tranche B Lender constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when the Interim Borrowing Order has been issued by the Bankruptcy Court in the Proceedings, and when it shall have been executed by the Agents and the Lenders and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 9.7. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 9.8. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, subject to the terms of the Order, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

         SECTION 9.9. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF
PROCESS.

                 (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS AND THE PROVISIONS OF THE BANKRUPTCY CODE.

                 (b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 9.10. WAIVER OF JURY TRIAL.

         EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND

CERTIFICATIONS IN THIS SECTION. EXCEPT AS PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

         SECTION 9.11. ORDERS.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, ALL RIGHTS AND REMEDIES OF THE AGENTS OR ANY LENDER UNDER THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS OF THE ORDERS, ALL REPRESENTATIONS AND WARRANTIES ARE QUALIFIED BY THE EFFECT OF SUCH ORDERS, AND ALL SUCH REMEDIES AND THE ENFORCEMENT OF SUCH RIGHTS SHALL BE EXERCISED IN A MANNER CONSISTENT WITH SUCH ORDER THEN IN EFFECT. IF ANY PROVISION IN THIS AGREEMENT SHALL CONFLICT WITH ANY OF THE PROVISIONS OF THE ORDER THEN IN EFFECT, THE PROVISIONS OF THE ORDER SHALL CONTROL.

         SECTION 9.12. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        LAMONTS APPAREL, INC., a debtor
                                        and debtor in possession as Borrower


                                        By:     /s/ Debbie Brownfield
                                              --------------------------------
                                        Name:   Debbie Brownfield
                                              --------------------------------
                                        Title:  Executive Vice President
                                              --------------------------------


                                        FLEET RETAIL FINANCE INC.,
                                        as Administrative Agent, as Collateral
                                        Agent, as Swingline Lender, and as
                                        Lender


                                        By:     /s/ Betsy Ratto
                                              --------------------------------
                                        Name:   Betsy Ratto
                                              --------------------------------
                                        Title:  Managing Director
                                              --------------------------------

                                        Address:
                                        40 Broad Street, 10th Floor
                                        Boston, Massachusetts 02109
                                        Attn: Daniel J. Williams
                                        Telephone: (617) 434-4135
                                        Telecopy: (617) 434-4339

                                        BACK BAY CAPITAL FUNDING,
                                        LLC, as Tranche B Lender


                                        By:     /s/ Michael L. Pizette
                                              --------------------------------
                                        Name:   Michael L. Pizette
                                              --------------------------------
                                        Title:  Managing Director
                                              --------------------------------


                                        Address:
                                        40 Broad Street, 10th Floor
                                        Boston, Massachusetts 02109
                                        Attn: Michael L. Pizette
                                        Telephone:    (617) 434-4077
                                        Telecopy:     (617) 434-4312


                                        BANKBOSTON, N.A., as Issuing
                                        Bank, and as otherwise provided
                                        herein


                                        By:     /s/ Betsy Ratto
                                              --------------------------------
                                        Name:   Betsy Ratto
                                              --------------------------------
                                        Title:  Managing Director
                                              --------------------------------

                                        Address:
                                        40 Broad Street, 10th Floor
                                        Boston, Massachusetts 02109
                                        Attn: Daniel J. Williams
                                        Telephone:   (617) 434-4135
                                        Telecopy:    (617) 434-4339

                                                                       EXHIBIT A

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

                          Dated as of __________, 200_

         Reference is made to the Debtor in Possession Credit Agreement, dated as of January 4, 2000 (as from time to time amended, modified, supplemented or restated and in effect from time to time, the "Credit Agreement"), by and among LAMONTS APPAREL, INC., a Delaware corporation and a debtor and debtor-in-possession (the "Borrower"), the lending institutions referred to therein as Lenders (collectively, the "Lenders"), BANKBOSTON, N.A., a national banking association, as issuing bank, and FLEET RETAIL FINANCE INC., a Delaware corporation, as collateral agent and administrative agent (in such capacity, the "Agent") for the Lenders. Capitalized terms used herein without definition that are defined in the Credit Agreement shall have the meanings assigned to such terms in the Credit Agreement.

         _______________________________ (the "Assignor") and __________ (the
"Assignee") hereby agree as follows:

         1. ASSIGNMENT. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a $________ interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to ________ % in respect of the aggregate amount of the Tranche A Commitments immediately prior to the Effective Date (as hereinafter defined).

         2. ASSIGNOR'S REPRESENTATIONS. The Assignor (i) represents and warrants that (A) it is legally authorized to enter into this Assignment and Acceptance,
(B) as of the date hereof, its Tranche A Commitment is $________, its Tranche A Commitment Percentage is ____%, the aggregate outstanding principal balance of its Tranche A Loans equals $______, the aggregate amount of its Letter of Credit participations equals $______ (in each case after giving effect to the assignment contemplated hereby but without giving effect to any contemplated assignments which have not yet become effective), and (C) immediately after giving effect to all assignments which have not yet become effective, the Assignor's Tranche A Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance,
(ii) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and
(iv) attaches hereto the Tranche A Note delivered to it under the Credit Agreement.

         The Assignor requests that the Borrower exchange the Assignor's Tranche A Note for new Tranche A Notes payable to the Assignor and the Assignee as follows:


                Notes Payable to
                 the Order Of:                      Amount of Tranche A Note
                 -------------                      ------------------------
                Assignor                             $__________
                Assignee                             $__________



         3. ASSIGNEE'S REPRESENTATIONS. The Assignee (i) represents and warrants that (A) it is duly and legally authorized to enter into this Assignment and Acceptance, (B) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (C) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) represents and warrants that it is an eligible assignee; (v) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vii) acknowledges that it has made arrangements with the Assignor satisfactory to the Assignee with respect to its PRO RATA share of Letter of Credit Fees in respect of outstanding Letters of Credit.

         4. EFFECTIVE DATE. The effective date for this Assignment and Acceptance shall be __________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance by the Agent and recording in the Register by the Agent. SCHEDULE 1.1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the SCHEDULE 1 annexed hereto.

         5. RIGHTS UNDER CREDIT AGREEMENT. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; PROVIDED, HOWEVER, that the Assignor shall retain its rights to be indemnified pursuant to Section 9.3 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

         6. PAYMENTS. Upon such acceptance of this Assignment and Acceptance by the Agent and such recording, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective

Date by the Agent or with respect to the making of this assignment directly between themselves.

         7. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAWS).

         8. COUNTERPARTS. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

         IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                         [NAME OF ASSIGNOR]

                                         By:___________________________________
                                                Name:
                                                Title:

                                         [NAME OF ASSIGNEE]

                                         By:___________________________________
                                                Name:
                                                Title:

CONSENTED TO:

FLEET RETAIL FINANCE
  INC., as Administrative Agent and
  Collateral Agent

By:________________________________________
      Name:
      Title:

BANKBOSTON, N.A., as Issuing Bank

By:________________________________________
      Name:
      Title:

                                                                   Exhibit B

                                             Judge:  The Hon. Thomas T. Glover
                                             Chapter:  11
                                             Date:  January 6, 2000
                                             Time:  9:30 a.m.
                                             Location:  Park Place Building
                                             1200 Sixth Avenue
                                             Seattle, Washington
                                             Room 416

                         UNITED STATES BANKRUPTCY COURT
                         WESTERN DISTRICT OF WASHINGTON

* * * * * * * * * * * * * * * * * * * * *
In re:                                  *
                                        *        Case No. 00-00045
LAMONTS APPAREL, INC.                   *        Chapter 11
               Debtor                   *
                                        *
* * * * * * * * * * * * * * * * * * * * *


                                  INTERIM ORDER
            AUTHORIZING POST-PETITION SECURED SUPERPRIORITY FINANCING PURSUANT TO SECTIONS 364(c)(1), 364 (c)(2) AND 364 (c)(3)
                             OF THE BANKRUPTCY CODE

         THIS MATTER having come before the Court upon the Motion (the "MOTION") of Lamonts Apparel, Inc. ("LAMONTS"), debtor and debtor in possession (the "DEBTOR") seeking entry of an order:

         (a) authorizing the Debtor to obtain credit and incur debt secured by liens (as defined in Section 101(37) of Title 11, United States Code, as amended (the "BANKRUPTCY CODE") and referred to herein as "LIENS") on property of the Debtor's estate pursuant to Sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code and with priority, as to administrative expenses, as provided in Section 364(c)(1) of the Bankruptcy Code,

         (b) authorizing the Debtor to establish that financing arrangement (the "DIP CREDIT FACILITY") with Fleet Retail Finance Inc., a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts 02109, as Administrative Agent and Collateral Agent (individually or collectively, the "AGENT") for a syndicate of lenders and for BankBoston, N.A. ("BBNA") as Issuing Bank and in such other capacities as provided in the Loan Documents (as defined below) (collectively, the "LENDERS"), and the Lenders, which is contemplated by the Credit Agreement (the "DIP LOAN AGREEMENT"), substantially in the form annexed hereto as EXHIBIT B, and incur the Obligations as provided for in and as contemplated by the DIP Loan Agreement (the "OBLIGATIONS"),

         (c) authorizing the Debtor to provide the Agent (for the benefit of the Agent and the Lenders) with Liens upon the Debtor's property as provided in and as contemplated by the DIP Loan Agreement, as supplemented by this Order (the DIP Loan Agreement and all such instruments and documents as may be executed and delivered in connection therewith or which relate thereto being referred to hereinafter, collectively, as the "LOAN DOCUMENTS"),

         (d) authorizing the Debtor to grant the Agent (for the benefit of the Agent and the Lenders) a Super-Priority Claim over any and all administrative expenses other than as set forth in Paragraph 12, below, and

         (e) authorizing the Debtor to utilize the proceeds of borrowings under the DIP Credit Facility to retire the Debtor's obligations to the Pre-Petition Lenders (as hereinafter defined) consisting of unpaid principal, accrued and unpaid interest, contingent reimbursement obligations under undrawn letters of credit, if any, and unpaid fees and expenses for which the Debtor is responsible, PROVIDED, HOWEVER, that such payment is without prejudice to the rights of the parties identified in Paragraph 7 below to seek the relief described therein.

         It appearing that notice of the Motion is sufficient and complies with the requirements of Bankruptcy Rule 4001(c), and for good cause shown,

                             IT HEREBY APPEARS THAT:

         A. On January 4, 2000 (the "COMMENCEMENT DATE"), the Debtor filed a voluntary petition under Chapter 11 of the Bankruptcy Code.

         B. Entry of this Interim Order is necessary for the Debtor to avoid immediate and irreparable harm to its business and property of the estate pending a hearing on a Final Order in this matter.

         C. The Debtor has continued in the management and operation of its businesses and property as debtor in possession pursuant to Bankruptcy Code Sections 1107 and 1108. No trustee or examiner has been appointed in this case as of the date hereof.

         D. This Court has jurisdiction, pursuant to 28 U.S.C. Sections 157(b) and 1334, over these proceedings, and over the property affected hereby.

         E. An immediate need exists for the Debtor to obtain funds with which to purchase inventory, continue its operations, and administer and preserve the value of its estate. The ability of the Debtor to finance its operations requires the additional availability of working capital to the fullest extent provided by the Loan Documents, the absence of which would immediately and irreparably harm the Debtor, its estate, and its creditors and the possibility for a successful reorganization.

         F. The Debtor is unable to obtain unsecured credit allowable under Bankruptcy Code Section 503(b)(1) as an administrative expense.

         G. The Debtor also is unable to obtain secured credit, allowable only under Bankruptcy Code Sections 364(c)(2) and 364(c)(3), except under the terms and conditions provided in this Order. The Debtor is unable to obtain credit for borrowed money without the Debtor's granting to the Agent (for the benefit of the Agent and the Lenders) (i) Liens on all or substantially all of the assets of the Debtor pursuant to Bankruptcy Code Section 364(c)(2) and 364(c)(3), and
(ii) super-priority administrative expense claim status pursuant to Section 364(c)(1) of the Bankruptcy Code and as provided by this Order.

         H. The ability of the Debtor to finance its operations and the availability of sufficient working capital through the incurrence of indebtedness for borrowed money and other financial accommodations is vital to the Debtor's ability to preserve and maintain its going concern value and its ability to consummate a successful reorganization.

         I. The relief requested in the Motion is necessary, essential, and appropriate for the continued operation of the Debtor's business and the management and preservation of its property.

         J. It is in the best interest of Debtor's estate to be allowed to establish the DIP Credit Facility contemplated by the DIP Loan Agreement and the other Loan Documents.

         K. The terms and conditions of the DIP Credit Facility, including those which provide for the payment of interest to, and fees of, the Agent and the Lenders at the times and in the manner provided under the DIP Credit Facility, are believed to be fair, reasonable, and the best available under the circumstances.

         L. The DIP Loan Agreement was negotiated in good faith and at arms length between the Debtor, on the one hand, and the Agent and the Lenders, on the other hand. Credit to be extended under the DIP Credit Facility will be so extended in good faith, in consequence of which the Agent and the Lenders are entitled to the protection and benefits of Bankruptcy Code Section 364(e).

         M. As of the Commencement Date, the Debtor, BBNA as Agent (the "PRE-PETITION AGENT"), and certain other lending institutions (the "PRE-PETITION LENDERS") are parties to that certain Amended and Restated Debtor in Possession and Exit Financing Loan Agreement dated September 26, 1997 (the "PRE-PETITION AGREEMENT") as amended and extended to the Commencement Date. The Pre-Petition Agreement was approved by this Court (Glover, J.) by the Final Order Authorizing Postpetition Term Loan Financing and Granting of Security Interests and Superpriority Claim [BankBoston, N.A.] dated September 19, 1997, entered in Case No. 95-00100, a prior Chapter 11 case of the Debtor. The Order Confirming Debtor's Modified and Restated Plan of Reorganization Under Chapter 11 of the Bankruptcy Code and Specifying Certain Related Deadlines and Procedures dated December 18, 1997 ratified and confirmed the terms of the Pre-Petition Credit Facility. As of the Commencement Date, the aggregate amount due and owing to the Pre-Petition Agent and such Pre-Petition Lenders under the Pre-Petition Agreement (the "PRE-PETITION DEBT") was approximately $15,367,434.93 in principal on revolving credit loans, $9,625,236.98 in principal on the term loan, plus interest, commitment, agent's and other fees, and costs, charges and expenses.

         N. After consultation with and upon the advice of counsel, the Debtor has acknowledged and agreed that the Pre-Petition Debt is secured by security interests and liens on all or substantially all of the Debtor's real and personal property including, without limitation, all accounts, inventory, equipment, general intangibles, leasehold real estate and investment property (the "PRE-PETITION COLLATERAL").

         O. After consultation with and upon the advice of counsel, the Debtor has acknowledged and agreed that (i) the Pre-Petition Lenders have valid, perfected and unavoidable liens in such of the Debtor's properties and assets which constitute Pre-Petition Collateral, (ii) the Debtor has no offsets, defenses, claims or counterclaims against the Pre-Petition Lenders with respect to the Pre-Petition Debt, (iii) as of the Commencement Date, the Pre-Petition Debt constitutes an allowed secured claim within the meaning of 11 U.S.C.
Section 506 in an amount that is not less than $24,992,672, plus interest, fees, and costs, and (iv) the Debtor has waived and released any right it may have to challenge the Pre-Petition Debt and the security therefor. Nothing contained in this Paragraph shall, however, be deemed to limit the rights of other parties in interest under Paragraph 7 of this Order.

         P. The notice of the hearing following which this Interim Order was entered, which notice was provided by the Debtor to (i) the Debtor's twenty largest unsecured creditors, (ii) counsel for the unofficial pre-petition committee of trade creditors, (iii) the United States Trustee, and (iv) the Pre-Petition Agent and Lenders, constitutes adequate notice under the circumstances in accordance with Bankruptcy Rule 4001(c) and Bankruptcy Code
Section 102(1), as required by Bankruptcy Code Sections 364(c) and in light of the nature and urgency of the relief requested in the Motion.

         Q. Good and sufficient cause has been shown for the entry of this Order. Among other things, the entry of this Order will enable the Debtor to continue the operation of its business, increase the possibility for a successful reorganization, and avoid disputes with the Pre-Petition Lenders with respect to adequate protection, and thereby is in the best interest of the Debtor, its creditors, and its estate.

         NOW, THEREFORE, on the Motion of the Debtor and the record before the Court with respect to the Motion made by the Debtor, and with the consent of the Debtor, the Agent and the Pre-Petition Lenders to the form and entry of this Order, and good cause appearing,

         IT IS ON THIS 6TH day of January, 2000, ORDERED that:

                  APPROVAL OF AND AUTHORIZATION AS TO BORROWING

1. The Debtor is authorized to:

         a.       Establish the DIP Credit Facility.

         b.       Execute each of the Loan Documents.

         c. Borrow up to $45,000,000 under the DIP Credit Facility with a sublimit of $8,000,000 with respect to letters of credit.

2. Pursuant to Bankruptcy Code Sections 363 and 549, the Debtor is authorized and directed to pay the full amount of the Pre-Petition Debt with the proceeds of the DIP Credit Facility. The Agent and Pre-Petition Agent are directed to apply the proceeds of such post-petition borrowings to pay the Pre-Petition Debt or, in the case of undrawn letters of credit issued under the Pre-Petition Loan Documents, if any, to convert the contingent reimbursement obligations relating to such letters of credit to post-petition reimbursement obligations under the Loan Documents. Any such payments or applications are without prejudice to the estate's right to cause disgorgement from the holders of the Pre-Petition Debt to the extent, if any, that any of the Pre-Petition Debt or any of the mortgages, liens and security interests in the Pre-Petition Collateral is proven avoidable in accordance with and subject to the provisions of Paragraph 7, below. Upon payment of the Pre-Petition Debt, the Agent shall be fully subrogated to the rights and interests, including the priorities, of the Pre-Petition Agent with respect to the Pre-Petition Collateral.

3. The Debtor is hereby authorized to grant to the Agent (for the benefit of the Agent and the Lenders) valid, binding, enforceable and perfected Liens in and to all assets of the Debtor of any kind or nature whatsoever, real or personal, wherever located, whether now existing or hereafter acquired, and the proceeds of all of the foregoing (the "Collateral"). Collateral consisting of personal property is more fully described in the Security Agreement, a copy of which is attached hereto as an Appendix and incorporated herein by reference. The term "Collateral" also includes all real property interests, including all real estate leasehold interests. The term "Collateral" shall not include the following: (a) any avoidance actions under Chapter 5 of the Bankruptcy Code (or proceeds thereof), with the exception of actions brought pursuant to Section 549 of such Chapter to recover any post-petition transfer of the Collateral (or proceeds thereof), and (b) the Professionals' Interest in the Escrow Account described in Paragraph 13 below (collectively, for clauses a and b, the "EXCLUDED ASSETS").

4. The Debtor is hereby authorized and required to do and perform all acts and to make, execute, and deliver all instruments and documents which may be requisite or necessary for the performance by the Debtor under the Loan Documents and the creation and perfection of the Liens described in and provided for by the Loan Documents, and to assure the priority thereof as contemplated hereby.

5. The automatic stay imposed under Bankruptcy Code Section 362(a) is hereby lifted to permit the Debtor to grant the aforesaid Liens, to make the payment of Pre-Petition Debt and perform such other acts as may be required to fulfill the requirements of Paragraph 2, and otherwise to perform the Debtor's liabilities and Obligations.

6. Each officer of the Debtor as may be so authorized by the Debtor's Board of Directors, acting singly, is hereby authorized to execute and deliver each of the Loan Documents, such execution and delivery to be conclusive of their respective authority to act in the name of and on behalf of the Debtor.

7. Nothing in this Order or the Loan Documents shall prejudice the right of any official committee of unsecured creditors appointed herein (the "COMMITTEE") or any other party in interest to seek to object to or challenge (i) the validity, extent, perfection or priority of the mortgages, security interests and liens of the Pre-Petition Lenders in and to the Pre-Petition Collateral, or (ii) the validity, allowability, priority or status of the Pre-Petition Debt. Unless such an objection or challenge is filed within the earlier of (x) 120 days after the date of entry of a Final Order authorizing the Debtor's entry into the DIP Credit Facility or (y) 150 days after the date of entry of this Interim Order, all such objections and challenges shall be forever waived, and the Pre-Petition Debt shall be allowed as a secured claim within the meaning of 11 U.S.C. Section 506 for all purposes in connection with this case. Thereafter, any and all challenges (including, but not limited to, those under 11 U.S.C. Sections 544, 547 and/or 548) by any party (including, without limitation, the Committee and any Chapter 11 or Chapter 7 trustee appointed herein) to the validity, sufficiency, extent, perfection, priority or refinancing of, or seeking the avoidance of, the Pre-Petition Lenders' liens in the Pre-Petition Collateral or the Pre-Petition Debt or any payments thereon shall be forever barred.

8. The Liens to be created and granted to the Agent (for the benefit of the Agent and the Lenders), as provided in Paragraph 3, above, are created pursuant to Bankruptcy Code Sections 364(c)(2) and 364(c)(3) and, subject to (a) liens on the Pre-Petition Collateral, (b) the Carve Out (defined and described below), and (c) Permitted Prior Liens (as defined and described in the DIP Loan Agreement), are first, prior, perfected, and superior to any security, mortgage, or collateral interest or lien or claim to the Collateral. The Liens securing the Obligations shall not be subject to Section 551 of the Bankruptcy Code.

9. This Order shall be sufficient and conclusive evidence of the validity, perfection, and priority of the Agent's Liens upon the Collateral to secure all Obligations, without the necessity of filing or recording any financing statement or other instrument or document which may otherwise be required under the law of any jurisdiction or the taking of any other action to validate or perfect the Liens of the Agent in and to the Collateral or to entitle the Agent to the priorities granted herein, PROVIDED, HOWEVER, that the Debtor may execute and the Agent may file or record financing statements or other instruments to evidence and to perfect the Liens authorized hereby, and PROVIDED FURTHER that no such filing or recordation shall be necessary or required in order to create or perfect any such Lien.

10. The Agent, in its discretion, may file a xerographic copy of this Order as a financing statement with any recording officer designated to file financing statements or with any registry of deeds or similar office in any jurisdiction in which the Debtor has real or personal property.

11. The DIP Loan Agreement and each of the Loan Documents, respectively, shall constitute and evidence valid and binding Obligations, enforceable in accordance with their terms.

                              ADMINISTRATIVE CLAIM

12. The Obligations shall be an allowed administrative expense claim (the "SUPER-PRIORITY CLAIM") with priority under Bankruptcy Code Section 364(c)(1) and otherwise over all administrative expense claims and unsecured claims against the Debtor, now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, administrative expenses of the kinds specified in or ordered pursuant to Bankruptcy Code Sections 105, 326, 330, 331, 503(a), 503(b), 506(c), 507(a), 507(b), 546(c), 546(d), and 1114, PROVIDED, HOWEVER, that the
Super-Priority Claim shall be subject to the Carve Out described in Paragraph 13 below and shall not extend to the Excluded Assets.

13. At any time of determination, the Carve Out to which the Liens and Super-Priority Claim of the Agent and Lenders are subject pursuant to Paragraphs 8 and 12 hereof shall be in the amount of the sum of (i) all amounts payable to the United States Trustee pursuant to 28 U.S.C. Section 1930(a)(6) and any fees payable to the Clerk of the Court, plus (ii) allowed and unpaid fees, costs and reasonable expenses of professionals retained in this case pursuant to Sections 327 and 1103 of the Bankruptcy Code consisting of attorneys, accountants, financial advisors, and consultants (collectively, the "PROFESSIONALS") retained by the Debtor, the Committee or any Chapter 11 or Chapter 7 trustee appointed herein (the "PRIORITY PROFESSIONAL EXPENSES"), subject in all events to the Professional Expense Cap defined below. Priority Professional Expenses shall not include any fees or expenses incurred by any Person, including the Committee, in
(a) preventing, hindering or delaying the Lenders' or the Agent's enforcement or realization upon any of the Collateral once an Event of Default has occurred,
(b) using cash collateral or selling any other Collateral without the Agent's consent, (c) incurring Indebtedness without the Agent's consent or (d) objecting to or contesting in any manner, or raising any defenses to, the validity, extent, perfection, priority or enforceability of the Pre-Petition Debt or the Obligations or any mortgages, liens or security interests with respect thereto or any other rights or interests of the Agents and the Lenders, or in asserting any claims or causes of action, including, without limitation, any actions under Chapter 5 of the Bankruptcy Code, against the Pre-Petition Agent, the Pre-Petition Lenders, the Agent or the Lenders, PROVIDED that nothing herein shall exclude from Priority Professional Expenses the reasonable fees or expenses incurred by any such Person in investigating such matters. The Professional Expense Cap means up to $500,000 in accrued but unpaid Priority Professional Expenses existing at the time of determination of the Professional Expense Cap (inclusive of any holdbacks required by the Bankruptcy Court and exclusive of retainers held by any such professionals). To the extent that, following an Event of Default, any Priority Professional Expenses are paid from the Collateral, or from the Debtor's assets against which the Super-Priority Claim applies, the Professional Expense Cap shall be reduced on a dollar for dollar basis.

The Professionals may submit to the Debtor, in arrears and no more frequently than monthly, invoices for services performed and expenses incurred. Prior to the occurrence of an Event of Default, the Debtor is authorized and directed (subject to having availability to do so under the DIP Credit Facility) to deposit an amount sufficient to pay such invoices into an interest-bearing escrow account to be maintained at BBNA for such purpose (the "ESCROW ACCOUNT"). Upon the Court's allowance of applications for compensation and reimbursement filed by any of the Professionals under Sections 330 or 331 of the Bankruptcy Code, the compensation and reimbursement allowed (the "PROFESSIONALS' INTEREST") shall be disbursed to such Professionals from the Escrow Account. Any residual interest of the Debtor in the Escrow Account shall not constitute Excluded Assets.

14. No cost or expense which is incurred by the Debtor or any other person in connection with or on account of the preservation and/or disposition of any Collateral or which otherwise could be chargeable to the Agent or the Collateral by the Debtor or any other person pursuant to Bankruptcy Code Section 506(c), or otherwise, shall be chargeable to the Agent or the Collateral.

15. Unless the Agent has provided its prior written consent or all Obligations have been paid in full and the commitment to extend credit under the DIP Credit Facility has been cancelled, there shall not be entered in these proceedings, or in any successor case, any order which authorizes:

         a. the obtaining of credit or the incurring of indebtedness that is (i) secured by a security, mortgage, or collateral interest or other lien on all or any portion of the Collateral which is equal or senior to the Liens and security interests held by the Agent, and/or (ii) entitled to priority administrative status which is equal or senior to that granted to Agent herein; or

         b. the enforcement of any claimed security, mortgage, or collateral interest or other lien of any person other than of the Agent on all or any portion of the Collateral (other than Permitted Prior Liens); or

         c. the Debtor's return of goods constituting Collateral pursuant to
Section 546(g)* of the Bankruptcy Code.

16. Without limiting the provisions and protections of Paragraph 15, above, if at any time prior to the repayment in full of all Obligations and the termination of the Lenders' obligation to make loans and advances under the Loan Documents, the Debtor or any Chapter 11 or Chapter 7 trustee appointed herein shall obtain credit or incur debt pursuant to Bankruptcy Code Section 364(b) or 364(c), then all of the consideration for such credit or debt shall immediately be turned over to the Agent in reduction of the Obligations.

17.      All Obligations are due and payable upon the earliest to occur of

         a. July 31, 2001, or any earlier Maturity Date as defined in the DIP Loan Agreement; or

         b. the acceleration of the Obligations by the Agent following the occurrence of an Event of Default (as defined in the DIP Loan Agreement); or

         c. the effective date of any plan of reorganization in this Chapter 11 case.

Unless and until the Obligations are repaid in full, the protections afforded to the Agent under the Loan Documents and hereunder, and any actions taken pursuant thereto, and the Carve Out shall survive the entry of any order confirming a plan of reorganization or converting this case into a case pursuant to Chapter 7 of the Bankruptcy Code, and the Liens and the Super-Priority Claim shall continue in these proceedings and in any such successor case, and such Liens and Super-Priority Claim shall maintain their priority as provided by this Order until the Obligations have been satisfied in full.

18. The amount, time and manner of payment of the Obligations, the creation, scope, perfection and priority of the Liens, and the Super-Priority Claim, shall not be altered or impaired by any plan of reorganization which may hereafter be confirmed or by any further order which may hereafter be entered.

                        REMEDIES UPON AN EVENT OF DEFAULT

19. Any automatic stay otherwise applicable to the Agent is hereby modified so that upon the occurrence of an Event of Default (as defined in the DIP Loan Agreement) and the acceleration of the Obligations, and at any time thereafter, with seven (7) Business Days' prior written notice of such occurrence, in each case given to the Debtor, counsel to the Committee, and the United States Trustee, the Agent shall be entitled to exercise the Agent's rights and remedies upon default as provided in the DIP Loan Agreement and applicable nonbankruptcy law. Following the giving of notice by the Agent of the occurrence of any Event of Default and the acceleration of the Obligations:

         a. the Debtor shall continue to deliver and cause the delivery of the proceeds of Collateral to the Agent, as provided in the DIP Loan Agreement;

         b. the Agent shall continue to apply such proceeds in accordance with the provisions of the DIP Loan Agreement and in accordance with this Order;

         c. any right the Debtor may have pursuant to the Loan Documents or any order entered herein prior to the acceleration of the Obligations to use any of such proceeds, or any other cash collateral (as defined in Bankruptcy Code 363(a)), other than towards the satisfaction of the Obligations and the Carve Out, shall terminate, PROVIDED that the Debtor shall not be precluded from seeking an order authorizing the use of cash collateral pursuant to Section 363(c) of the Bankruptcy Code, and the Agent or any Lender shall not be precluded from contesting relief under said Section 363(c);

         d. any obligation otherwise imposed on the Agent and the Lenders to provide any loan or advance pursuant to the DIP Credit Facility shall be suspended; and

         e. the Agent or any Lender shall have the right to cause, in a commercially reasonable manner, the immediate sale or other disposition of the Collateral constituting interests in real estate by directing the Debtor or any Chapter 11 or Chapter 7 trustee appointed herein to assume, assign, sell or otherwise dispose of any or all of such real estate Collateral pursuant to Sections 363 and 365 of the Bankruptcy Code. The Liens shall attach to the proceeds of any such sale or other disposition of the real estate Collateral, which proceeds shall be immediately turned over to the Agent for application in accordance with the provisions of the DIP Loan Agreement.

During such seven Business Day notice period, the Debtor shall be entitled to an emergency hearing with the Bankruptcy Court for the sole purpose of contesting whether an Event of Default has occurred. Nothing herein shall preclude the Debtor, the Committee or the United

States Trustee from seeking injunctive relief pursuant to Section 105 of the Bankruptcy Code, provided that the Agent and the Lenders reserve their right to contest such extraordinary relief.

20. Nothing included herein shall prejudice, impair, or otherwise affect the Agent's right to seek any other or supplemental relief in respect of the Debtor or the Agent's right, as provided in the DIP Loan Agreement, to suspend or terminate the making of loans under the DIP Loan Agreement.

                            MISCELLANEOUS PROVISIONS

21. If any provision of this Interim Order is hereafter modified, vacated or stayed by subsequent order of this or any other Court for any reason, such modification, vacatur, or stay shall not affect the validity of any Obligations incurred prior to the effective date of such modification, vacatur, or stay, or the validity, perfection, priority, or enforceability of any Lien granted by the Debtor to the Agent.

22. The payments made (subject to the provisions of Paragraphs 2 and 7 hereof) and the Liens and Super-Priority Claim granted to the Agent under the DIP Credit Facility and this Interim Order, and the priority thereof, shall be binding on the Debtor, any Chapter 11 or Chapter 7 trustee appointed herein, all creditors of the Debtor and all other parties in interest, as provided in Bankruptcy Code
Section 364(e).

23. The Agent's or any Lender's failure to seek relief or otherwise exercise its rights and remedies under the DIP Credit Facility or this Order shall not constitute a waiver of any of the Agent's or such Lender's rights hereunder, thereunder, or otherwise.

24. The Debtor and the Agent may amend or waive any provision of any of the Loan Documents in accordance with the terms thereof, provided that such amendment or waiver, in the judgment of the Debtor and the Agent, is either nonprejudicial to the rights of third parties or is not material, and further provided that the Debtor shall furnish counsel to the Committee with reasonable prior notice thereof. Except as otherwise provided herein, no waiver, modification, or amendment of any of the provisions of the Loan Documents shall be effective unless set forth in writing, signed by the parties thereto and approved by the Court.

25. In the event of any inconsistency between the terms and conditions of any Loan Document and of this Order, the provisions of this Order shall govern and control.

26. This matter is set for a Final Hearing at 11:00 A.M. (Pacific Time) on January 31, 2000 in this Court, at which time any party in interest may appear and state its objections, if any, to the borrowings by the Debtor. The following parties shall immediately, and in no event later than January 10, 2000, be mailed or faxed copies of the Order: (i) the Debtor's twenty largest unsecured creditors, (ii) any other party which has filed a request for special notice with this Court and served such request upon the Debtor's counsel, (iii) counsel for the Committee or, if the Committee has not been appointed or has not chosen counsel as of the time of service, counsel to the unofficial pre-petition committee of trade creditors, (iv) all immediate landlords that are direct parties to leases with the Debtor, (v) the United States Trustee, (vi) the Securities and Exchange Commission, and (vii) the Pre-Petition Lenders. Objections shall be in writing and shall be filed with the Clerk of the Bankruptcy Court with a copies served upon Charles D. Axelrod, Esq., Stutman, Treister & Glatt, 3699 Wilshire Boulevard, Suite 900, Los Angeles, CA 90010-2739 (Telecopy No. 213 251-5288); Richard J. Hyatt, Esq., Ryan Swanson & Cleveland, PLLC, 1201 Third Avenue, Suite 3400, Seattle, WA 98101-3034 (Telecopy No. 206-583-0359); Daniel
J. Williams, Assistant Vice President, BankBoston Retail Finance Inc., 40 Broad Street, Boston, MA 02109 (Telecopy No. 617 434-4312); Edwin E. Smith, Esq., Bingham Dana, LLP 150 Federal Street, Boston, MA 02110 (Telecopy No. 617 951-8736); Daniel R. Merkle, Esq., Merkle Siegel & Friedrichsen, P.C., 1325 Fourth Avenue, Suite 940, Seattle, WA 98101-2509 (Telecopy No. 206-624-0717), and Lawrence C. Gottlieb, Esq., Kronish Lieb Weiner & Hellmen LLP, 1114 Avenue of the Americas, New York, NY 10036-7798 (Telecopy No. 212-479-6275). Any objections by creditors or other parties in interest to any of the provisions of the DIP Credit Facility or this Order shall state with particularity the grounds for such objection, and shall be deemed waived unless filed in the Court and received by the parties listed above on or before 5:00 p.m. on January 24, 2000.

         SO ORDERED by the Court this 6TH day of January, 2000.

                                                    THOMAS T. GLOVER
                                                    ----------------
                                                    HONORABLE THOMAS T. GLOVER
                                                    U. S. BANKRUPTCY JUDGE

                                                                     Exhibit C-1

                                     FORM OF
                                 TRANCHE A NOTE

$40,000,000                                                as of January 4, 2000


         FOR VALUE RECEIVED, the undersigned LAMONTS APPAREL, INC., a Delaware corporation and a debtor and debtor-in-possession (the "Borrower"), hereby promises to pay to the order of FLEET RETAIL FINANCE INC., a Delaware corporation (the "Lender") at the Administrative Agent's head office at 40 Broad Street, Boston, Massachusetts:

                  (a) prior to or on the Maturity Date (as defined in the Credit Agreement) the principal amount of Forty Million Dollars ($40,000,000) or, if less, the aggregate unpaid principal amount of Tranche A Loans advanced by the Lender to the Borrower pursuant to the Debtor-in-Possession Credit Agreement dated as of January 4, 2000 (as amended, modified, supplemented or restated and in effect from time to time, the "Credit Agreement"), among the Borrower, the Lender, certain other lending institutions party thereto, BankBoston, N.A., as issuing bank, and Fleet Retail Finance Inc., as administrative agent and collateral agent;

                  (b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

                  (c) interest on the principal balance hereof from time to time outstanding from the Closing Date under the Credit Agreement through and including the maturity date hereof at the times and at the rates provided in the Credit Agreement.

         This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Lender and any holder hereof is entitled to the benefits of the Credit Agreement, the Security Documents and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein that are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

         The Borrower irrevocably authorizes the Lender to make or cause to be made, at or about the time of the Borrowing of any Tranche A Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Tranche A Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Tranche A Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender or the Adminstrative Agent with respect to any Tranche A Loans shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

         The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

         If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

         The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 9.1 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the undersigned has caused this Tranche A Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

[Corporate Seal]

                                        LAMONTS APPAREL, INC., a debtor
                                        and debtor-in-possession

                                        By: ___________________________
                                            Name:
                                            Title:

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                                                Amount of             Balance of
                          Amount             Principal Paid            Principal            Notation
       Date               of Loan              or Prepaid               Unpaid              Made By:

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

                                                                     EXHIBIT C-2

                                     FORM OF
                                 SWINGLINE NOTE

$7,500,000                                                 as of January 4, 2000


         FOR VALUE RECEIVED, the undersigned LAMONTS APPAREL, INC., a Delaware corporation and a debtor and debtor-in-possession (the "Borrower"), hereby promises to pay to the order of FLEET RETAIL FINANCE INC., a Delaware corporation (the "Swingline Lender") at the Administrative Agent's head office at 40 Broad Street, Boston, Massachusetts:

                  (a) prior to or on the Maturity Date (as defined in the Credit Agreement) the principal amount of Seven Million Five Hundred Thousand Dollars or, if less, the aggregate unpaid principal amount of Swingline Loans advanced by the Swingline Lender to the Borrower pursuant to the Debtor-in-Possession Credit Agreement dated as of January 4, 2000 (as amended, modified, supplemented or restated and in effect from time to time, the "Credit Agreement"), among the Borrower, the Swingline Lender, certain other lending institutions party thereto, BankBoston, N.A., as issuing bank, and Fleet Retail Finance Inc., as administrative agent and collateral agent;

                  (b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

                  (c) interest on the principal balance hereof from time to time outstanding from the Closing Date under the Credit Agreement through and including the maturity date hereof at the times and at the rates provided in the Credit Agreement.

         This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Swingline Lender and any holder hereof is entitled to the benefits of the Credit Agreement, the Security Documents and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein that are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

         The Borrower irrevocably authorizes the Swingline Lender to make or cause to be made, at or about the time of the Borrowing of any Swingline Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Swingline Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Swingline Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Swingline Lender or the Adminstrative Agent with respect to any Swingline Loans shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to the Swingline Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

         The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

         If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         No delay or omission on the part of the Swingline Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Swingline Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

         The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 9.1 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the undersigned has caused this Swingline Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

[Corporate Seal]

                                        LAMONTS APPAREL, INC., a debtor
                                        and debtor-in-possession

                                        By: ___________________________
                                            Name:
                                            Title:

------------------- -------------------- ------------------------ -------------------- --------------------

                                                Amount of             Balance of
                          Amount             Principal Paid            Principal            Notation
       Date               of Loan              or Prepaid               Unpaid              Made By:

------------------- -------------------- ------------------------ -------------------- --------------------
------------------- -------------------- ------------------------ -------------------- --------------------

------------------- -------------------- ------------------------ -------------------- --------------------

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------------------- -------------------- ------------------------ -------------------- --------------------

------------------- -------------------- ------------------------ -------------------- --------------------

------------------- -------------------- ------------------------ -------------------- --------------------

------------------- -------------------- ------------------------ -------------------- --------------------

------------------- -------------------- ------------------------ -------------------- --------------------

------------------- -------------------- ------------------------ -------------------- --------------------

------------------- -------------------- ------------------------ -------------------- --------------------

------------------- -------------------- ------------------------ -------------------- --------------------

------------------- -------------------- ------------------------ -------------------- --------------------

------------------- -------------------- ------------------------ -------------------- --------------------

------------------- -------------------- ------------------------ -------------------- --------------------

------------------- -------------------- ------------------------ -------------------- --------------------

------------------- -------------------- ------------------------ -------------------- --------------------

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

                                                                     Exhibit C-3

                                     FORM OF
                                 TRANCHE B NOTE

$5,000,000                                                 as of January 5, 2000


         FOR VALUE RECEIVED, the undersigned LAMONTS APPAREL, INC., a Delaware corporation and a debtor and debtor-in-possession (the "Borrower"), hereby promises to pay to the order of BACK BAY CAPITAL FUNDING, LLC, a Delaware limited liability company (the "Lender") at the Administrative Agent's head office at 40 Broad Street, Boston, Massachusetts:

                  (a) prior to or on the Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of Five Million Dollars ($5,000,000), evidencing the Tranche B Loan made by the Lender to the Borrower pursuant to the Debtor-in-Possession Credit Agreement dated as of January 4, 2000 (as amended and in effect from time to time, the "Credit Agreement"), by and among the Borrower, the Lender, certain other lending institutions party thereto, BankBoston, N.A., as issuing bank, and Fleet Retail Finance Inc. as administrative agent and collateral agent;

                  (b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

                  (c) interest from the date hereof on the principal amount from time to time outstanding to and including the maturity hereof at the rates and times and in all cases in accordance with the terms of the Credit Agreement.

         This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Lender and any holder hereof is entitled to the benefits of the Credit Agreement, the Security Documents and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein that are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

         The Borrower irrevocably authorizes the Lender to make or cause to be made, at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the receipt of such payment. The outstanding amount of the Tranche B Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender or the Administrative Agent with respect to the Tranche B Loans shall be PRIMA FACIE evidence of the principal amount of the Tranche B Loans owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

         The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

         If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any future occasion.

         The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 9.1 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the undersigned has caused this Tranche B Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

[Corporate Seal]

                                       LAMONTS APPAREL, INC., a debtor
                                       and debtor-in-possession

                                       By: __________________________
                                           Name:
                                           Title:

                                 January 6, 2000

                                                                      24514-0005

Fleet Retail Finance Inc., as Tranche A Lender,
Administrative Agent and Collateral Agent
Back Bay Capital Funding, LLC, as Tranche B Lender
40 Broad Street, 10th Floor
Boston, Massachusetts 02109

BankBoston, N.A., as Issuing Bank
100 Federal Street
Boston, Massachusetts 02110

                              Lamonts Apparel, Inc.

Ladies and Gentlemen:

         We have acted as counsel to Lamonts Apparel, Inc., a Delaware corporation, and a debtor and debtor-in-possession (the "Company"), in connection with the Debtor in Possession Credit Agreement (the "Credit Agreement"), dated as of January 5, 2000, between the Company, as Borrower, the Tranche A Lenders named therein, Back Bay Capital Funding, LLC, a Delaware limited liability company, as Tranche B Lender, Fleet Retail Finance Inc., a Delaware corporation, as Administrative Agent and Collateral Agent for the Lenders, and BankBoston, N.A., a national banking association, as Issuing Bank. This opinion is rendered to you pursuant to Section 4.1(b) of the Credit Agreement. Capitalized terms used without definition in this opinion have the meanings given to them in the Credit Agreement.

                                       I.

         We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures (other than signatures on behalf of the Company), the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have also assumed the transactions to which the Loan Documents relate are primarily for agricultural, commercial, investment or business purposes, and not for personal, family or household purposes, within the meaning of RCW 19.52.080.

         We have based our opinion upon our review of the following records, documents, instruments and certificates and such additional certificates relating to factual matters as we have deemed necessary or appropriate for our opinion:

         (a)      The Credit Agreement;

         (b)      The Notes;

         (c)      The Security Agreement;

         (d)      The Fee Letter;

         (e) The Certificate of Incorporation of the Company certified by the Delaware Secretary of State as of December 29, 1999, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

         (f) The By-Laws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

         (g) Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the board of directors of the Company relating to the transactions contemplated by the Loan Documents;

         (h) A Certificate of Good Standing relating to the Company issued by the Secretary of State of the State of Delaware, dated December 29, 1999;

         (i) A Certificate of Existence/Authorization relating to the Company issued by the Washington Secretary of State, dated January 3, 2000;

         (j) A certificate of an officer of the Company as to certain factual matters (the "Officer's Certificate");

         (k) A certificate of the President of the Company as to certain agreements and instruments to which the Company is a party or by which the Company or any of its properties are bound to meeting the criteria set forth therein (the "Certificate Relating to Agreements"), a copy of which is attached as an exhibit hereto; and

         (l) Each of the agreements and instruments identified in the Certificate Relating to Agreements.

         Items (a)-(d) above are collectively referred to herein as the "Loan Documents".

         Our opinion expressed in Paragraph 1 of Part III as to the good standing of the Company under the laws of the State of Delaware is based solely upon the Certificate of Good Standing listed as item (h) above. Our opinion expressed in Paragraph 2 of Part III as to the authority of the Company to transact business as a foreign corporation under the laws of the State of Washington is based solely on the Certificate of Existence/Authorization listed as item (i) above. We have made no additional investigations after the dates of either Certificate in rendering our opinion in Paragraphs 1 and 2 of Part III.

         With respect to our opinions in Paragraphs 4 and 6 of Part III, we have assumed:

         (i) the Company will not in the future take any discretionary action (including the decision not to act) permitted under the transaction documents that would result in a violation of law or constitute a breach or default under any other agreement or court order;

         (ii) the Company will obtain all permits and governmental approvals required in the future, and take all actions similarly required, relevant to the subsequent consummation of the transaction or performance of the Loan Documents; and

         (iii) all parties to the Loan Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Loan Documents.

         Where our opinion relates to our "knowledge," that knowledge is based upon our examination of the records, documents, instruments and certificates enumerated or described above and the actual contemporaneous knowledge of attorneys in this firm who are currently involved in legal representation of the Company in connection with the Loan Documents. We have not examined any records of any court, administrative tribunal or other similar entity in connection with our opinion.

                                       II.

         We express no opinion as to:

         A. The attachment, perfection, priority or enforcement of any lien or security interest created, or purported to be created, by any of the Loan Documents.

         B. The applicable choice of law rules that may affect the interpretation or enforcement of the Loan Documents. We note, however, that
Section 1-105 of the Washington Uniform Commercial Code (Revised Code of Washington ("RCW"), Title 62A) states that when a transaction bears a reasonable relation to this state and also to another state or nation the parties may agree that the law of either state or of such other state or nation shall govern their rights and duties.

         C. Any securities, tax, anti-trust, land use, safety, environmental or hazardous materials laws, rules or regulations or laws, rules or regulations applicable to any party to the Loan Documents by virtue of its status as a financial institution engaged in business of the type exemplified by the Loan Documents.

         D. The application or effect of insolvency or bankruptcy laws, including, but not limited to, the U.S. Bankruptcy Code (Title 11 of the United States Code), and the order issued by the Western District of Washington U.S. Bankruptcy Court with respect to the Company on January 6, 2000 ("Bankruptcy Order"). For these issues, we understand that you will be relying on a legal opinion of Ryan, Swanson & Cleveland of even date herewith.

         This opinion is limited to the federal laws of the United States of America, the laws of the State of Washington, and the Delaware General Corporation Law insofar as it relates to corporate formalities, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion. We note that the Credit Agreement expressly provides that it is to be governed and construed in accordance with the internal laws of the Commonwealth of Massachusetts. With your consent we have assumed that, notwithstanding that choice of law provision, Washington law will govern interpretation and enforcement of the Credit Agreement.

                                      III.

         Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of our opinion, and subject to the limitations and qualifications expressed below, it is our opinion that:

         1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

         2. The Company is authorized to transact business as a foreign corporation in the State of Washington.

         3. The Company has all requisite corporate power and corporate authority to enter into and perform the Loan Documents, to own its properties and to carry on its business as, to our knowledge, it is now conducted.

         4. The execution and delivery of the Loan Documents, the borrowing and the obtaining of Letters of Credit thereunder, have been duly authorized by all necessary corporate action on the part of the Company and such Loan Documents have been duly executed and delivered on behalf of the Company.

         5. The Loan Documents are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and (ii) to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

         6. Neither the execution and delivery of the Loan Documents on behalf of the Company, nor the performance by the Company of its agreements and obligations thereunder (i) conflicts with any provision of the Certificate of Incorporation or By-Laws of the Company, (ii) violates any law applicable to the Company or any ruling or order applicable to the Company of which we have knowledge, excluding the Bankruptcy Order, on which we express no opinion, (iii) result in a breach or violation of, or constitutes a default under, any term of any agreement or instrument identified in the Certificate Relating to Agreements, with the exception that the filing of a petition seeking relief pursuant to the Bankruptcy Code (Title 11 of the United States Code) constitutes default under
                  Section 13.1(c)of the Comdisco Agreement, Section 7.01(e) of the Greentree Agreement, and Section 8.3(c) of the ACS Agreement; or (iv) requires any governmental consent, approval, authorization, registration, declaration, or filing.

         7. The Company may not plead the defense of usury or maintain any action therefor in connection with the Loans contemplated by the Loan Documents.

                                       IV.

We further advise you that:

         A. As noted, the enforceability of the Loan Documents is subject to the effect of general principles of equity. These principles include, without limitation, concepts of commercial reasonableness, materiality and good faith and fair dealing. As applied to the Loan Documents, these principles will require you to act reasonably, in good faith and in a manner that is not arbitrary or capricious in the administration and enforcement of the Loan Documents and will preclude you from invoking penalties for defaults that bear no reasonable relation to the damage suffered or that would otherwise work a forfeiture.

         B. The enforceability of the Loan Documents is subject to the effects of (i) RCW Section 62A.1-102, which provides that obligations of good faith, diligence, reasonableness and care prescribed by the Washington Uniform Commercial Code may not be disclaimed by agreement, although the parties may by agreement determine the standards by which the performance of such obligations is to be measured if those standards are not manifestly unreasonable, (ii) RCW 62A.1-203, which imposes an obligation of good faith in the performance or enforcement of a contract and (iii) legal principles under which a court may refuse to enforce, or may limit the enforcement of, a contract or any clause of a contract that a court finds as a matter of law to have been unconscionable at the time it was made.

         C. The effectiveness of indemnities, rights of contribution, exculpatory provisions and waivers of the benefits of statutory provisions may be limited on public policy grounds.

         D. Pursuant to RCW 4.84.330, any provision in an agreement requiring a party to pay another party's attorneys' fees and costs in actions to enforce the provisions of such agreement will be construed to entitle the prevailing party in any action, whether or not that party is the specified party, to be awarded its reasonable attorneys' fees, costs and necessary disbursements.

         E. Provisions of the Loan Documents requiring that waivers must be in writing may not be binding or enforceable if a non-executory oral agreement has been created modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver.

         F. Provisions of the Loan Documents regarding the right of the Lender to apply proceeds of fire or other casualty insurance policies or awards of damages in condemnation proceedings against the Company's secured obligations will not be enforceable unless the application of such proceeds or damages by the Lender is reasonably necessary to protect the security of the Lender.

         G. If enforcement of the Loan Documents is accompanied by judicial or nonjudicial proceedings to realize upon collateral pledged or mortgaged by the Company to the Collateral Agent for the benefit of the Lenders, such activities will be subject to statutory and other legal requirements generally applicable to a lender exercising remedies relating to real or personal property collateral of a borrower, such as the "anti-deficiency" and "one-action" rules found in the Washington Deed of Trust Act. Such legal requirements may affect the ability of a lender to collect all amounts due and owing under the Loan Documents during the pendency or after the completion of such proceedings.

                                       V.

         This opinion is rendered to you in connection with the Loan Documents and is solely for your benefit. This opinion may not be relied upon by your for any other purpose, or relied upon by any other person (other than a successor or assignee or a participant in the Credit Agreement), without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

                                           Very truly yours,

                                           /s/ Heller Ehrman White & McAuliffe

                        ATTACHMENT TO HEWM LEGAL OPINION

                       CERTIFICATE RELATING TO AGREEMENTS
                                       OF
                              LAMONTS APPAREL, INC.

         I, Alan R. Schlesinger, as the President and Chief Executive Officer of LAMONTS APPAREL, INC., (the "Company"), a Delaware corporation, hereby certify as follows:

         The following is a list of all the agreements and instruments to which the Company is a party or by which the Company or any of its properties is bound which constitute a contract for the purchase of goods or services for payment of a consideration in excess of $500,000, except for (i) open-ended purchase orders for the purchase of goods on cash terms, (ii) contracts for the purchase of utilities or professional services, (iii) contracts for the purchase of employment services, (iv) contracts for the purchase of credit card processing services, and (v) contracts for the use of real estate:

         1. Revolving Credit Program Agreement dated June 1, 1999, between Green Tree Financial Corporation and the Company ("Greentree Agreement").

         2. Master Lease Agreement dated July 28, 1999, between Comdisco, Inc., and the Company ("Comdisco Agreement").

         3. Standard Service Agreement dated February 13, 1989, between Frederick Atkins, Incorporated and the Company ("Atkins Agreement").

         4. Master Agreement for Data Processing and Related Services dated February 14, 1997, between Affiliated Computer Services, Inc., and the Company ("ACS Agreement").

         IN WITNESS WHEREOF, I have hereunto set my hand as of this 5th day of January, 2000.

                                               /s/ Alan R. Schlesinger
                                      Alan R. Schlesinger, President & CEO

                                     LAWYERS
--------------------------------------------------------------------------------
                         RYAN, SWANSON & CLEVELAND, PLLC

                          1201 Third Avenue, Suite 3400
                         Seattle, Washington 98101-3034
                         (206) 464-4224 o (800) 458-5973
                            Facsimile (206) 583-0359
                                 www.ryanlaw.com

David H. Oswald
Direct Line: (206) 654-2254
Direct Facsimile: (206) 652-2954
E-Mail: oswald@ryanlaw.com

                                 January 6, 2000

                                                           REPLY TO OUR FILE NO.
                                                                    000007\00001

Fleet Retail Finance Inc., as Tranche
  A Lender, Administrative Agent and
  Collateral Agent
Back Bay Capital Funding, LLC, as Tranche
  B Lender
40 Broad Street
Boston, MA   02109

BankBoston, N.A. as Issuing Bank
100 Federal Street
Boston, MA   02110

         RE:      DEBTOR IN POSSESSION
                  FINANCING FOR LAMONTS APPAREL, INC.

Ladies and Gentlemen:

         We have acted as counsel to Lamonts Apparel, Inc., a Delaware corporation, debtor and debtor in possession (the "Borrower"), in connection with (i) the Debtor in Possession Credit Agreement dated as of January 5, 2000 (the "Loan Agreement") among the Borrower, the Tranche A Lenders named therein, Back Bay Capital Funding, LLC, as Tranche B Lender, BankBoston, N.A. as Issuing Bank and FleetBoston Retail Finance Inc. as Administrative and Collateral Agent for the Lenders, and (ii) the other Loan Documents (as defined in the Loan Agreement).

         This opinion is rendered to you pursuant to Section 4.1(b) of the Loan Agreement. Capitalized terms used herein without definition shall have the respective meanings given them in the Loan Agreement.

         We have examined the originals or copies, certified or otherwise identified to our satisfaction, of each of the following: (1) an executed copy of the Loan Agreement; (2) an executed copy of the Security Agreement; (3) the executed Notes; (4) the executed Fee Letter; (5)

January 6, 2000
Page 2


the Interim Order and the notice of hearing on the motion seeking entry of the Interim Order; and (6) such other documents as we deemed necessary or appropriate to render this opinion letter.

         In rendering our opinion, we have assumed, without any independent investigation, (i) the legality, validity, binding effect and enforceability of each Loan Document, the valid existence and good standing of the parties thereto, the valid authorization, proper execution and delivery of the Loan Documents, and that the Loan Documents are within the Borrower's powers; (ii) the authenticity and completeness of all documents submitted to us as originals, the conformity to original and to recorded documents as of the date hereof of all documents submitted to us as certified, conformed or photostatic copies, and the genuineness of all signatures and the legal capacity of natural persons. We understand that you will be relying on the legal opinion of Heller, Ehran White & McAuliffe as to such matters with respect to the Borrower.

         Based upon the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that:

         1. The execution and delivery by the Borrower of each of the Loan Documents to which it is a party, the borrowing of the Loans and the obtaining of the Letters of Credit and the performance by the Borrower of its agreements and obligations under each of such Loan Documents to which it is a party do not and will not contravene, violate or cause a default under any ruling, order or, to the best of our knowledge and belief, any other requirement of the Bankruptcy Code and Rules, including the Interim Order, applicable to or binding upon the Borrower or its properties and assets.

         2. The Interim Order was entered by the Bankruptcy Court on January 6, 2000, and has not been reversed, modified, amended or stayed, remains in full force and effect, and no appeals therefrom, or motions to reverse, modify, or amend the Interim Order, are pending or otherwise outstanding.

         3. Notice of the hearing on the motion seeking entry of the Interim Order was given in writing to all parties required by order of the Bankruptcy Court and on the dates shown on the attached Declarations of Service.

         This opinion is limited to the specific issues addressed and is limited in all respects to laws and facts existing on the date of this letter.

January 6, 2000
Page 3


         This opinion is rendered solely to you. It may be relied upon solely by you and used by you solely in connection with the transactions identified herein. It is not to be used, circulated, quoted or otherwise relied upon by third parties without our prior written consent; provided, however, that you may furnish this opinion to any assignee of or participant in the Loan Agreement, who may rely upon and use this opinion.

                                             Very truly yours,

                                             RYAN, SWANSON & CLEVELAND, PLLC

                                             /s/ David H. Oswald

                                             David H. Oswald




DHO:cs

                                                                       EXHIBIT E

                                     FORM OF
                           BORROWING BASE CERTIFICATE

                               Dated:_____________

                     For Period Ended: _____________________

         The undersigned, __________, the duly elected and qualified _________________ of Lamonts Apparel, Inc., debtor and debtor in possession (the "Borrower"), hereby certifies pursuant to Section 5.1(h) of the Debtor in Possession Credit Agreement, dated as of January 5, 2000 (as amended, modified, supplemented or restated and in effect from time to time, the "Credit Agreement"), among the Borrower, the lending institutions that are or may become parties thereto from time to time (collectively, the "Lenders"), BankBoston, N.A., in its capacity as issuing bank and Fleet Retail Finance Inc. in its capacity as administrative agent and collateral agent for the Lenders, that (a) the information set forth in this Borrowing Base Certificate was true and correct as of the last day of the period specified herein, (b) this Borrowing Base Certificate has been prepared in accordance with the applicable provisions of the Credit Agreement relating to the computation of the Borrowing Base and the various components thereof, and (c) as of the date of this Borrowing Base Certificate, there exists no Default or Event of Default.

         Capitalized terms used herein without definition that are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

                                            LAMONTS APPAREL, INC., DEBTOR
                                            AND DEBTOR IN POSSESSION

                                            By:______________________________
                                                Name:
                                                Title:

    BORROWING BASE AS OF       , 20     FOR THE WEEK ENDED             , 20
                        -------    ---                    -----------      ---


                    [WORKSHEET TO BE PREPARED BY FLEETBOSTON]

                                  SCHEDULE 1.1

                                                                          COMMITMENT
              LENDER                         COMMITMENT %                   AMOUNT
              ------                         ------------                   ------
   Fleet Retail Finance Inc.                 100% of Tranche A          $40,000,000 of
                                             Commitment                    Tranche A

   Back Bay Capital Funding, LLC             100% of Tranche B           $5,000,000 of
                                             Commitment                     Tranche B

                                  SCHEDULE 1.2

                         ELIGIBLE LEASEHOLD REAL ESTATE

@@
STORE #                   LOCATION                          APPRAISED VALUE
508                       Crossroads                             177,612
510                       Manito                                  19,756
512                       Totem Lake                             723,557
520                       Sea-Tac Mall                         1,132,753
526                       Factoria                             1,289,581
528                       Northgate                              746,940
536                       Yakima                                 478,934
538                       Olympia Capital Mall                   760,690
558                       Kitsap Mall                          2,442,415
572                       South Hill                             306,115
586                       Tri-Cities                             478,900

                          TOTAL                               $8,730,253

@@

SCHEDULE 5.1(L)

                              COLLATERAL REPORTING

A. DAILY (BY 11:30 AM)

         Borrowing Base Certificate - Rolled Weekly (FRF format)

B. WEEKLY (BY WEDNESDAY FOR THE PRECEDING WEEK)

         Sales Audit Reconciliation (FRF form)

C. MONTHLY (20 DAYS AFTER FISCAL MONTH END)

                           Monthly, within Twenty (20) days of the end of the previous fiscal month, the Borrower shall provide the Administrative Agent with the following (each in such form as may be specified from time to time by the Administrative Agent):

1. Inventory Certificate (FRF form) signed by a Financial Officer of the Borrower.

2. Retail Stock Ledger - "RIM" (summary by department).

B. MONTHLY REPORTS (35 DAYS AFTER FISCAL MONTH END).

Monthly, within thirty (35) days of the end of the previous fiscal month, the Borrower shall provide the Administrative Agent with original counterparts of the following (each in such form as the Administrative Agent from time to time may specify):

               1. A reconciliation of the above described Retail Stock Ledger
                  Reports and Inventory Certificate to Availability and to the general ledger as of the end of the subject month.
               2. An Inventory Aging Report.
               3. A report of intransit inventory.
               4. A report of actual cartons shipped (cost/retail/units)

               5. A schedule of purchases from the Borrower's ten largest vendors (in terms of year-to-date purchases), which schedule shall be in such form as may be satisfactory to the Administrative Agent and shall include year-to-date cumulative purchases.
               6. A Gross Margin Reconciliation Report.
               7. A Store Activity Report.
               8. Certificates of Rents Paid.